                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO. )
Filed by the Registrant [x]

Filed by a party other than the Registrant [ ]

Check the appropriate box:
[ ]     Preliminary Proxy Statement
[x]     Definitive Proxy Statement
[ ]     Definitive Additional Materials
[ ]     Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
[ ]     Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                             INTERCARGO CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     [ ] No fee required

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
        0-11.

        (i)   Title of each class of securities to which transaction applies:

        (ii)  Aggregate number of securities to which transactions applies:

        (iii) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        (iv) Proposed maximum aggregate value of transaction:

        (v)  Total fee paid:

     [x]  Fee previously paid with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
        Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        (i)   Amount Previously Paid:

        (ii)  Form, Schedule or Registration Statement No.:

        (iii) Filing Party:

        (iv) Date Filed:

                                   INTERCARGO
                             INTERCARGO CORPORATION
                         1450 AMERICAN LANE, 20TH FLOOR
                              SCHAUMBURG, ILLINOIS
                                 March 31, 1999

Dear Stockholder:

     I am pleased to invite you to attend a special meeting of stockholders of Intercargo Corporation ("Intercargo") on:
                                 April 29, 1999
                             9:00 a.m. (local time)
                                       at
                                Rudnick & Wolfe
                      203 North LaSalle Street, Suite 1800
                               Chicago, Illinois
  THIS IS A VERY IMPORTANT MEETING THAT AFFECTS YOUR INVESTMENT IN INTERCARGO.

     At this meeting you will be asked to vote on a proposal to approve a merger between Intercargo and ICAR Acquisition Corporation ("ICAR"), a newly formed Delaware corporation and wholly-owned indirect subsidiary of XL Capital Ltd. (formerly EXEL Limited) ("XL Capital"), a Cayman Islands company with insurance, reinsurance and financial risk protection operations worldwide. In the merger, ICAR will pay Intercargo stockholders $12.00 in cash for each share of Intercargo common stock that such stockholders own and, as a result of the merger, Intercargo will become a subsidiary of XL Capital.

     Your Board of Directors has unanimously approved the merger, believes it is fair to and in the best interests of Intercargo stockholders and recommends that you vote to approve the merger. In addition, your Board of Directors has received a written opinion from Fox-Pitt, Kelton Inc. to the effect that the merger consideration of $12.00 per share to be paid to Intercargo stockholders is fair from a financial point of view. Orion Capital Corporation, which owns approximately 26% of the outstanding shares of Intercargo common stock, has agreed to vote to approve the merger.

     The merger cannot be completed unless stockholders holding a majority of Intercargo common stock approve it. Your participation in the special meeting, in person or by proxy, is especially important. Whether or not you plan to attend the meeting in person, we urge you to mark, sign and return the enclosed proxy card promptly in the enclosed postage-paid envelope to ensure that your shares of Intercargo common stock will be represented at the special meeting. If you do attend, you will, of course, be able to vote your shares in person. If you do not attend the special meeting or do not return your proxy card, the effect will be the same as a vote against the merger.

     If the merger is completed, we will notify you as to how you should proceed to exchange your Intercargo stock certificates for cash. DO NOT SEND IN YOUR CERTIFICATES UNTIL YOU RECEIVE SUCH NOTIFICATION.

     The Board of Directors unanimously recommends that the shareholders of Intercargo vote "For" approval of the merger.
                                          Very truly yours,
                                          GALANSKI
                                          Stanley A. Galanski
                                          President and Chief Executive Officer
                                          Intercargo Corporation

                             INTERCARGO CORPORATION
                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO THE STOCKHOLDERS OF
INTERCARGO CORPORATION:

     NOTICE IS HEREBY GIVEN that a special meeting of stockholders of Intercargo Corporation, a Delaware corporation ("Intercargo"), will be held at Rudnick & Wolfe, 203 North LaSalle Street, Suite 1800, Chicago, Illinois on April 29, 1999 at 9:00 a.m., local time, for the following purpose:

         to consider and vote upon the adoption of an Agreement and Plan of Merger dated December 1, 1998, as amended and restated March 26, 1999, by and between Intercargo and X.L. America, Inc., a Delaware corporation ("X.L.") and a wholly-owned indirect subsidiary of XL Capital Ltd., a Cayman Islands corporation ("XL Capital") providing for the merger of X.L. or a wholly-owned subsidiary of X.L. with and into Intercargo.

     Only stockholders of record at the close of business on March 30, 1999 are entitled to notice of and to vote at the special meeting.

     Under Delaware law, appraisal rights will be available to holders of common stock of Intercargo. In order for stockholders to exercise such appraisal rights, they must follow the procedures prescribed by Delaware law, which are summarized under the heading "Appraisal Rights" in the accompanying Proxy Statement.
                                          By Order of the Board of Directors,
                                          RYBAK
                                          Michael L. Rybak
                                          Secretary
Schaumburg, Illinois
March 31, 1999

     WE INVITE YOU TO ATTEND THE SPECIAL MEETING BECAUSE IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. PLEASE MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING POSTAGE-PAID ENVELOPE. IF YOU ATTEND THE MEETING, YOU MAY PERSONALLY VOTE, WHICH WILL REVOKE YOUR SIGNED PROXY. YOU MAY ALSO REVOKE YOUR PROXY AT ANY TIME BEFORE THE MEETING EITHER IN WRITING OR BY PERSONAL NOTIFICATION.

                             INTERCARGO CORPORATION
                                PROXY STATEMENT

     The Boards of Directors of Intercargo and X.L. America, Inc. have agreed to merge a wholly-owned indirect subsidiary of XL Capital with and into Intercargo. You will be paid $12.00 in cash for each share of Intercargo common stock that you own.

     Your Board of Directors has unanimously approved the merger, believes it is fair to and in the best interests of Intercargo stockholders and recommends that you vote to approve the merger. In addition, your Board of Directors has received a written opinion from Fox-Pitt, Kelton Inc. to the effect that the merger consideration of $12.00 per share to be paid to Intercargo stockholders is fair from a financial point of view. Orion Capital Corporation, which owns approximately 26% of the outstanding shares of Intercargo common stock, has agreed to vote to approve the merger.

     The merger cannot be completed unless Intercargo stockholders holding a majority of Intercargo common stock approve the merger. The Board of Directors of Intercargo has scheduled a special meeting for Intercargo stockholders to vote on the merger as follows:
                                 April 29, 1999
                             9:00 a.m. (local time)
                                       at
                                Rudnick & Wolfe
                      203 North LaSalle Street, Suite 1800
                               Chicago, Illinois

     This Proxy Statement and proxy card are being mailed to stockholders of Intercargo beginning on or about March 31, 1999.

              THE DATE OF THIS PROXY STATEMENT IS MARCH 31, 1999.

                               TABLE OF CONTENTS

                                                              PAGE
                                                             -------
QUESTIONS AND ANSWERS ABOUT THE MERGER......................       1
SUMMARY.....................................................       3
     The Companies..........................................       3
     Reasons for the Merger; Factors Considered by
      Intercargo's Board of Directors.......................       4
     Interests of Certain Persons in the Merger.............       4
     Opinion of Intercargo's Financial Advisor..............       5
     Our Recommendation to Stockholders.....................       5
     The Merger.............................................       5
INTERCARGO SPECIAL MEETING..................................       7
     Purpose of the Special Meeting.........................       7
     Record Date............................................       7
     Shares Outstanding and Entitled to Vote; Quorum........       7
     Vote Required..........................................       8
     Voting of Proxies......................................       8
     Revocability of Proxies................................       8
     Adjournment............................................       8
     Solicitation of Proxies and Expenses...................       8
THE MERGER -- FACTORS TO CONSIDER...........................       9
     General................................................       9
     Background of the Merger...............................       9
     Reasons for the Merger.................................      11
     Board Recommendation...................................      12
     Interests of Certain Persons...........................      13
     Anticipated Accounting Treatment.......................      13
     Regulatory Approvals...................................      14
     Stockholder Litigation.................................      14
OPINION OF FINANCIAL ADVISOR................................      14
THE MERGER AGREEMENT........................................      18
     Structure; Effective Time..............................      18
     Merger Consideration...................................      18
     Conversion of Shares...................................      18
     No Solicitation by the Company.........................      19
     Covenants..............................................      19
     Representations and Warranties.........................      20
     Conditions to the Merger...............................      20
     Termination of the Merger Agreement....................      21
     Payment of Fees and Expenses Upon Termination..........      22
     Amendments; Waivers....................................      23
     Consequences of the Merger.............................      23
THE STOCKHOLDER AGREEMENT...................................      23
FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER...............      23
APPRAISAL RIGHTS............................................      24
PRICE RANGE OF COMMON STOCK AND DIVIDEND HISTORY............      25
SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL
  OWNERS....................................................      25
AUDITORS....................................................      26
SUBMISSION OF STOCKHOLDER PROPOSALS.........................      27
WHERE YOU CAN FIND MORE INFORMATION.........................      27
Appendix A  Agreement and Plan of Merger
Appendix B  Opinion of Fox-Pitt, Kelton Inc.
Appendix C  Stockholder Agreement
Appendix D  Certain Provisions of Delaware Law
Appendix E  Intercargo Annual Report on Form 10-K for the
  fiscal year ended December 31, 1998

                     QUESTIONS AND ANSWERS ABOUT THE MERGER

Q:  WHY ARE THE TWO COMPANIES PROPOSING TO MERGE?

A: XL Capital wishes to acquire Intercargo in order to expand XL Capital's operations in the United States. Intercargo has produced inconsistent earnings over the past five years, resulting in an inability to increase shareholder value. At the same time, insurance industry consolidations and increased competition have negatively impacted results and may continue to do so in the future.

Q:  WHY SHOULD STOCKHOLDERS VOTE IN FAVOR OF THE MERGER?

A: After assessing alternative strategies to build shareholder value, the Intercargo Board of Directors has unanimously approved the merger, believes XL Capital's offer of $12.00 in cash per share of Intercargo common stock is fair to and in the best interests of Intercargo stockholders and recommends that you vote to approve the merger. In addition, the Intercargo Board of Directors has received a written opinion from Fox-Pitt, Kelton Inc. to the effect that the merger consideration of $12.00 per share to be paid to Intercargo stockholders is fair from a financial point of view. Orion Capital Corporation, which owns approximately 26% of the outstanding shares of Intercargo common stock, has agreed to vote to approve the merger.

Q:  WHAT WILL HOLDERS OF INTERCARGO STOCK RECEIVE IN THE MERGER?

A: In the merger, you will receive $12.00 in cash for each share of Intercargo common stock that you own.

Q:  WHAT DO I NEED TO DO NOW?

A: Just mail your signed proxy card in the enclosed return envelope as soon as possible, so that your shares may be represented at the special meeting. The special meeting will take place on April 29, 1999. The Board of Directors of Intercargo unanimously approved the merger and recommends that you vote your shares in favor of the merger.

Q:  SHOULD I SEND IN MY STOCK CERTIFICATES NOW?

A: No. If the merger is completed, you will receive written instructions for exchanging your stock certificates.

Q:  WHEN DO YOU EXPECT THE MERGER TO BE COMPLETED?

A: We are working towards completing the merger as quickly as possible. In addition to stockholder approval, we must also obtain certain U.S. regulatory approvals. We hope to complete the merger shortly after its approval by the stockholders of Intercargo and the relevant regulatory bodies.

Q:  WHAT ARE THE TAX CONSEQUENCES OF THE MERGER TO STOCKHOLDERS?

A: You will be taxed for federal income tax purposes on your receipt of the merger consideration to the extent that the amount you receive exceeds your tax basis in your Intercargo common stock. Because determining the tax consequences of the merger can be complicated, especially in light of recent changes to the federal tax laws governing capital gains, and because state and local tax laws may apply as well, you should consult your tax advisor in order to understand fully how the merger will affect you. See page 23 for more information.

Q:  AM I ENTITLED TO APPRAISAL RIGHTS?

A: Yes. If (1) you file a written objection to the merger prior to the special meeting, (2) you do not vote in favor of the merger and (3) you meet certain other legal requirements described herein, you will have the right to seek an appraisal and payment of the fair value of your Intercargo shares. The requirements for seeking appraisal are summarized on page 24, and the provisions of Delaware law that govern appraisal rights in the merger are attached as Appendix D to the Proxy Statement. If you wish to seek appraisal of your shares, you should read and follow those provisions carefully. You should be aware that an appraisal may result in a price for your shares that has more value or less value than the $12.00 per share being offered in the merger.

Q:  WHAT IF I WANT TO CHANGE MY VOTE?

A: Just return a later-dated, signed proxy card before the special meeting, send a written revocation to the Secretary of the Company or attend the special meeting in person and vote. See page 8 for further information.

Q:  IF MY SHARES ARE HELD IN "STREET NAME" BY MY BROKER, WILL MY BROKER VOTE MY
     SHARES FOR ME?

A: Your broker will vote your shares ONLY if you instruct your broker how to vote. Your broker should mail information to you that will explain how to give instructions to your broker. If you do not instruct your broker how to vote, your shares will not be voted, which will have the effect of a vote against the merger.

                      WHO CAN HELP ANSWER YOUR QUESTIONS?

        If you have more questions about the merger you should contact:

                         Intercargo Investor Relations
                             Attn: Michael L. Rybak
                         1450 American Lane, 20th Floor
                           Schaumburg, Illinois 60173
                           Telephone: (800) 394-3909

               SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

     Certain statements in the Summary, under the captions "The Merger -- Factors to Consider-Reasons for the Merger, Board Recommendation" and "Opinion of Financial Advisor" and elsewhere in this Proxy Statement constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Reform Act"). Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Intercargo or XL Capital or industry results to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.

                                    SUMMARY

     This summary highlights selected information from this document and may not contain all of the information that is important to you. To fully understand the merger and for a more complete description of the legal terms of the merger, you should read carefully this entire document and the documents we refer you to. See "Where You Can Find More Information" on page 27 of this Proxy Statement. The actual terms of the merger are contained in the merger agreement, which is included in this Proxy Statement as Appendix A.

THE COMPANIES

     INTERCARGO. Intercargo, through its subsidiaries, is engaged in the business of underwriting specialized insurance coverages for companies engaged in international trade, transportation and other commerce. Products underwritten include marine cargo insurance, U.S. Customs bonds, professional liability insurance, property and casualty insurance and surety. Intercargo operates from its headquarters in Schaumburg, Illinois, as well as through offices in Woodland Hills, California; Tampa, Florida; New York, New York; London and Hong Kong. Intercargo's insurance products are distributed through independent agents. A material portion of risks underwritten by Intercargo are reinsured with various reinsurance companies. As of December 31, 1998, Intercargo and its subsidiaries had total assets of over $162 million. The principal executive offices of Intercargo are located at 1450 American Lane, 20th Floor, Schaumburg, Illinois 60173, and its telephone number is (800) 394-3909. All references herein to "Intercargo" or the "Company" refer to Intercargo and its subsidiaries, unless the context otherwise requires.

     XL CAPITAL. XL Capital (formerly EXEL Limited), a Cayman Islands corporation, is a holding company whose principal source of income is dividends from its wholly-owned subsidiaries. XL Capital, through its operating subsidiaries, including X.L. Insurance Company, Ltd., X.L. Mid Ocean Reinsurance Company, Ltd., The Brockbank Group, plc, X.L. Financial Assurances Ltd. and others, provides insurance, reinsurance and financial risk protection on a world-wide basis. XL Capital's ordinary shares are listed on the New York Stock Exchange under the symbol "XL" and, as of December 18, 1998, XL Capital had a market capitalization in excess of $8.1 billion. The principal executive offices of XL Capital are located at Cumberland House, 9th Floor, One Victoria Street, Hamilton HM 11, Bermuda, and its telephone number is (441) 292-8515. All references herein to "XL Capital" refer to XL Capital and its subsidiaries, unless the context otherwise requires.

     X.L. X.L., a Delaware corporation, is a wholly-owned indirect subsidiary of XL Capital. X.L. was formed to serve as the holding company for U.S. subsidiaries of XL Capital. X.L.'s principal operating subsidiaries are X.L. Insurance Company of America, a New York domiciled insurance company, and X.L. Risk Solutions, Inc., a Connecticut domiciled insurance company.

     ICAR. ICAR, a Delaware corporation, is a wholly-owned subsidiary of X.L. formed solely for the purpose of effecting the merger.

REASONS FOR THE MERGER; FACTORS CONSIDERED BY INTERCARGO'S BOARD OF DIRECTORS (SEE PAGE 11)

     The Intercargo board reached a unanimous decision to recommend the merger based upon its assessment of the operations, financial condition, earnings and prospects of Intercargo, as well as the following factors, among others:

     - Inconsistent earnings performance by Intercargo over the past five years;

     - Intense price competition within the domestic and global insurance industry, which makes it very difficult to achieve profitable underwriting results;

     - Consolidation within the global insurance industry that has resulted in increased competition from large multinational insurers who operate with a significant expense advantage compared to Intercargo, due to economies of scale;

     - The inability of Intercargo to locate suitable acquisition opportunities;

     - Current and prospective economic and market conditions, which make it difficult for Intercargo to operate on a stand-alone basis;

     - The analyses, presentation and opinion of Intercargo's financial advisor, Fox-Pitt, Kelton, Inc. ("FPK"); and

     - The fact that XL Capital's offer represents a 18.5% premium over the market price of Intercargo common stock as of the last trading day prior to the public announcement of the merger.

     The Intercargo Board also considered potentially negative factors in its deliberations concerning the merger, including, among others:

     - that, while the merger agreement gives Intercargo the right to terminate such agreement if a superior proposal is made with respect to Intercargo, the termination fee provisions of the merger agreement could have the effect of discouraging any such proposal;

     - the possibility that the merger may not be consummated and the possible effects of the public announcement of the merger on Intercargo's operating results and ability to attract and maintain key personnel; and

     - the significant costs involved in connection with consummating the merger, including the substantial management time and effort required to effectuate the merger.

INTERESTS OF CERTAIN PERSONS IN THE MERGER (SEE PAGE 13)

     Certain executive officers and Directors of Intercargo have interests in the merger that are in addition to their interests as Intercargo stockholders generally. The Intercargo Board of Directors was aware of these interests and considered them, among other matters, in approving and recommending the merger. These interests are set forth below:

     - Stanley A. Galanski, President and Chief Executive Officer of Intercargo, and Robert M. Lynyak, a Senior Vice President of Intercargo, have entered into employment agreements with X.L. that will become effective upon consummation of the merger. XL Capital required Messrs. Galanski and Lynyak to execute these employment agreements as a condition to its offer;

     - Michael L. Rybak, a Vice President and Chief Financial Officer of Intercargo, and five additional employees of Intercargo are entitled to payments of $50,000 each within six months of a change of control of Intercargo, which would include the merger;

     - all options to purchase shares of Intercargo common stock (granted to employees and directors of Intercargo pursuant to the 1987 Non-Qualified and Incentive Stock Option Plan of Intercargo) shall be cancelled as of the effectiveness of the merger, and in consideration for such cancellation, the holders of such options with an exercise price less than $12.00 per share will be entitled to receive an amount in cash equal to the difference between the exercise price of such option and $12.00 for each share of Intercargo common stock subject to such option;

     - Robert B. Sanborn serves as a Director of Intercargo at the request of Orion Capital Corporation, which owns approximately 26% of the outstanding common stock of Intercargo. Subject to the terms of a Stockholder Agreement entered into between an affiliate of Orion and X.L., Orion has agreed to vote all of its shares of Intercargo common stock in favor of the merger. As a designee of Orion, Mr. Sanborn's investment aims may differ from those of some stockholders;

     - The Intercargo Board of Directors has approved a year-end bonus for 1998 for Mr. Galanski of $125,000, which includes recognition for his efforts in pursuing the strategic alternatives available to Intercargo;

     - Michael L. Sklar, a director of Intercargo, is also a partner of Rudnick & Wolfe, a law firm which is retained by Intercargo as outside counsel and is providing legal services to Intercargo in connection with the merger; and

     - the merger agreement provides for continued indemnification of the executive officers and directors of Intercargo.

OPINION OF INTERCARGO'S FINANCIAL ADVISOR (SEE PAGE 14)

     Intercargo retained FPK to act as its financial advisor in connection with the merger and related matters based upon FPK's qualifications, expertise and reputation. On December 1, 1998, FPK delivered its oral opinion (subsequently confirmed in writing) to the Intercargo Board of Directors to the effect that upon and subject to various considerations set forth in such opinion, as of December 1, 1998, the consideration offered by XL Capital to the Intercargo stockholders pursuant to the merger agreement was fair, from a financial point of view, to the Intercargo stockholders. Intercargo did not impose any limitations with respect to the investigations made or procedures followed by FPK in rendering its opinion.

     The full text of the written opinion of FPK dated December 1, 1998, which sets forth, among other things, the assumptions made, matters considered, and limits on the review taken, is attached as Appendix B to this Proxy Statement. Intercargo stockholders are urged to read this opinion carefully and in its entirety. FPK'S OPINION IS DIRECTED ONLY TO THE FAIRNESS, FROM A FINANCIAL POINT OF VIEW, OF THE CONSIDERATION OFFERED PURSUANT TO THE MERGER AGREEMENT, HAS BEEN PROVIDED TO THE INTERCARGO BOARD OF DIRECTORS IN CONNECTION WITH ITS EVALUATION OF THE MERGER AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY INTERCARGO STOCKHOLDER AS TO HOW SUCH INTERCARGO STOCKHOLDER SHOULD VOTE.

OUR RECOMMENDATION TO STOCKHOLDERS

     THE INTERCARGO BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND THE MERGER AND RECOMMENDS THAT YOU VOTE IN FAVOR OF THE MERGER AGREEMENT AND THE MERGER. THE INTERCARGO BOARD OF DIRECTORS BELIEVES THAT THE MERGER IS FAIR TO, AND IN THE BEST INTERESTS OF, INTERCARGO'S STOCKHOLDERS.

THE MERGER

     The merger agreement is attached as Appendix A to this Proxy Statement. We encourage you to read the merger agreement carefully and in its entirety, as it is the legal document that governs the merger.

     THE MERGER CONSIDERATION (SEE PAGE 18). If the merger is completed and you do not exercise your statutory appraisal rights, you will receive $12.00 per share in cash for each share of Intercargo common stock that you own. The total amount to be paid to all holders of Intercargo common stock (assuming no stockholders exercise their statutory appraisal rights) will be approximately $88 million.

     You should not send in your stock certificates until instructed to do so.

     CONDITIONS TO THE MERGER (SEE PAGE 20). The obligations of Intercargo and X.L. to complete the merger are subject to a number of conditions. If these conditions are not satisfied or waived, the merger will not be completed. Some of these conditions are as follows:

     - the approval of the merger agreement by the holders of a majority of the outstanding shares of common stock of Intercargo;

     - the absence of any temporary restraining order, preliminary or permanent injunction or other legal restraint or prohibition that prevents completion of the merger;

     - the receipt of all material governmental and regulatory consents by Intercargo and/or X.L., as the case may be, as summarized under the heading "The Merger -- Factors to Consider -- Regulatory Approvals";

     - the absence of any action, suit, investigation or other proceeding by any governmental body seeking to restrain, enjoin or otherwise prevent the merger;

     - the accuracy of the representations and warranties made by Intercargo and by X.L. as of the date the merger agreement was signed and as of the closing of the merger, including the representation and warranty that there has been no material adverse change in the business of Intercargo;

     -  compliance with all covenants, in all material respects; and

     -  compliance with all obligations, in all material respects.

     TERMINATION OF THE MERGER AGREEMENT (SEE PAGE 21). Intercargo and X.L. can mutually agree to terminate the merger agreement without completing the merger, and either company can terminate the merger agreement if any of the following occurs:

     -  a court issues a final order permanently prohibiting the merger;

     - the merger is not completed by June 30, 1999 or, in certain circumstances, September 30, 1999;

     - the holders of a majority of the outstanding shares of common stock of Intercargo do not approve the merger;

     - the Intercargo Board of Directors, upon advice of counsel, believes that it would likely be a violation of its fiduciary duties not to accept a financially superior proposal and, as a result, under certain circumstances, withdraws its approval or recommendation of the merger or approves and recommends an offer from a third party to acquire Intercargo;

     - the other party materially breaches any of its covenants in the merger agreement; or

     - the other party's representations and warranties in the merger agreement are materially inaccurate as of the date the merger agreement was signed or as of the date of the proposed closing of the merger.

     TERMINATION FEES (SEE PAGE 22). Intercargo will be required to pay X.L. a termination fee of $3.1 million plus reasonable expenses incurred if the merger agreement is terminated:

     - by Intercargo or X.L. due to the failure to receive the required Intercargo shareholder approval;

     - by X.L. if, prior to the shareholders meeting, the Intercargo Board of Directors fails to give, withdraws, materially modifies or takes a public position materially inconsistent with its recommendation of the merger; OR

     - by Intercargo or X.L. if, prior to the shareholders meeting, the Intercargo Board of Directors decides to enter into an agreement with respect to a financially superior acquisition proposal from a third party;

     AND, at the time of such termination, Intercargo:

     - has received an acquisition proposal from a third party and consummates or enters into any agreement with respect to an acquisition proposal from a third party within 360 days of such termination; OR

     - consummates or enters into any agreement with respect to a financially superior acquisition proposal from a third party within 90 days of such termination.

     VOTE REQUIRED (SEE PAGE 8). At the special meeting, you will vote on a proposal to approve the merger. Each share of Intercargo common stock is entitled to one vote. The close of business on March 30, 1999, is the record date for determining the stockholders entitled to vote at the special meeting. On the record date, there were approximately 7,293,580 shares of Intercargo common stock outstanding and entitled to vote which were held by approximately 80 stockholders of record.

     In order to be approved, a majority of the outstanding shares of Intercargo common stock must be voted in favor of the merger. Therefore, the affirmative vote of the holders of approximately 3,646,791 shares of Intercargo common stock is required to approve the merger.

     REGULATORY APPROVALS (SEE PAGE 14). The Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, prohibits Intercargo and X.L. from completing the merger until after the companies have furnished certain information and materials to the Antitrust Division of the Department of Justice and the Federal Trade Commission and a required waiting period has ended. In addition, certain insurance regulations must also be complied with prior to completion of the merger. We cannot predict whether these or other governmental authorities may prevent the merger or impose conditions that would be detrimental to either company or the combined company.

     STOCKHOLDER AGREEMENT (SEE PAGE 23). An affiliate of Orion Capital Corporation has executed a Stockholder Agreement with X.L. with respect to all of the Intercargo common stock beneficially owned by Orion, which constitutes approximately 26% of the outstanding shares of Intercargo common stock. Under this Stockholder Agreement, Orion has agreed to vote all of its shares in favor of the merger, subject to the right to accept a superior offer from a third party, if, in the opinion of Orion's counsel and using the same criteria applicable to the Intercargo Board of Directors in similar circumstances, Orion's Board of Directors believes it would be breaching its fiduciary duties by declining such offer. The Stockholder Agreement is attached as Appendix C to this Proxy Statement.

     ACCOUNTING TREATMENT (SEE PAGE 13). The merger will be treated as a purchase by XL Capital for accounting purposes.

                           INTERCARGO SPECIAL MEETING

     The special meeting of the stockholders of Intercargo will be held on April 29, 1999 at 9:00 a.m., local time, at Rudnick & Wolfe, 203 North LaSalle Street, Suite 1800, Chicago, Illinois (the "Special Meeting").

PURPOSE OF THE SPECIAL MEETING

     At the Special Meeting, stockholders of record of the Company as of the close of business on March 30, 1999 (the "Record Date") will be asked to consider and vote upon the adoption of an Agreement and Plan of Merger dated December 1, 1998, as amended and restated March 26, 1999, by and between Intercargo and X.L., a wholly-owned indirect subsidiary of XL Capital (the "Merger Agreement"), providing for the merger of X.L. or a wholly-owned subsidiary of X.L. with and into Intercargo (the "Merger"). Pursuant to Intercargo's Amended and Restated By-laws, the business that may be conducted at the Special Meeting is limited to the purpose referenced in the Notice of Special Meeting of Stockholders that accompanies this Proxy Statement.

RECORD DATE

     Only holders of record of the Company's common stock (the "Common Stock") at the close of business on the Record Date are entitled to notice of and to vote at the Special Meeting.

SHARES OUTSTANDING AND ENTITLED TO VOTE; QUORUM

     As of the close of business on the Record Date, there were approximately 7,293,580 shares of Common Stock outstanding and entitled to vote, held of record by approximately 80 stockholders. A majority, or approximately 3,646,791 of these shares, present in person or represented by proxy, will constitute a quorum for the transaction of business. Each stockholder is entitled to one vote for each share of Common Stock held by such stockholder as of the Record Date. Abstentions and broker non-votes will be counted for the purposes of establishing a quorum at the Special Meeting.

VOTE REQUIRED

     Pursuant to the Delaware General Corporation Law ("DGCL") and the Company's Certificate of Incorporation, approval and adoption of the Merger requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote. Therefore, the affirmative vote of the holders of approximately 3,646,791 shares of Common Stock are required to approve the Merger. Abstentions and non-votes will have the same effect as votes against the Merger.

     As of the Record Date, stockholders who are not affiliates of the Company owned approximately 6,899,000, or 94.6%, of the outstanding shares of the Company' s Common Stock. The directors and executive officers of the Company and their affiliates beneficially owned approximately 5.4% of the outstanding shares of Common Stock. An affiliate of Orion Capital Corporation ("Orion") has entered into a Stockholder Agreement with X.L. (the "Stockholder Agreement"), pursuant to which Orion has agreed to vote all of its shares of Common Stock (constituting approximately 26% of the outstanding Common Stock) in favor of the Merger. The Stockholder Agreement is attached as Appendix C to this Proxy Statement.

VOTING OF PROXIES

     The proxy accompanying this Proxy Statement is solicited on behalf of the Intercargo Board of Directors (the "Intercargo Board") for use at the Special Meeting. You are requested to complete, date and sign the accompanying proxy and promptly return it in the accompanying envelope or otherwise mail it to the Company. All proxies that are properly executed and received by the Company in time to be voted at the Special Meeting, and that are not revoked, will cause the shares of Common Stock represented thereby to be voted at the Special Meeting in accordance with the instructions indicated on the proxies or, if no direction is indicated, for approval of the Merger.

REVOCABILITY OF PROXIES

     Any stockholder who has given a proxy may revoke it at any time before it is exercised at the Special Meeting, by (1) delivering (by any means, including facsimile) a written notice, bearing a date later than the earlier proxy, stating that the proxy is revoked, addressed to Intercargo Corporation, attention: Michael L. Rybak, 1450 American Lane, 20th Floor, Schaumburg, Illinois 60173, facsimile number (847) 517-2996, (2) signing and delivering a proxy relating to the same shares and bearing a later date than the earlier proxy prior to the vote at the Special Meeting or (3) attending the Special Meeting and voting in person (although attendance at the Special Meeting will not, by itself, revoke a proxy).

ADJOURNMENT

     If a quorum is not obtained or if fewer shares of Common Stock than the number required therefor are voted in favor of approval of the Merger, it is expected that the Special Meeting will be postponed or adjourned in order to permit additional time for soliciting and obtaining additional proxies or votes, and at any subsequent reconvening of the Special Meeting, all proxies will be voted in the same manner as such proxies would have been voted at the original Special Meeting, except for any proxies which have theretofore effectively been revoked or withdrawn.

SOLICITATION OF PROXIES AND EXPENSES

     The Company will bear the cost of the solicitation of proxies in connection with the Special Meeting. In addition to solicitation by mail, the directors, officers and employees of the Company may solicit proxies from stockholders by telephone, telegram, letter, facsimile or in person. Following the original mailing of the proxies and other soliciting materials, the Company will request brokers, custodians, nominees and other record holders to forward copies of the proxy and other soliciting materials to persons for whom they hold shares of Common Stock and to request authority for the exercise of proxies. In such cases, the Company, upon the request of the record holders, will reimburse such holders for their reasonable expenses. The Company has engaged the services of Georgeson & Company, Inc. to assist in the solicitation of proxies. The fee of such firm is estimated to be $10,000.

                       THE MERGER -- FACTORS TO CONSIDER

GENERAL

     The Merger Agreement provides for the merger of X.L. (or a subsidiary thereof), a wholly-owned indirect subsidiary of XL Capital, with and into the Company, which will be the surviving corporation in the Merger (the "Surviving Corporation"). ICAR has been formed to be the X.L. subsidiary which will, subject to Intercargo stockholder approval, be merged with and into the Company. If the requisite approval of the stockholders of the Company is received at the Special Meeting, the Merger is expected to be consummated as soon as practicable after the satisfaction or waiver of each of the conditions to the consummation of the Merger. Upon the consummation of the Merger, each outstanding share of Common Stock (other than shares owned directly or indirectly by the Company, XL Capital and stockholders demanding appraisal rights -- see "Appraisal Rights") will be converted into the right to receive $12.00 in cash, without interest (the "Merger Consideration").

BACKGROUND OF THE MERGER

     In the fall of 1997, the Intercargo Board addressed its and management's concern about competitive pressures, the Company's relatively small size and lack of infrastructure, personnel, branch offices and capital necessary to compete effectively in a global market. Given these concerns, the Intercargo Board adopted a proposal to supplement the Company's internal growth plans with an acquisition strategy funded by the proceeds from the sale of the Company's partially-owned Canadian subsidiary. This strategy proposed that Intercargo pursue the acquisition of a small to medium sized surety, marine or specialty casualty insurer or book of business and identified a number of potential targets. Management initiated efforts to pursue an acquisition by making direct contact with senior executives at several of the targeted prospects as well as through meetings coordinated by reinsurance intermediaries and other third parties. By mid-January 1998, while several companies had entered into discussions with Intercargo, and one written bid was made, there were no imminent transactions.

     On January 21, 1998, the Intercargo Board concluded that while management should continue to pursue internal operating improvements and the previously endorsed acquisition strategy, given the difficulty experienced by the Company in implementing its acquisition strategy, its lower than anticipated operating results for 1997 and the potential impact of the recent resignation of a group of key sales employees from the Company's owned agency subsidiary, who left to form a competing organization, it was also appropriate to simultaneously evaluate other strategic alternatives, including the possible merger or sale of the Company. On February 4, 1998, the Intercargo Board approved the retention of FPK to serve as financial advisor to the Company in connection with the pursuit of such strategic alternatives.

     At a meeting held on February 26, 1998, FPK provided the Intercargo Board with an overview of the financial performance, operating results and valuations of several specialty property and casualty insurers and outlined possible strategic options for the Intercargo Board to consider, including growth through acquisitions and the sale of the Company. As a result of their presentation and the discussions generated thereby, the Intercargo Board decided to further explore a potential sale or merger of the Company while continuing to pursue its acquisition strategy and authorized management to work with FPK to (1) prepare background information on the Company, and (2) determine the level of interest of Orion, Intercargo's largest shareholder, in any potential transaction.

     On May 14, 1998, FPK was advised by Orion's financial advisor that Orion was not interested in making an offer to acquire the Company.

     In the spring and summer of 1998, FPK evaluated twenty-seven prospective purchasers of the Company, and the Company entered into confidentiality agreements with eleven prospective purchasers. All of these entities received confidential information about the Company, and several conducted due diligence.

     During this time, Intercargo management continued to pursue its acquisition strategy. Management conducted meetings with several specialty insurance companies and managing general agencies and also pursued internal growth through the opening of regional offices in Los Angeles, Tampa and New York.

     On July 23, 1998, XL Capital submitted a non-binding preliminary indication of interest to FPK of $14.00 per share of Common Stock. In its indication of interest, XL Capital suggested that $30 million of the consideration would be funded by a Company dividend and the balance in XL Capital stock. The Intercargo Board, at its quarterly meeting on August 10, 1998, concluded that the Company should pursue this expression of interest and enter into preliminary discussions with XL Capital. Representatives of XL Capital conducted due diligence at the Company's offices on August 10 and 11, 1998. XL Capital also informed representatives of the Company that XL Capital was reviewing other strategic acquisition alternatives that might preclude a transaction with the Company. Representatives of the Company indicated to XL Capital a preference for receiving all or a majority of any consideration for the Company in the form of XL Capital stock.

     On September 24, 1998, XL Capital contacted FPK and reaffirmed its indication of interest in acquiring Intercargo. Since the time that XL Capital submitted its initial non-binding preliminary indication of interest to FPK on July 23, 1998, volatility in the capital markets had resulted in a general decline in valuations of insurance companies, including both Intercargo and XL Capital. XL Capital took this factor into account in reaffirming its interest, but at a reduced purchase price of $12.00 in cash per share of Common Stock, subject to completion of due diligence and drafting satisfactory documentation.

     On September 25, 1998, a telephonic special meeting of the Intercargo Board was held to discuss the status of XL Capital's indication of interest. Present at the meeting were all the directors of the Company, Mr. Rybak and representatives of FPK. Mr. Sanborn excused himself from the meeting upon the commencement of the discussion regarding the Company's strategic alternatives. FPK advised the Intercargo Board that XL Capital had the financial resources to complete the transaction and that the indicated purchase price appeared to be fair, from a financial point of view, to the stockholders of the Company. FPK then responded to detailed questions by the Intercargo Board with respect to XL Capital, as well as FPK's progress in locating other possible acquirers. It was the consensus of the Intercargo Board that management should attempt to persuade XL Capital to improve its offer and to include XL Capital stock in any proposed transaction. FPK informed XL Capital of the position of the Intercargo Board later on September 25, but received no response from XL Capital.

     On October 14, 1998, XL Capital responded verbally to FPK that it had carefully considered the factors identified by FPK, but would not improve upon its all cash offer of $12.00 per share of Common Stock. However, XL Capital indicated, in response to the request of the Company, that it was willing to provide up to half of the consideration in XL Capital stock; provided, however, that the Common Stock exchanged for XL Capital stock would be valued at $11.50 rather than $12.00 per share. FPK informed Intercargo of this development on October 15, 1998.

     On October 19, 1998, a telephonic meeting of the Intercargo Board was convened to discuss the XL Capital response. Again, the consensus of the Intercargo Board was that an additional effort should be made to improve XL Capital's indication of interest, and Messrs. Galanski and Sklar were authorized to meet with XL Capital within the next week for that purpose.

     On October 23, 1998, the representatives of the Company, including John Hompe of FPK, met with representatives of XL Capital in Hamilton, Bermuda. After listening to the Company's position, XL Capital responded that they were unwilling to increase their all cash per share price offer above $12.00.

     On October 26, 1998, Messrs. Galanski, Sklar and Hompe reported to the Intercargo Board with respect to the October 23 meeting. Mr. Hompe reported on the status of FPK's efforts to attract other prospective purchasers. After an extensive discussion, the Intercargo Board authorized management and FPK to initiate negotiations of a merger agreement with XL Capital based upon all-cash consideration of $12.00 per share of Common Stock, reserving approval of such a transaction until satisfactory completion of such negotiations and the receipt of an opinion from FPK as to the fairness of such consideration, from a financial point of view, to the stockholders of Intercargo.

     On October 30, 1998, the Company received an indication from another party that it was interested in acquiring Intercargo for $13.25 in cash per share of Common Stock and would like to perform initial due diligence. Despite concerns of the Company and FPK about the ability of such party to consummate a transaction, the Company pursued the proposal. On November 3, 1998, the potential acquirer performed initial due diligence. Following completion of this initial due diligence, the potential acquirer reiterated its interest in acquiring Intercargo, but at the reduced price of $12.75 in cash per share of Common Stock, subject to its ability to arrange the necessary financing.

     Throughout November 1998, representatives of XL Capital conducted due diligence of the Company.

     On November 9 and November 10, 1998, a regular meeting of the Intercargo Board was held. During the second day of the board meeting, representatives of FPK, Rudnick & Wolfe and LeBoeuf, Lamb, Greene & MacRae, L.L.P., special co-counsel of the Company to assist in negotiation of a strategic transaction, participated in the meeting. FPK presented information to the Intercargo Board regarding the discussions with XL Capital and with the other potential acquirer and the Company's legal counsel outlined the duties of the Intercargo Board. FPK and the Company's legal counsel answered a number of detailed questions from members of the Intercargo Board. At the conclusion of the presentations and discussion, the Intercargo Board directed management and the outside advisors to continue negotiations with both XL Capital and the other party and to continue to evaluate whether the other party was capable of consummating a transaction with the Company. On November 16, 1998, the other party advised FPK that it was unable to arrange financing on acceptable terms and therefore was withdrawing its indication of interest.

     On November 18, 1998, a draft of the Merger Agreement, together with a summary of its key terms, was distributed to the Intercargo Board for its review. Discussions of the terms of the proposed transaction continued between representatives of the Company and XL Capital. On November 25, 1998, a revised draft Merger Agreement was provided to the Intercargo Board, together with a revised summary of its key terms, in advance of the scheduled special board meeting on November 29, 1998.

     On November 29, 1998, the Intercargo Board held a special telephonic meeting to further consider the XL Capital offer. FPK made a detailed presentation regarding the financial terms of the proposed merger with XL Capital. The Company's legal counsel then provided an update on the Merger Agreement negotiations and the remaining open issues. Counsel also reported that certain conditions to the signing of the Merger Agreement had not yet been fulfilled, notably the execution of the stockholder agreement with Orion and the execution of employment agreements with Messrs. Galanski and Lynyak. Following extensive discussion, the Intercargo Board indicated its support for the XL Capital transaction and directed management and the professional advisors to proceed to attempt to resolve the remaining issues as soon as possible.

     On December 1, 1998, the Intercargo Board held another special telephonic meeting. The Company's legal counsel summarized the resolution of the issues that had been outstanding at the time of the prior telephonic board meeting. FPK then delivered its oral opinion (subsequently confirmed in writing) to the effect that, based upon and subject to the various considerations set forth therein, the Merger Consideration was fair, from a financial point of view, to the Intercargo stockholders. See "Opinion of Financial Advisor." After several questions from members of the Intercargo Board, the Intercargo Board unanimously approved the Merger and the Merger Agreement. Following the execution of the Orion stockholder agreement and the two employment agreements, the Merger Agreement was executed on December 1, 1998.

     On March 26, 1999, the Merger Agreement was amended and restated solely to provide for Intercargo to be the surviving corporation in the Merger.

REASONS FOR THE MERGER

     The Intercargo Board has carefully considered the terms and conditions of the proposed Merger and has determined that the Merger is fair to, and in the best interests of, the Company's stockholders and has unanimously approved the Merger Agreement and the Merger.

     In reaching its unanimous determination that the Merger is fair to, and in the best interests of, the Company's stockholders, the Intercargo Board considered a number of factors, which, taken together, support such determination, including, without limitation, the following:

     - The Intercargo Board's assessment of the operations, financial condition, earnings and prospects of Intercargo;

     - Inconsistent earnings performance by Intercargo over the past five years;

     - Intense price competition within the domestic and global insurance industry, which makes it very difficult to achieve profitable underwriting results;

     - Consolidation within the global insurance industry that has resulted in increased competition from large multinational insurers who operate with a significant expense advantage compared to Intercargo, due to economies of scale;

     - The inability of Intercargo to locate suitable acquisition opportunities;

     - Current and prospective economic and market conditions, which make it difficult for Intercargo to operate on a stand-alone basis;

     - The analyses, presentation and opinion of Intercargo's financial adviser, FPK;

     - The fact that XL Capital's offer represents a 18.5% premium over the market price of Intercargo Common Stock as of the last trading day prior to the public announcement of the merger.

     The Intercargo Board also considered potentially negative factors in its deliberations concerning the merger, including, among others:

     - that, while the Merger Agreement gives Intercargo the right to terminate such agreement if a superior proposal is made with respect to Intercargo, the termination fee provisions of the Merger Agreement could have the effect of discouraging any such proposal;

     - the possibility that the Merger may not be consummated and the possible effects of the public announcement of the Merger on Intercargo's operating results and ability to attract and maintain key personnel; and

     - the significant costs involved in connection with consummating the Merger, including the substantial management time and effort required to effectuate the Merger.

     The foregoing discussion of the information and factors considered by the Intercargo Board addresses the material factors considered by the Intercargo Board in its consideration of the Merger. While the Intercargo Board gave predominate weight to the per share cash price offered by XL Capital, it did not quantify or attach any particular weight to the various factors that it considered in reaching its decision to approve the Merger Agreement and the Merger and recommend approval of the Merger Agreement and Merger to the Company's stockholders. In addition, individual members of the Intercargo Board may have given different weights to different factors. Moreover, after due consideration of its fiduciary obligations, in the unanimous view of the Intercargo Board, the potentially negative factors considered by it were not sufficient, either individually or collectively, to outweigh the positive factors considered by it in its deliberations relating to the Merger.

BOARD RECOMMENDATION

     THE INTERCARGO BOARD HAS CAREFULLY CONSIDERED THE TERMS AND CONDITIONS OF THE MERGER AGREEMENT AND MERGER AND HAS DETERMINED THAT THE MERGER AGREEMENT AND MERGER ARE FAIR TO, AND IN THE BEST INTERESTS OF, THE COMPANY'S STOCKHOLDERS. THE INTERCARGO BOARD HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND MERGER AND RECOMMENDS THAT THE STOCKHOLDERS OF THE COMPANY APPROVE THE MERGER AGREEMENT AND MERGER.

INTERESTS OF CERTAIN PERSONS

     In considering the recommendation of the Intercargo Board with respect to the Merger, you should be aware that the executive officers and directors of the Company have interests that may present them with potential conflicts of interest. These potential conflicts are listed below:

     - Messrs. Galanski and Lynyak have entered into employment agreements with X.L. (the "Employment Agreements") that will become effective upon consummation of the Merger. XL Capital required Messrs. Galanski and Lynyak to execute such Employment Agreements as a condition of its offer. Pursuant to the Employment Agreements, which each have initial terms of two years, Messrs. Galanski and Lynyak will receive annual base salaries of $275,000 and $225,000, respectively. Pursuant to the Employment Agreements, each of Messrs. Galanski and Lynyak also have agreed to serve as directors of Intercargo Insurance Company.

     - Mr. Rybak and five other employees of Intercargo have entered into letter agreements pursuant to which, upon a "change in control" of the Company (which would include the Merger), they are each entitled to receive a payment of $50,000 upon the earlier to occur of (i) 180 days following the change in control or (ii) their involuntary termination (other than for cause).

     - All options to purchase shares of Common Stock outstanding immediately prior to the Merger will automatically be cancelled, and in consideration for such cancellation, the holders of each of those options with an exercise price below $12.00 will receive a cash payment in an amount equal to $12.00 less the exercise price of the option multiplied by the number of shares of Common Stock into which such option was previously exercisable. Based upon the number of shares of Common Stock subject to such options and the exercise price of such options, the executive officers of Intercargo will receive the following cash payments in connection with their options to purchase shares of Common Stock: $20,000 for Mr. Galanski, $0 for Mr. Lynyak, $11,500 for Mr. Rybak and $85,795 for 12 other officers, managers and directors (as a group).

     - Orion, which beneficially owns approximately 26% of the Company's outstanding Common Stock, has the right to designate one director of the Intercargo Board. Robert B. Sanborn is Orion's current designee on the Intercargo Board, and as such, his investment aims may be different than those of some stockholders. Subject to the terms of the Stockholder Agreement, Orion has agreed to vote all of its shares of Common Stock in favor of the Merger.

     - The Intercargo Board has approved a year-end bonus for 1998 for Mr. Galanski of $125,000, which includes recognition for his efforts in pursuing the strategic alternatives available to Intercargo.

     - Michael L. Sklar, a director of the Company, is a partner of the law firm of Rudnick & Wolfe, which is retained as outside counsel by the Company and is providing legal services to the Company in connection with the Merger. In connection with its representation of the Company, Rudnick & Wolfe will receive legal fees for legal services rendered.

     - The Merger Agreement provides that all rights to indemnification in favor of any present or former director or officer of the Company as currently provided by the Company, including directors and officers liability insurance, shall continue in full force and effect for a period of six years after the Merger with respect to matters occurring at or prior to the consummation of the Merger. See "The Merger Agreement -- Covenants".

ANTICIPATED ACCOUNTING TREATMENT

     The Merger will be treated as a purchase in accordance with Accounting Principles Board Opinion No. 16. Purchase accounting for a merger is the same as the accounting treatment used for the acquisition of any group of assets. The fair value of the consideration given by XL Capital in the Merger will be used as the valuation basis of the combination. The assets acquired and the liabilities assumed by XL Capital will be recorded at their relative fair values as of the consummation of the Merger.

REGULATORY APPROVALS

     The Hart-Scott Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") prohibits Intercargo and X.L. from completing the Merger until after the companies have furnished certain information and materials to the Antitrust Division of the Department of Justice and the Federal Trade Commission and a required waiting period has been terminated. The required waiting period under the HSR Act terminated February 18, 1999. In addition, the Merger is subject to the approval of the Illinois Insurance Department on the basis of a "Form A" filing required to be filed with such department pursuant to Section 131 of the Illinois Insurance Code, as respects a change of control of Intercargo Insurance Company. Certain other forms are also required to be filed with Illinois and various other jurisdictions, including possibly a Form E in Illinois and Kentucky relating to competitive impact, and forms analogous to the Form A in the United Kingdom, where certain of Intercargo's insurance subsidiaries hold licenses. Generally, the applicable insurance regulatory authority seeks to determine whether the proposed new ultimate holding company of the relevant insurance company will be a fit and proper person to control such company, as respects the interests and protection of policyholders, the insurance buying public and security holders who reside within such authority's jurisdiction. Should there be a negative determination by any such authority, it is possible that the Merger could be prevented. We cannot predict whether these or other governmental authorities may seek to prevent the Merger or impose conditions that would not be detrimental to either company or the combined company.

STOCKHOLDER LITIGATION

     On February 17, 1999, certain purported stockholders of Intercargo filed a lawsuit in the Court of Chancery in New Castle County, Delaware against Intercargo and Intercargo's directors, seeking class action status and claiming, among other things, that Intercargo's directors breached their fiduciary duties to Intercargo's stockholders in approving the Merger, and that they failed to adequately explore alternative transactions and maximize shareholder value. The lawsuit requests, among other things, injunctive relief and payment of damages to the class members. Intercargo believes that the lawsuit is without merit and intends to contest the lawsuit vigorously.

                          OPINION OF FINANCIAL ADVISOR

     FPK has acted as financial advisor to Intercargo in connection with the Merger. In connection with such engagement, at the December 1, 1998 meeting of the Intercargo Board, FPK delivered its oral opinion to the Intercargo Board (subsequently confirmed in writing), to the effect that, based upon and subject to the various considerations set forth in such opinion, as of December 1, 1998, the Merger Consideration was fair, from a financial point of view, to the Intercargo stockholders. No limitations were imposed by the Intercargo Board upon FPK with respect to investigations made or the procedures followed by FPK in rendering its opinion.

     THE FULL TEXT OF THE WRITTEN OPINION OF FPK DATED DECEMBER 1, 1998, WHICH SETS FORTH THE ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITS ON THE REVIEW TAKEN, IS ATTACHED AS APPENDIX B TO THIS PROXY STATEMENT. INTERCARGO STOCKHOLDERS ARE URGED TO READ THIS OPINION CAREFULLY AND IN ITS ENTIRETY. FPK'S OPINION IS DIRECTED ONLY TO THE FAIRNESS OF THE MERGER CONSIDERATION TO THE INTERCARGO STOCKHOLDERS FROM A FINANCIAL POINT OF VIEW, HAS BEEN PROVIDED TO THE INTERCARGO BOARD IN CONNECTION WITH ITS EVALUATION OF THE MERGER AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY INTERCARGO STOCKHOLDER AS TO HOW SUCH INTERCARGO STOCKHOLDER SHOULD VOTE. FPK HAS CONSENTED TO THE INCLUSION OF ITS OPINION IN THIS PROXY STATEMENT AND THE SUMMARY OF THE OPINION OF FPK SET FORTH IN THIS PROXY STATEMENT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION.

     In arriving at its opinion, FPK, among other things,

     - reviewed and analyzed certain publicly available financial statements for Intercargo and XL Capital and financial information made available to FPK by the management of Intercargo;

     - analyzed certain internal financial statements, including financial projections and other financial and operating data prepared by the management of Intercargo;

     - discussed the past, present and future operations, financial condition and prospects of Intercargo with the management of Intercargo;

     - compared the financial performance and condition of Intercargo with that of certain other comparable publicly traded companies;

     - reviewed the financial terms, to the extent publicly available, of certain merger and acquisition transactions comparable, in whole or in part, to the Merger;

     - reviewed and discussed with the management of Intercargo and XL Capital the strategic objectives of the Merger and certain other benefits of the Merger;

     -  reviewed the Merger Agreement; and

     -  performed such other analyses as FPK deemed appropriate.

     In rendering its opinion, FPK assumed and relied upon, without independent verification, the accuracy and completeness of all of the financial and other information reviewed by FPK for the purposes of providing its opinion, and did not assume any responsibility for independent verification of such information. FPK did not assume any responsibility for independent valuation or appraisal of the assets and liabilities of Intercargo nor was it furnished with any such valuation or appraisal. With respect to financial projections, FPK assumed that they were reasonably prepared by the management of Intercargo on bases reflecting the best currently available estimates and judgments of the future financial performance of Intercargo. FPK expresses no view as to the validity of such projections or the assumptions on which they were based. FPK assumed that the Merger described in the Merger Agreement will be consummated on the terms set forth therein without material waiver or modification. FPK's opinion is based upon economic, market and other conditions as they existed and could be evaluated on December 1, 1998.

     The forecasts or projections furnished to FPK were prepared by Intercargo. As a matter of policy, Intercargo does not publicly disclose internal management forecasts, projections or estimates of the type furnished to FPK in connection with its analysis of the Merger, and such forecasts, projections and estimates were not prepared with a view towards public disclosure. These forecasts, projections and estimates were based on numerous variables and assumptions which are inherently uncertain and which may not be within the control of management, including, without limitation, factors related to general economic, regulatory and competitive conditions. Accordingly, actual results could vary materially from those set forth in such forecasts, projections and estimates. SEE "SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION".

     The following is a summary of the material analyses presented by FPK to the Intercargo Board at its meetings held on November 29, 1998 and December 1, 1998, in connection with the delivery of FPK's opinion to the Intercargo Board.

     Comparable Public Company Analysis. FPK reviewed and compared certain financial, operating and stock market performance data of Intercargo with certain publicly available financial, operating and stock market performance data of six publicly traded property and casualty insurance companies with operations similar to Intercargo and with market capitalizations of less than $250 million (the "Peer Companies"). For the purpose of its analysis, the following companies comprised the Peer Companies:

     -  Capital Transamerica Corp.

     -  NYMagic, Inc.

     -  The Navigators Group, Inc.

     -  Penn-America Group, Inc.

     -  American Safety Insurance Group, Ltd.

     -  Amwest Insurance Group, Inc.

FPK analyzed the relative performance and value of Intercargo by comparing certain publicly available financial data of Intercargo with the Peer Companies, including, among other things, ratios of combined losses and expenses to net premiums earned and equity to assets, each as of June 30, 1998, and multiples of market price to earnings per share as of the twelve months ended September 30, 1998, market price to estimated earnings per share as of the twelve months ended December 31, 1998 and December 31, 1999 and market price to book value as of September 30, 1998. This analysis yielded the following medians for the Peer Companies and Intercargo, respectively: (1) combined losses and expenses to net premiums earned ratios of 100.6% and 118.2%; (2) equity to assets ratios of 37.0% and 50.2%; (3) market price to earnings per share multiples for the twelve months ended September 30, 1998 of 9.1x and 82.0x; (4) market price to estimated earnings per share multiples for the twelve months ended December 31, 1998 of 11.5x and 16.1x; (5) market price to estimated earnings per share multiples for the twelve months ended December 31, 1999 of 10.5x and 14.5x; and (6) market price to book value multiples of 0.95x and 0.91x.

     Comparable Transaction Analysis. FPK reviewed, on both a Generally Accepted Accounting Principles ("GAAP") and statutory basis, the consideration paid or proposed to be paid in other merger and acquisition transactions, with values ranging from $25 million to $250 million, announced since September 1, 1998, involving property and casualty insurance companies with operations or financial characteristics similar to Intercargo (the "Comparable Transactions"). In reviewing the Comparable Transactions, FPK examined the ratios or multiples of the purchase price relative to equity or policyholders' surplus, pre-tax operating income and net income for the target company in each such transaction. This analysis yielded the following medians for the Comparable Transactions: (1) price to equity multiple of 1.1x (on a GAAP basis) and price to policyholders' surplus multiple of 1.4x (on a statutory basis); (2) price to pre-tax operating income multiples of 25.6x (on a GAAP basis) and 14.1x (on a statutory basis); and (3) price to net income multiples of 16.1x (on a GAAP basis) and 12.1x (on a statutory basis). FPK applied the median multiples calculated in respect of the Comparable Transactions to relevant financial data of Intercargo as of or for the twelve months ended September 30, 1998 to arrive at a reference range of values for Intercargo of $15.3 million to $90.5 million ($2.00 to $11.84 per share of Common Stock) using GAAP data and a range of $13.5 million to $96.5 million ($1.76 to $12.53 per share of Common Stock) using statutory data.

     Review of Takeover Premiums. FPK reviewed the premiums paid in selected property and casualty insurance company takeover transactions of less than $500 million from January 1, 1997 to December 1, 1998. The median premium for the selected takeover transactions reviewed was 22.4% calculated based on the market price per share of the seller's common stock ten days preceding the announcement of the applicable transaction.

     Stock Trading History. FPK reviewed the stock price performance and trading volume of the Common Stock during the period from January 1993 to November 1998 on a monthly basis and from January 1, 1998 to December 1, 1998 on a daily basis. FPK compared the stock price performance and trading volume of the Common Stock to the Standard & Poors Property/Casualty Insurance Index for such periods.

     Dividend Discount Analysis. FPK performed a dividend discount analysis to determine a range of present values per share of Common Stock assuming Intercargo continued to operate as a stand-alone entity. The range was determined by adding: (1) the present value of the estimated future dividend stream that Intercargo could generate between January 1999 and December 2001; and (2) the present value of the terminal value of Intercargo, which was calculated both (a) as a multiple of net income for the year 2001 and (b) as a multiple of GAAP book value as of December 31, 2001. To calculate these present values, FPK formulated two scenarios: (1) a base case scenario with net premiums earned growth of 23.2% in 1999 and 15% in each of 2000 and 2001; and (2) a growth case scenario with net premiums earned growth of 30.5% in 1999, 22.9% in 2000 and 22.4% in 2001. Under both scenarios, FPK assumed an annual dividend of $0.18 per share of Common Stock for each of the years 1999, 2000 and 2001.

     The terminal values were based upon a range of price to earnings multiples that were applied to projected net income for the year 2001 and a range of price to book value multiples that were applied to projected book value as of December 31, 2001 for the two scenarios. Under both scenarios, FPK applied price-to-earnings multiples of 10.0x to 13.0x and price-to-book value multiples of 1.0x to 1.3x, which are consistent with trading multiples for comparable small capitalization property and casualty insurance companies.

     Under the base case scenario, the present values of the dividend stream and terminal values were calculated using discount rates ranging from 11% to 14%. Under the growth case scenario, the present values of the dividend stream and terminal values were calculated using discount rates ranging from 14% to 17%. In each case, the range of discount rates applied are consistent with the range of discount rates currently utilized by purchasers of property and casualty insurance companies. Applying the foregoing multiples, discount rates and assumptions, FPK determined that the present value of Intercargo ranges from $57.4 million to $103.7 million or $7.86 to $14.21 per share of Common Stock.

     In arriving at its opinion, FPK performed a variety of financial analyses, the material portions of which are summarized above. The summary set forth above does not purport to be a complete description of the analyses performed by FPK or of FPK's presentations to the Intercargo Board. The preparation of a fairness opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analyses and the application of those methods to the particular circumstances and, therefore, such an opinion is not necessarily susceptible to partial analysis or summary description. In arriving at its opinion, FPK did not give any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, FPK believes that its analyses must be considered as a whole and that selecting portions of such analyses and the factors considered by it, without considering all such analyses and factors, could create an incomplete view of the process underlying the analyses set forth in its opinion. With regard to the comparable public company analysis and the comparable transactions analysis summarized above, FPK selected comparable public companies and transactions on the basis of various factors; however no public company or transaction utilized as a comparison is identical to Intercargo or the Merger. Accordingly, an analysis of the foregoing is not mathematical; rather it involves complex considerations and judgments concerning differences in financial and operating characteristics of the Peer Companies and other factors that could affect the acquisition or public trading value of the Peer Companies and Comparable Transactions to which Intercargo and the Merger are being compared.

     FPK's opinion does not address Intercargo's underlying business decision to effect the Merger. In performing its analyses, FPK made numerous assumptions with respect to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Intercargo and XL Capital. Any estimates contained in such analyses are not necessarily indicative of actual past or future results or values, which may be significantly more or less than such estimates. Actual values will depend upon several factors, including changes in interest rates, dividend rates, market conditions, general economic conditions and other factors that generally influence the price of securities. SEE "SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION".

     FPK is an internationally recognized investment banking firm and was selected by Intercargo based on FPK's experience and expertise. FPK regularly engages in the evaluation of insurance company securities in connection with acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for various other purposes. In the ordinary course of its business, FPK may effect transactions, for its own account and for the account of customers, and hold at any time a long or a short position in securities of Intercargo or XL Capital.

     Pursuant to a letter agreement dated February 6, 1998, between Intercargo and FPK, FPK agreed to act as financial advisor to Intercargo in connection with the Merger. Intercargo paid FPK $100,000 upon the execution of such letter agreement and $150,000 upon the execution of the Merger Agreement. Intercargo also has agreed to pay FPK a fee of 1% of the aggregate consideration paid or payable to Intercargo or the Intercargo stockholders (subject to a minimum $1,000,000) upon the consummation of the Merger. The $100,000 paid upon execution of such letter agreement and the $150,000 due upon execution of the Merger Agreement are fully creditable against the fee of 1% of the aggregate consideration. Intercargo has agreed to reimburse FPK for its reasonable out-of-pocket expenses, including travel, outside legal fees and related charges, and to indemnify FPK and related persons against certain liabilities, including certain liabilities under the federal securities laws, relating to or arising out of FPK's engagement.

                              THE MERGER AGREEMENT

     This section of the Proxy Statement describes some aspects of the proposed Merger, including some of the provisions of the Merger Agreement. The description of the Merger Agreement contained in this Proxy Statement is not complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached to this Proxy Statement as Appendix A and which is incorporated by reference. You are urged to read the Merger Agreement carefully and in its entirety.

STRUCTURE; EFFECTIVE TIME

     The Merger Agreement provides for the merger of X.L., a wholly-owned indirect subsidiary of XL Capital (or a wholly-owned subsidiary of X.L.), with and into the Company. The closing of the Merger will take place at 10:00 a.m. (Chicago time) on the second business day after the satisfaction and/or waiver of the conditions set forth in the Merger Agreement, at the offices of Cahill Gordon & Reindel, 80 Pine Street, New York, New York 10005, unless another date, time or place is agreed to. The date of the closing is referred to herein as the "Closing Date." The Merger will become effective at the time a Certificate of Merger is filed with the Secretary of State of the State of Delaware (or a later time if specified in the Certificate of Merger). The time that the Merger becomes effective is referred to herein as the "Effective Time." If the Merger is approved by the requisite vote of the Company's stockholders at the Special Meeting, the Effective Time is expected to occur as promptly as practicable following the satisfaction or waiver of all the conditions to the Merger. XL Capital has guaranteed the obligations of X.L. under the Merger Agreement.

MERGER CONSIDERATION

     The Merger Agreement provides that each share of Common Stock outstanding immediately prior to the Effective Time (other than shares owned by either X.L. or the Company) will, at the Effective Time, be converted into the right to receive the Merger Consideration. All shares of Common Stock that are owned directly or indirectly by X.L. or the Company will, at the Effective Time, be cancelled and no payment will be made for such shares. The Merger Consideration will be paid as promptly as practicable after the Effective Time and after the exchange agent appointed by X.L. receives stock certificates and appropriate documentation from the stockholders. You will be given instructions after the Effective Time explaining how to send your stock certificates and other required documents to the exchange agent.

     The aggregate Merger Consideration, including amounts necessary to cash out outstanding options issued by the Company, is estimated to be approximately $88 million.

CONVERSION OF SHARES

     X.L. will appoint an exchange agent who will make payment of the Merger Consideration in exchange for certificates representing shares of Common Stock and who will distribute the consideration owed with respect to options to purchase Common Stock outstanding at the Effective Time. X.L. will deposit cash with the exchange agent in order to permit the exchange agent to pay such amounts. Promptly after the Effective Time, the exchange agent will send you a letter of transmittal and instructions explaining how to send your certificates to the exchange agent. If you send your stock certificates to the exchange agent, together with a properly completed letter of transmittal, a check for the Merger Consideration will be mailed to you (subject to any withholding required by law) as promptly as practicable after the exchange agent receives and processes your documents.

     Until surrendered, each certificate representing Common Stock will be deemed at any time after the Effective Time to represent only the right to receive the Merger Consideration upon the surrender of such certificate (unless appraisal rights have been perfected with respect to such shares -- see "Appraisal Rights"). No interest will be paid or will accrue on any cash payable to holders of Common Stock.

     Any portion of the cash deposited with the exchange agent which remains undistributed six months after the Effective Time will be delivered to the Surviving Corporation, upon demand, and any holders of the

Common Stock who have not theretofore complied with the exchange provisions of the Merger Agreement may thereafter look only to the Surviving Corporation for payment of their claim for Merger Consideration.

NO SOLICITATION BY THE COMPANY

     Pursuant to the Merger Agreement, the Company has agreed that it shall not, directly or indirectly, solicit or encourage the initiation or submission of any direct or indirect inquiries, proposals or offers regarding any acquisition, merger, takeover bid or sale of assets (other than in the ordinary course of business consistent with past practice); provided, however, that nothing contained in the Merger Agreement shall prevent the Intercargo Board from considering or negotiating an unsolicited bona fide acquisition proposal. If the Intercargo Board, after duly considering written advice of outside counsel and financial advisors to the Company, determines in good faith that it would likely be a violation of its fiduciary responsibilities to not approve or recommend (and in connection therewith withdraw or modify its approval or recommendation of the Merger) a Superior Proposal (as defined below), then, notwithstanding any such approval or recommendation (1) the Company shall not enter into any agreement with respect to the Superior Proposal and (2) any other obligation of the Company under the Merger Agreement shall not be affected, unless the Merger Agreement is terminated and the Company pays X.L. the termination fee described in "Payment of Fees and Expenses upon Termination." As used herein, the term "Superior Proposal" means an unsolicited bona fide proposal made by a third party to acquire the Company pursuant to a tender or exchange offer, a merger, a sale of all or any significant portion of its assets or otherwise that the Intercargo Board determines in its good faith judgment to be a proposal which, if accepted, would be reasonably likely to be consummated, taking into account, without limitation, all legal, financial, and regulatory aspects of such proposal and person or persons making such proposal and, if consummated, would be more favorable to the holders of Common Stock than the transactions contemplated by the Merger Agreement (after considering the written advice of the Company's professional advisors).

COVENANTS

     INTERIM OPERATIONS OF THE COMPANY. Until the Effective Time, the Company and its subsidiaries are required to comply with a number of covenants concerning the operation of their businesses. In general, the Company has agreed to carry on its business in the ordinary course in substantially the same manner as previously conducted and, to the extent consistent therewith, use all reasonable efforts to preserve intact its current business organizations, keep available the services of its current officers and employees and preserve its relationships with customers, licensees and others having business dealings with it. The Company also has agreed to obtain X.L.'s consent prior to taking certain actions such as granting options to purchase Common Stock, amending its Certificate of Incorporation or Bylaws, incurring any indebtedness, making any capital expenditures in excess of $50,000, granting any increases in compensation or benefits not in the ordinary course of business, acquiring any business or material assets, disposing of any material assets, or taking any action that is reasonably likely to result in any of the Company's representations and warranties contained in the Merger Agreement to be untrue in any material respect or in any of the Company's covenants contained therein or the conditions to the Merger not being satisfied.

     SPECIAL MEETING; PROXY MATERIAL. The Company has agreed to prepare and mail this Proxy Statement to each holder of Common Stock as of the Record Date and to call and hold the Special Meeting. Subject to the rights of the Company described under the heading "No Solicitation by the Company" above, the Company also has agreed to use all reasonable efforts to obtain stockholder approval of the Merger Agreement.

     INDEMNIFICATION AND INSURANCE OF THE COMPANY DIRECTORS AND OFFICERS. The Merger Agreement provides that the Company shall, until the Effective Time, and after the Effective Time the Surviving Corporation shall, indemnify, for a period of six years following the Effective Time, each officer or director of the Company against all losses resulting from and based in whole or in part out of the fact that such person is or was an officer or director of the Company. This indemnification obligation is subject to any limitation imposed under applicable law. The Merger Agreement also provides that for a period of six years from and after the Effective Time, the Surviving Corporation will cause to be maintained in effect liability insurance for directors and officers, offering protection and coverage with respect to matters occurring at or prior to the consummation of the Merger equal to or greater than that offered by the insurance policies most recently maintained by the Company.

     ADDITIONAL COVENANTS. The Merger Agreement contains additional covenants of X.L. and the Company. These include covenants relating to public announcements, notification of certain matters, access to information, cooperation in connection with governmental filings and in obtaining consents and approvals, authorizations, and a "comfort letter" from the Company's accountants (if possible), fees and expenses, and confidential treatment of non-public information.

REPRESENTATIONS AND WARRANTIES

     The Merger Agreement contains a number of representations and warranties by both parties. The representations and warranties terminate at the Effective Time. The Company and X.L. have made reciprocal representations and warranties which include matters such as corporate organization, authorization, authorization of the Merger and governmental approvals. The Company also has made representations and warranties to X.L. regarding a number of other matters relating to, among other things, the Company's corporate structure, SEC filings, business operations, financial statements, assets and liabilities, environmental matters and litigation. X.L. also has made representations and warranties to the Company regarding, among other things, its ability to finance the Merger.

CONDITIONS TO THE MERGER

     CONDITIONS TO EACH PARTY'S OBLIGATIONS. The obligations of X.L. and the Company to consummate the Merger are subject to the satisfaction or waiver (to the extent permitted) of the following conditions:

     - The Merger must be approved and adopted by the requisite vote of the stockholders of the Company.

     - There must not be any temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger; provided, however, that each of X.L. and the Company shall use their reasonable best efforts to have any such decree, ruling, injunction or order vacated.

     - All required governmental and regulatory actions, consents, approvals, filings and notices must have been taken, obtained or made, as summarized under the heading "The Merger -- Factors to Consider -- Regulatory Approvals."

     - The waiting period applicable to the consummation of the Merger under the HSR Act must have expired or been terminated.

     - There must not be any action, suit, investigation or other proceeding pending or threatened by any governmental body seeking to restrain, enjoin or otherwise prevent any of the transactions contemplated by the Merger Agreement.

     CONDITIONS TO THE OBLIGATIONS OF X.L. The obligations of X.L. to consummate the Merger are further subject to the satisfaction or waiver (to the extent permitted) of the following additional conditions:

     - The representations and warranties of the Company must be true and correct, in each case as of the date of the Merger Agreement and (except to the extent such representations and warranties speak as of a particular date) as of the Closing Date. However, this condition shall be deemed satisfied if the failure of one or more representations or warranties to be true and correct, individually or in the aggregate, either (1) would not result in a Material Adverse Effect (as defined below) on the Company or (2) results from any event, occurrence, development or state of circumstances or facts affecting the property and casualty insurance industry as a whole, any catastrophe or any change in general economic conditions.

     - The Company must have performed and complied with, in all material respects, all agreements and covenants required to be performed and complied with by the Company under the Merger Agreement at or prior to the Closing Date.

     - There must not have occurred or arisen after September 30, 1998 and prior to the Effective Time, any change, event, condition or state of facts with respect to the Company or any of its Subsidiaries which would constitute a Material Adverse Effect on the Company.

     - As of the Closing Date, there must be no more than a $10,000,000 decrease in the shareholder equity of the Company since September 30, 1998.

     - The Employment Agreements and the consent of the Roanoke Companies, Inc. must be in full force and effect.

     -  The Company must have at least $24,000,000 in cash.

     - The Company must have taken all actions required to amend the options to purchase Common Stock, as provided in the Merger Agreement.

     - X.L. must have received the audited financial statements of the Company for the fiscal year ended December 31, 1998, together with the Company's auditor's report thereon, and a balance sheet of the Company as of December 31, 1998, prepared in accordance with GAAP.

     - The Company must have delivered to X.L. evidence reasonably satisfactory to X.L. that all requisite action on the part of the Company necessary for the due authorization of the Merger Agreement and the performance and consummation of the transactions contemplated thereby has been taken.

     CONDITIONS TO OBLIGATIONS OF THE COMPANY. The obligation of the Company to effect the Merger is further subject to the satisfaction or waiver of the following conditions:

     - The representations and warranties of X.L. must be true and correct, in each case as of the date of the Merger Agreement and (except to the extent such representations and warranties speak as of a particular date) as of the Closing Date, except where the failure of one or more representations or warranties to be true and correct, individually or in the aggregate, would not result in a Material Adverse Effect on X.L.

     - X.L. shall have performed and complied with, in all material respects, all agreements and covenants required to be performed and complied with by X.L. under the Merger Agreement at or prior to the Closing Date.

     The Merger Agreement defines "Material Adverse Effect" as, with respect to any specified person, any event, change, condition, fact or effect which has or could reasonably be expected to have a material adverse effect on (1) the business, results of operations, or financial condition of such party and its subsidiaries taken as a whole or (2) the ability of such party to consummate the transactions contemplated by the Merger Agreement.

TERMINATION OF THE MERGER AGREEMENT

     The Merger Agreement may be terminated at any time prior to the Effective Time as follows:

     -  by mutual written consent of the Company and X.L.;

     - by either the Company or X.L., if any permanent injunction or other order of a court or other competent authority preventing the consummation of the Merger shall have become final and non-appealable;

     - by either the Company or X.L., if the Merger shall not have been consummated on or before June 30, 1999; provided, however, that if the conditions to the Merger have not been satisfied as of such date, the Merger Agreement may not be terminated until September 30, 1999, if it can reasonably be anticipated that such conditions can be satisfied by September 30, 1999; and provided further that the right to terminate the Merger Agreement under such provision shall not be available to any party whose failure to fulfill any obligation under the Merger Agreement has been the cause of or resulted in the failure of the Merger to occur on or before such date;

     - by either X.L. or the Company, if at the Special Meeting the holders of at least a majority of the outstanding shares of Common Stock do not approve the Merger;

     - by X.L., if prior to the Special Meeting, the Intercargo Board shall have failed to give or shall have withdrawn or adversely modified in any material respect, or taken a public position materially inconsistent with, its approval or recommendation of the Merger;

     - by either X.L. or the Company if, prior to the Special Meeting, the Intercargo Board shall have determined to enter into an agreement with respect to a Superior Proposal;

     - by X.L., upon a material breach of any material representation or warranty of the Company, or in the event the Company fails to comply in any respect with any of its material covenants and agreements, or if any material representation or warranty of the Company shall be or become untrue, in each case, where such breach, failure to so comply or untruth (either individually or in the aggregate with all other such breaches, failures to comply or untruths) would cause one or more of the closing conditions relating to representations, warranties or covenants to be incapable of being satisfied as of a date within thirty (30) days after the occurrence thereof, provided that a willful breach by the Company shall be deemed to cause such conditions to be incapable of being satisfied by such date; or

     - by the Company, upon a breach of any representation or warranty of X.L., or in the event X.L. fails to comply in any respect with any of its covenants or agreements, or if any representation or warranty of X.L. shall be or become untrue, in each case, where such breach, failure to so comply or untruth (either individually or in the aggregate with all other such breaches, failures to comply or untruths) would cause one or more of the closing conditions relating to representations, warranties or covenants to be incapable of being satisfied as of a date within thirty (30) days after the occurrence thereof, provided that a willful breach by X.L. shall be deemed to cause such conditions to be incapable of being satisfied by such date.

PAYMENT OF FEES AND EXPENSES UPON TERMINATION

     TERMINATION FEE. Intercargo will be required to pay X.L. a termination fee of $3.1 million plus reasonable expenses incurred if the merger agreement is terminated:

     - by Intercargo or X.L. due to the failure to receive the required Intercargo shareholder approval;

     - by X.L. if, prior to the shareholders meeting, the Intercargo Board fails to give, withdraws, materially modifies or takes a public position materially inconsistent with its recommendation of the merger; OR

     - by Intercargo or X.L. if, prior to the shareholders meeting, the Intercargo Board decides to enter into an agreement with respect to a financially superior acquisition proposal from a third party;

     AND, at the time of such termination, Intercargo:

     - has received an acquisition proposal from a third party and consummates or enters into any agreement with respect to an acquisition proposal from a third party within 360 days of such termination; OR

     - consummates or enters into any agreement with respect to a financially superior acquisition proposal from a third party within 90 days of such termination.

     EXPENSES. Pursuant to the Merger Agreement, Intercargo or X.L. is entitled to terminate the Merger Agreement if the other party materially breaches any material representation or warranty, fails to comply with any of its material covenants or agreements or any material representation or warranty shall become untrue, so that such breach, failure or untruth shall cause the closing conditions relating to representations, warranties or covenants to be incapable of being satisfied within 30 days after the occurrence thereof (the materiality qualifications apply only to X.L.'s right to terminate). If the Merger Agreement is terminated by Intercargo or X.L. pursuant to these provisions, the non-terminating party must pay the terminating party's documented, third-party expenses incurred in connection with the transactions contemplated by the Merger Agreement.

AMENDMENTS; WAIVERS

     The provisions of the Merger Agreement (including the conditions to closing) may be amended or waived only if such amendment or waiver is in writing and signed. However, after the adoption of the Merger Agreement by the Company's stockholders, no amendment or waiver may, without the further approval of the Company's stockholders, alter or change the Merger Consideration, or any of the other terms or conditions of the Merger Agreement if such alteration or change would adversely affect the Company's stockholders.

CONSEQUENCES OF THE MERGER

     Upon consummation of the Merger, all shares of Common Stock issued and outstanding immediately prior to the Effective Time will cease to be outstanding and will automatically be cancelled and retired. Each certificate previously evidencing such shares, excluding shares with respect to which appraisal rights shall have been perfected (see "Appraisal Rights"), will thereafter represent only the right to receive the Merger Consideration. From and after the Effective Time, the holders of certificates evidencing shares of Common Stock outstanding immediately prior to the Effective Time will cease to have any rights with respect to the Common Stock except as otherwise provided by the Merger Agreement or as required by law. The Common Stock will be deregistered under the federal securities laws and will no longer be listed for trading on the Nasdaq National Market or any other exchange.

                           THE STOCKHOLDER AGREEMENT

     In connection with the Merger Agreement, an affiliate of Orion, which beneficially owns approximately 26% of the outstanding stock of Intercargo, entered into the Stockholder Agreement with X.L. under the terms of which Orion granted X.L. a proxy to vote its shares in favor of the Merger at the Special Meeting and agreed to surrender its stock in connection with the Merger for the Merger Consideration. Orion may be relieved of its obligations and terminate its agreement with X.L. only if presented with an offer that is superior (as defined in the agreement) to the Merger Consideration and the Board of Directors of Orion, upon advice of its legal counsel, determines that it likely would be a breach of its fiduciary duties not to accept such superior offer, provided that in reaching such conclusion Orion' Board of Directors and its legal counsel must apply the same standards as are required of the Intercargo Board and its legal counsel in determining to accept a Superior Proposal. The Stockholder Agreement is attached as Appendix C to this Proxy Statement.

                 FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

     For federal income tax purposes, your receipt of cash in exchange for your Common Stock in the Merger will be taxable. You will recognize gain or loss for federal income tax purposes at the Effective Time. Gain or loss will be measured by the difference between the Merger Consideration received for your shares and your adjusted basis in the shares. If the shares constitute a capital asset in your hands, the rate at which any gain is taxed for federal income tax purposes will depend on how long you have held the shares on the date of the Merger. Under recently enacted changes to the federal tax laws, the holding period necessary to receive the benefit of the lowest capital gains rate has been decreased from eighteen months to more than one year.

     If you are a nonresident alien individual, a foreign corporation, a nonresident alien fiduciary of a foreign estate or trust, or a foreign partnership with certain types of partners, you may not be subject to federal income tax with respect to any gain or loss on the Common Stock. However, this exemption is subject to a number of complex limitations that depend on your particular circumstances.

     In general, if you hold employee or director stock options, you will be required to report as ordinary taxable income any cash you receive in cancellation of the options. In addition, any cash payable to you will be reduced by the amount of any taxes required to be withheld on such ordinary income.

     THIS SUMMARY DESCRIBES THE MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER. IT DOES NOT DISCUSS ALL POTENTIALLY RELEVANT FEDERAL INCOME TAX MATTERS OR THE CONSEQUENCES TO ANY STOCKHOLDERS OR OPTION HOLDERS SUBJECT TO SPECIAL TAX TREATMENT. IT DOES NOT DISCUSS ANY STATE OR LOCAL TAX CONSEQUENCES OF THE MERGER. YOUR TAX CONSEQUENCES WILL DEPEND ON YOUR PARTICULAR CIRCUMSTANCES. FOR THIS REASON, AND PARTICULARLY IN LIGHT OF THE RECENT CHANGES TO THE FEDERAL TAX LAWS REGARDING CAPITAL GAINS, YOU ARE URGED TO CONSULT YOUR OWN TAX ADVISOR CONCERNING THE FEDERAL, STATE AND LOCAL TAX CONSEQUENCES OF THE MERGER.

                                APPRAISAL RIGHTS

     If you hold Common Stock and you do not wish to accept the Merger Consideration, then Section 262 of the DGCL provides that you may elect to have the fair value of your shares of Common Stock (exclusive of any element of value arising from the accomplishment or expectation of the Merger) determined by the Delaware Chancery Court. This amount would then be paid in cash, together with a fair rate of interest. Section 262 is set forth in its entirety in Appendix D to this Proxy Statement.

     If you wish to exercise your appraisal right or to preserve the right to do so, you should carefully review Appendix D. If you fail to comply with the procedures specified in Section 262 in a timely manner you may lose your appraisal right. Because of the complexity of these procedures, you should seek the advice of counsel if you are considering exercising your appraisal rights. If you wish to exercise the right to demand appraisal under Section 262, you must satisfy each of the following conditions:

     -  You must not vote in favor of the Merger.

     - You must deliver to the Company a written demand for appraisal of your Common Stock before the vote on the Merger at the Special Meeting. This written demand for appraisal must be in addition to and separate from any proxy or vote against the Merger. Merely voting against, or abstaining from voting, or failing to vote in favor of adoption of the Merger will not constitute a demand for appraisal within the meaning of
        Section 262.

     - You must continuously hold your Common Stock from the date you make your demand through the Effective Time. If you transfer your Common Stock before the Effective Time, you will lose your right to appraisal.

     - You must file a petition in the Delaware Court of Chancery demanding a determination of the fair value of your Common Stock within 120 days after the Effective Time.

     Demands for appraisal must be made in writing and must be mailed or delivered to: Intercargo Corporation, 1450 American Lane, 20th Floor, Schaumburg, Illinois 60173.

     IF YOU ARE CONSIDERING SEEKING APPRAISAL, YOU SHOULD BE AWARE THAT THE FAIR VALUE OF YOUR SHARES OF COMMON STOCK AS DETERMINED UNDER SECTION 262 COULD BE GREATER THAN, THE SAME AS, OR LESS THAN THE MERGER CONSIDERATION. THE FPK OPINION IS NOT AN OPINION AS TO FAIR VALUE UNDER SECTION 262.

     If you demand appraisal of your Common Stock under Section 262 and you fail to perfect, or withdraw or lose, your right to appraisal, your Common Stock will be converted into the Merger Consideration. You may withdraw a demand for appraisal by delivering to the Company a written withdrawal of the demand and acceptance of the Merger Consideration, except that if you try to withdraw more than 60 days after the Effective Time, the Company must give its consent.

     The foregoing is a summary of the provisions of Section 262 of the DGCL and is qualified in its entirety by reference to the full text of such Section, which is included as Appendix D.

                PRICE RANGE OF COMMON STOCK AND DIVIDEND HISTORY

     The Company's Common Stock is traded on The Nasdaq National Market under the symbol "ICAR." The following table sets forth, for the periods indicated, the range of high and low closing sales Prices for the Company's Common Stock.

QUARTER                                              HIGH       LOW
-------                                             ------    -------
1st 1999
(through March 26, 1999)........................    $11.75    $11.375
4th 1998........................................        12       9.38
3rd 1998........................................     11.88       9.13
2nd 1998........................................     13.00      11.34
1st 1998........................................     13.50      11.38
4th 1997........................................     14.13      12.88
3rd 1997........................................     14.25      10.38
2nd 1997........................................     12.00       9.13
1st 1997........................................     10.13       8.50

     There were 78 security holders of record as of March 26, 1999. On December 1, 1998, the last trading day prior to the public announcement of the Merger, the closing sale price of the Common Stock was $10.125 per share. On March 26, 1999, the latest practicable trading day prior to the mailing of this Proxy Statement, the closing sale price of Common Stock was $11.375 per share. You are advised to obtain current market quotations for your shares.

     The Company paid dividends of $0.18 per share in 1998, 1997 and 1996. Any future dividends will depend upon the earnings and financial position of the Company as well as legal and contractual restrictions, including under the Merger Agreement.

                      SECURITY OWNERSHIP OF MANAGEMENT AND
                           CERTAIN BENEFICIAL OWNERS

     The following table shows with respect to (i) each person who is known to be the beneficial owner of more than 5% of the Common Stock; (ii) each director of the Company; (iii) the Chief Executive Officer and the four most highly compensated executive officers of the Company during fiscal 1998 and (iv) all present executive officers and directors as a group: (a) the amount of shares of Common Stock beneficially owned as of December 31, 1998; and (b) the percent of the class so owned as of the same date:

                                                               AMOUNT OF SHARES(1)
NAME AND ADDRESS OF BENEFICIAL OWNER                           BENEFICIALLY OWNED     PERCENTAGE
------------------------------------                          ---------------------   ----------
Orion Capital Corporation(2)................................        1,899,223           26.04
600 Fifth Avenue
New York, New York 10020
Fenimore Asset Management, Inc.(3)..........................          522,850            7.17
118 North Grand Street
Post Office Box 310
Cobleskill, New York 12043
Dimensional Fund Advisors, Inc.(4)..........................          366,200            5.02
1299 Ocean Avenue, 11th Floor
Santa Monica, California 90401
AIC Limited(5)..............................................          370,549            5.08
1375 Kerns Road
Burlington, Ontario
Canada
Stanley A. Galanski(6)......................................            4,500               *
Arthur J. Fritz, Jr.(6)(7)..................................          250,250            3.43

                                                               AMOUNT OF SHARES(1)
NAME AND ADDRESS OF BENEFICIAL OWNER                           BENEFICIALLY OWNED     PERCENTAGE
------------------------------------                          ---------------------   ----------
Kenneth A. Bodenstein(6)(8).................................           20,250               *
Arthur L. Litman(6).........................................           42,916               *
Albert J. Gallegos(6)(9)....................................            3,150               *
Robert S. Kielbas(6)(10)....................................           63,181               *
Robert B. Sanborn(6)........................................              250               *
Michael L. Sklar(6).........................................            3,250               *
George Weise(6).............................................                0               0
Michael Rybak(6)............................................            3,250               *
Robert M. Lynyak(6).........................................            4,000               *
All Directors and Executive Officers as a group (11                   394,997            5.40
  persons)(11)..............................................

------------------------
* Less than 1% of common stock outstanding.

(1) Calculated pursuant to Rule 13d-3 of the Securities Exchange Act of 1934. Unless otherwise stated herein, each such person has sole voting and investment power with respect to all such shares. Under Rule 13d-3(d), shares not outstanding which are subject to options, warrants, rights or conversion privileges exercisable within 60 days are deemed outstanding for the purpose of calculating the number and percentage owned by such person, but are not deemed outstanding for the purpose of calculating the percentage owned by each other person listed. As of December 31, 1998, the total number of the Company's outstanding shares was 7,293,581.

(2) As reported in Orion Capital Corporation's Schedule 13D, as amended through December 2, 1998. These shares are held by Security Insurance Company of Hartford, a Connecticut corporation, wholly-owned by Orion Capital Corporation. These shares are deemed to be beneficially owned by Robert B. Sanborn, a director of the Company, who as Senior Executive Consultant and a director of Orion Capital Corporation, may be deemed to have shared power to vote and dispose of these shares. Pursuant to the Stockholder Agreement, Orion has agreed to vote all of its shares of Common Stock in favor of the Merger. See "The Stockholder Agreement."

(3) As reported in Fenimore Asset Management Inc.'s Schedule 13G, dated February 5, 1999.

(4) As reported in Dimensional Fund Advisors, Inc.'s Schedule 13G, dated February 11, 1999.

(5)  As reported in AIC Limited's Schedule 13G, dated March 23, 1999.

(6) Messrs. Galanski, Kielbas, Rybak, Gallegos, Litman, Bodenstein, Fritz, Sklar, Sanborn, Weise and Lynyak are directors and/or executive officers of the Company.

(7) Includes 12,000 shares held by a family limited partnership in which Mr. Fritz is one of the general partners.

(8) Includes 6,000 shares held by a charitable foundation as to which Mr. Bodenstein exercises voting power.

(9)  Held in the name of Mr. Gallegos' wife.

(10) Includes 74 shares of Common Stock held in the name of Mr. Kielbas' wife.

(11) See footnote (1) and footnotes (6) - (10) above.

                                    AUDITORS

     Representatives of Ernst & Young LLP, the auditors of the Company, are expected to be present at the Special Meeting and will have an opportunity to make a statement to the stockholders of the Company if they desire. In addition, representatives from Ernst & Young LLP will be available to respond to questions from the stockholders of the Company.

                      SUBMISSION OF STOCKHOLDER PROPOSALS

     Assuming that the Merger is approved and completed, there will be no 1999 Annual Meeting of Stockholders of Intercargo. If the Merger is not approved and completed by such date, a proposal by a stockholder intended to be presented at the 1999 Annual Meeting of Stockholders must be received by the Company at its principal executive offices by December 31, 1999 to be included in the Proxy Statement for such Annual Meeting, and all other conditions for such inclusion must be satisfied.

                      WHERE YOU CAN FIND MORE INFORMATION

     As required by law, the Company files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). These reports, proxy statements and other information contain additional information about the Company. You can inspect and copy these materials at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549, and at the following Regional Offices of the Commission: 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and 7 World Trade Center, Suite 1300, New York, New York 10048. For further information concerning the Commission's public reference rooms, you may call the Commission at 1-800-SEC-0330. Some of this information may also be accessed on the World Wide Web through the Commission's Internet address at "HTTP://WWW.SEC.GOV."

     The Commission allows the Company to "incorporate by reference" information into this Proxy Statement, which means that the Company can disclose important information by referring you to another document filed separately with the Commission. Information incorporated by reference is considered part of this proxy statement, except to the extent that the information is superseded by information in this Proxy Statement. This Proxy Statement incorporates by reference the information contained in the following documents previously filed by the Company with the Commission (Commission file number 0-16748):

     (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998; and

     (b)  The Company's Current Report on Form 8-K dated February 17, 1999.

     The Company also incorporates by reference the information contained in all other documents the Company files with the Commission after the date of this Proxy Statement and before the Special Meeting. The information contained in any such document will be considered part of this Proxy Statement from the date the document is filed.

     If you are a stockholder of the Company and would like to receive without charge a copy of any document incorporated by reference into this Proxy Statement (which will not include any of the exhibits to the document other than those exhibits that are themselves specifically incorporated by reference into this Proxy Statement), you should call or write to Intercargo Corporation, 1450 American Lane, 20th Floor, Schaumburg, Illinois 60173, attention: Michael L. Rybak, telephone: (800) 394-3909. In order to ensure timely delivery of the documents you request, you should make your request by April 7, 1999.

     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN (OR INCORPORATED BY REFERENCE INTO) THIS PROXY STATEMENT. THE COMPANY HAS NOT AUTHORIZED ANYONE TO GIVE ANY INFORMATION DIFFERENT FROM THE INFORMATION CONTAINED IN (OR INCORPORATED BY REFERENCE INTO) THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED MARCH 31, 1999. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY LATER DATE, AND THE MAILING OF THIS PROXY STATEMENT TO STOCKHOLDERS SHALL NOT CREATE ANY IMPLICATION TO THE CONTRARY.

                                   APPENDIX A
               AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER

                                 AGREEMENT AND
                                 PLAN OF MERGER
                                  BY AND AMONG
                               X.L. AMERICA, INC.
                           AND INTERCARGO CORPORATION
                          DATED AS OF DECEMBER 1, 1998
                                      AND
                              AMENDED AND RESTATED
                              AS OF MARCH 26, 1999

                               TABLE OF CONTENTS

ARTICLE                                                               PAGE
-------                                                               ----
ARTICLE I  THE MERGER................................................    1
  1.1.   The Merger..................................................    1
  1.2.   Closing.....................................................    1
  1.3.   Effective Time..............................................    1
  1.4.   Effects of the Merger.......................................    2
  1.5.   Filing of Certificate of Merger.............................    2
  1.6.   Further Assurances..........................................    2
ARTICLE II  EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE
            CONSTITUENT CORPORATIONS; MERGER CONSIDERATION; EXCHANGE
            OF CERTIFICATES; OPTIONS.................................    2
  2.1.   Conversion of Shares........................................    2
  2.2.   Stock Options...............................................    3
  2.3.   Dissenting Shares...........................................    3
  2.4.   Payment for Shares..........................................    3
ARTICLE III  REPRESENTATIONS AND WARRANTIES OF THE COMPANY...........    4
  3.1.   Organization, Standing and Power............................    4
  3.2.   Capital Structure...........................................    5
  3.3.   Subsidiaries, Investments...................................    5
  3.4.   No Violations; Consents and Approvals.......................    6
  3.5.   Government Filings; Financial Statements....................    7
  3.6.   Information Supplied........................................    7
  3.7.   Compliance With Laws........................................    8
  3.8.   Insurance Issued............................................    9
  3.9.   Rating Agencies.............................................   10
  3.10.  Absence of Certain Changes or Events........................   10
  3.11.  Absence of Undisclosed Liabilities..........................   11
  3.12.  Litigation..................................................   12
  3.13.  Taxes.......................................................   12
  3.14.  Employee Benefit Plans; ERISA...............................   13
  3.15.  Labor Matters...............................................   15
  3.16.  Environmental Matters.......................................   15
  3.17.  Real and Personal Property..................................   16
  3.18.  Material Contracts..........................................   17
  3.19.  Related Party Transactions..................................   18
  3.20.  Liens.......................................................   18
  3.21.  Operations Insurance........................................   18
  3.22.  Opinion of Financial Advisor................................   18
  3.23.  Board of Directors Recommendation...........................   18
  3.24.  Stockholder Vote Required...................................   19
  3.25.  Brokers.....................................................   19
  3.26.  Bank Accounts...............................................   19
  3.27.  Premium Balances Receivable.................................   19
  3.28.  Investment Portfolio and Other Assets.......................   19
  3.29.  Payments....................................................   19
  3.30.  Reinsurance Agreements......................................   19
  3.31.  State Antitakeover Statutes.................................   20
  3.32.  Certain Other Agreements....................................   20
  3.33.  Company Cash and Cash Equivalents...........................   20
  3.34.  Year 2000...................................................   20
ARTICLE IV  REPRESENTATIONS AND WARRANTIES OF EMERALD................   21
  4.1.   Organization, Standing and Power............................   21
  4.2.   Authority; Consent and Approvals............................   21
  4.3.   Information Supplied........................................   21

ARTICLE                                                               PAGE
-------                                                               ----
  4.4.   Financing...................................................   21
  4.5.   Brokers.....................................................   21
ARTICLE V  COVENANTS RELATING TO CONDUCT OF BUSINESS.................   22
  5.1.   Conduct of Business by the Company Prior to the Closing
         Date........................................................   22
  5.2.   Company Cash................................................   24
  5.3.   Additional Company Authorizations...........................   24
  5.4.   No Solicitations............................................   24
ARTICLE VI  ADDITIONAL AGREEMENTS....................................   25
  6.1.   Preparation of Proxy Statement; Stockholder Meeting; Comfort
         Letters.....................................................   25
  6.2.   Contract and Regulatory Approvals...........................   26
  6.3.   HSR Filing..................................................   26
  6.4.   Access to Information; Confidentiality......................   26
  6.5.   Fees and Expenses...........................................   27
  6.6.   Indemnification.............................................   27
  6.7.   Reasonable Best Efforts.....................................   28
  6.8.   Public Announcements........................................   28
  6.9.   Cooperation.................................................   29
  6.10.  Parent Guarantee............................................   29
ARTICLE VII  CONDITIONS PRECEDENT....................................   29
  7.1.   Conditions to Each Party's Obligation to Effect the
         Merger......................................................   29
  7.2.   Conditions to Obligations of Emerald........................   29
  7.3.   Conditions to Obligations of the Company....................   30
ARTICLE VIII  TERMINATION AND AMENDMENT..............................   31
  8.1.   Termination.................................................   31
  8.2.   Effect of Termination.......................................   31
  8.3.   Amendment...................................................   32
  8.4.   Extension; Waiver...........................................   32
ARTICLE IX  GENERAL PROVISIONS.......................................   32
  9.1.   Nonsurvival of Representations, Warranties and Agreements...   32
  9.2.   Notices.....................................................   32
  9.3.   Interpretation..............................................   33
  9.4.   Counterparts................................................   33
  9.5.   Entire Agreement; No Third Party Beneficiaries; Rights of
         Ownership...................................................   33
  9.6.   Governing Law...............................................   33
  9.7.   Assignment..................................................   33
EXHIBITS:
Exhibit 1  Stockholders Agreement
Exhibit 2  Stanley A. Galanski
Exhibit 3  Robert M. Lynyak
Exhibit 4  Roanoke Consent

                             INDEX OF DEFINED TERMS

DEFINED TERM                       SECTION
------------                       -------
Acquisition Proposal.............. 5.4(a)
Actions........................... 3.8(g)
Agreement......................... Preamble
Audits............................ 3.13(e)
Bylaws............................ 1.4(b)
CERCLA............................ 3.16(a)(i)
Certificate of Merger............. 1.3
Certificates...................... 2.5(b)
Closing........................... 1.2
Closing Date...................... 1.2
Code.............................. 3.13(i)
Company........................... Preamble
Company Annual Statement.......... 3.7(c)
Company Balance Sheet............. 3.5
Company Benefit Plans............. 3.14(a)
Company Bylaws.................... 3.1
Company Cash...................... 3.33
Company Certificate............... 2.1(d)
Company Certificate of
  Incorporation................... 3.1
Company Common Stock.............. Recitals
Company Confidentiality
  Agreement....................... 6.4(c)
Company Consolidated Financial
  Statements...................... 3.5
Company Employee Arrangements..... 3.14(a)
Company Intangible Property....... 3.17(d)
Company Licenses.................. 3.7(b)(iii)
Company Material Contracts........ 3.18
Company Quarterly Statement....... 3 7(c)
Company Stock Option.............. 2.2
Company Stock Option Plan......... 2.2
Company Stockholder Approval...... Recitals
Company Stockholders' Meeting..... 6.1(c)
Company Voting Debt............... 3.2
Constituent Corporations.......... 1.1
Contract.......................... 3.18
DGCL.............................. 1.1
Disclosure Schedule............... Article III
Dissenting Shares................. 2.4
Effective Time.................... 1.3
Emerald........................... Preamble
Emerald Bylaws.................... 4.1
Emerald Certificate of
  Incorporation................... 4.1
Emerald Common Stock.............. Recitals
Emerald Confidentiality
  Agreement....................... 6.4(c)
Employment Agreements............. 3.32
Environmental Law................. 3.16(a)(i)

DEFINED TERM                       SECTION
------------                       -------
Exchange Act...................... 3.5
Exchange Agent.................... 2.5(a)
Exchange Fund..................... 2.5(a)
Filed Company SEC Documents....... 3.5
Financial Advisor................. 6.1(a)
FPK Opinion....................... 3.22
Future SEC Documents.............. 3.5
GAAP.............................. 3.5
Galanski Employment Agreement..... 3.32
Governmental Entity............... 3.4(c)
Hazardous Material................ 3.16(a)(ii)
HSR Act........................... 3.4(c)
Indemnified Liabilities........... 6.6(a)
Indemnified Parties............... 6.6(a)
Key Employee...................... 3.18
Liens............................. 3.20
Loss Reserves..................... 3.7(d)
Lynyak Employment Agreement....... 3.32
Material Adverse Effect........... 3.1
Merger............................ Recitals
Merger Consideration.............. 2.1(a)
OSHA.............................. 3.16(a)(i)
Parent............................ Recitals
Producer Agreements............... 3.18(b)
Proxy Statement................... 6.1(a)
Real Property Leases.............. 3.17(b)
Reinsurance Agreement............. 3.30
Related Party..................... 3.19
Release........................... 3.16(a)(iii)
Remedial Action................... 3.16(a)(iv)
Roanoke Consent................... 3.32
SAP............................... 3.7(c)
SEC............................... 6.1(a)
Securities Act.................... 3.5
Share............................. 2.1(a)
Stockholders Agreement............ 3.32
Subsidiary........................ 3.3
Superior Proposal................. 5.4(a)
Surviving Corporation............. 1.1
Tax Return........................ 3.13
Taxes............................. 3.13
Termination Date.................. 8.1(c)
Termination Fee................... 6.5(b)
Trigger Event..................... 8.1(e)
Violation......................... 3.4(b)
WARN Act.......................... 3.15(d)

               AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER

     THIS AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER, dated as of December 1, 1998 and as amended and restated as of March 26, 1999 (the "Agreement"), is made and entered into by and among X.L. America, Inc., a Delaware corporation ("Emerald"), and Intercargo Corporation, a Delaware corporation (the "Company").

                                   RECITALS:

     WHEREAS, the respective Boards of Directors of the Company and Emerald have determined that the merger of the Company with and into Emerald (the "Merger"), upon the terms and subject to the conditions set forth in this Agreement, would be fair to and in the best interests of their respective stockholders, and such Boards of Directors have approved the Merger, pursuant to which each share of common stock, par value $1.00 per share, of the Company (the "Company Common Stock") issued and outstanding immediately prior to the Effective Time (as defined in Section 1.3) (other than shares of Company Common Stock owned, directly or indirectly, by the Company, any Subsidiary (as defined in Section 3.3) of the Company, Emerald or any Subsidiary of Emerald) will be converted into, subject to the terms hereof, the right to receive the Merger Consideration (as defined in Section 2.1 (c));

     WHEREAS, the Merger requires, for the approval thereof, the affirmative vote of a majority of the outstanding shares of the Company Common Stock (the "Company Stockholder Approval"); and

     WHEREAS, Emerald and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger;

     WHEREAS, EXEL Limited, a Cayman Islands corporation ("Parent"), desires to make the agreement provided in Section 6.10 of this Agreement;

     WHEREAS, Emerald and the Company elected to amend and restate the Agreement as of March 26, 1999;

     NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements herein contained, the parties hereto, intending to be legally bound, hereby agree as follows:

                                   ARTICLE I
                                   THE MERGER

     1.1. THE MERGER. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Delaware General Corporation Law ("DGCL"), Emerald shall be merged with and into the Company at the Effective Time. At the Effective Time, the separate corporate existence of Emerald shall cease and the Company shall continue as the surviving corporation (Emerald and the Company are sometimes hereinafter referred to as "Constituent Corporations" and, as the context requires, the Company is sometimes hereinafter referred to as the "Surviving Corporation"). At the election of Emerald, any direct wholly-owned subsidiary of Emerald incorporated under the laws of the State of Delaware may be substituted for Emerald as a Constituent Corporation in the Merger. Any such election by Emerald shall not relieve Emerald of its obligations under this Agreement.

     1.2. CLOSING. Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to Section 8.1, and subject to the satisfaction or waiver of the conditions set forth in
Article VII, the closing of the Merger (the "Closing") shall take place at 10:00 a.m., Chicago, Illinois time, on the second business day after satisfaction and/or waiver of all of the conditions set forth in Article VII (the "Closing Date"), at the offices of Cahill Gordon & Reindel, 80 Pine Street, New York, New York 10005, unless another date, time or place is agreed to in writing by the parties hereto.

     1.3. EFFECTIVE TIME. Subject to the provisions of this Agreement, the parties hereto shall cause the Merger to be consummated by filing a certificate of merger (the "Certificate of Merger") with the Secretary of State of the State of Delaware, as provided in the DGCL, as soon as practicable on or after the Closing Date. The Merger shall become effective upon the acceptance for record of such filing or at such time thereafter as is provided in the Certificate of Merger (the "Effective Time").

     1.4. EFFECTS OF THE MERGER. The Merger shall have the effects as set forth in the applicable provisions of the DGCL:

          (a) The Certificate of Incorporation of the Company shall be the Certificate of Incorporation of the Surviving Corporation until duly amended in accordance with the terms thereof and the DGCL.

          (b) The Bylaws of the Company (the "Bylaws") shall be the Bylaws of the Surviving Corporation until thereafter amended as provided by applicable law, the Surviving Corporation's Certificate of Incorporation or the Bylaws.

          (c) The directors of Emerald immediately prior to the Effective Time shall be the directors of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Certificate of Incorporation and Bylaws.

          (d) The officers of the Company at the Effective Time shall, from and after the Effective Time, be the officers of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Certificate of Incorporation and Bylaws.

     1.5. FILING OF CERTIFICATE OF MERGER. At the Closing, Emerald and the Company shall cause a Certificate of Merger to be executed and filed with the Secretary of State of the State of Delaware as provided in sec.251 of the DGCL, and shall take any and all other lawful actions and do any and all other lawful things to cause the Merger to become effective.

     1.6. FURTHER ASSURANCES. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or any of the rights, properties or assets of either of the Constituent Corporations acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger or otherwise to carry out this Agreement, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of each of the Constituent Corporations or otherwise, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of each of the Constituent Corporations or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out this Agreement.

                                   ARTICLE II
                   EFFECT OF THE MERGER ON THE CAPITAL STOCK
                    OF THE CONSTITUENT CORPORATIONS; MERGER
                CONSIDERATION; EXCHANGE OF CERTIFICATES; OPTIONS

     2.1. CONVERSION OF SHARES. (a) Each share (a "Share") of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than (i) Shares held in the Company's treasury, (ii) Shares held by Emerald or any other subsidiary of Emerald and (iii) Dissenting Shares (as defined in Section
2.4 hereof)) shall, at the Effective Time, by virtue of the Merger and without any action on the part of Emerald, the Company or the holder thereof, be cancelled and extinguished and be converted into the right to receive, pursuant to Section 2.5, $12.00 per Share in cash (the "Merger Consideration"), payable to the holder thereof, without interest thereon, upon the surrender of the certificate formerly representing such Share, less any required withholding of taxes. At the Effective Time, each outstanding share of Emerald Common Stock shall be converted into a share of common stock of the Surviving Corporation.

          (b) Each Share held in the treasury of the Company and each Share held by Emerald or any subsidiary of Emerald, or the Company or any Subsidiary of the Company immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of Emerald, the Company or the holder thereof, be cancelled, retired and cease to exist and no payment shall be made with respect thereto.

     2.2. STOCK OPTIONS. (a) Prior to the consummation of the Merger, the Board of Directors of the Company shall use its best efforts to cause the terms of all outstanding stock options and any related stock appreciation right heretofore granted under any stock option plan of the Company (collectively, the "Company Stock Option Plans") which would become exercisable by the persons listed on Schedule 2.2(a) on or before the Effective Time by its terms to be amended to provide that, at the Effective Time, each stock option ("Company Stock Option") outstanding immediately prior to the consummation of the Merger held by the persons listed on Schedule 2.2(a) shall be cancelled and the holder thereof shall be entitled to receive at the Effective Time from the Company in consideration for such cancellation a cash payment of an amount equal to (i) the excess, if any, of (A) the Merger Consideration over (B) the exercise price per share of Company Common Stock subject to such stock option, multiplied by (ii) the number of shares of Company Common Stock into which such stock option was theretofore exercisable.

          (b) All amounts payable pursuant to Section 2.2(a) shall be subject to any required withholding of taxes and shall be paid without interest.

          (c) Prior to the consummation of the Merger, the Board of Directors of the Company (or, if appropriate, any committee administering the Company Stock Option Plans) shall adopt such resolutions or take such actions as are commercially reasonable, subject, if necessary, to obtaining consents of the holders thereof, to carry out the terms of this Section 2.2.

     2.3. DISSENTING SHARES. Notwithstanding anything in this Agreement to the contrary, Shares outstanding immediately prior to the Effective Time and held by a holder who has not voted in favor of the Merger or consented thereto in writing and who has demanded appraisal for such Shares in accordance with
Section 262 of the Delaware Act ("Dissenting Shares") shall not be converted into a right to receive the Merger Consideration, unless such holder fails to perfect or withdraws or loses his right to appraisal, in which case such Shares shall be treated as if they had been converted as of the Effective Time into a right to receive the Merger Consideration, without interest thereon. The Company shall give Emerald prompt notice of any demands received by the Company for appraisal of Shares and, prior to the Effective Time, Emerald shall have the right to direct all negotiations and proceedings with respect to such demands. Prior to the Effective Time, the Company shall not, except with the prior written consent of Emerald, make any payment with respect to, or settle or offer to settle, any such demands.

     2.4. PAYMENT FOR SHARES. (a) Prior to the Effective Time, Emerald shall designate a bank or trust company reasonably acceptable to the Company to act as exchange agent in connection with the Merger (the "Exchange Agent") pursuant to an exchange agreement in form and substance reasonably satisfactory to the Company. Prior to the Effective Time, Emerald will provide the Exchange Agent with cash necessary to make cash payments contemplated by Section 2.1(a) hereof (the "Exchange Fund"). Such funds shall be invested by the Exchange Agent as directed (i) prior to the Effective Time, by Emerald or, (ii) after the Effective Time, by the Surviving Corporation, provided that such investments shall be in obligations of or guaranteed by the United States of America, in commercial paper obligations rated A-1 or P-1 or better by Moody's Investors Service, Inc. or Standard & Poor's Corporation, respectively, or in certificates of deposit, bank repurchase agreements or banker's acceptances of commercial banks with capital exceeding $500 million. Any net profit resulting from, or interest or income produced by, such investments will be payable to the Surviving Corporation or Emerald, as Emerald directs.

          (b) Promptly after the Effective Time, the Exchange Agent shall mail to each record holder, as of the Effective Time, of an outstanding certificate or certificates which immediately prior to the Effective Time represented Shares (the "Certificates") a form letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent) and instructions for use in effecting the surrender of the Certificates for payment therefor. Upon surrender to the Exchange Agent of a Certificate, together with a duly executed letter of transmittal and any other required documents, the holder of such Certificate shall receive in exchange therefor (as promptly as practicable) the Merger Consideration, without any interest thereon, less any required withholding of taxes, and such Certificate shall forthwith be cancelled. If payment is to be made to a person other than the person in whose name a Certificate so surrendered is registered, it shall be a condition of payment that the Certificate so surrendered shall be properly endorsed or otherwise in proper form for transfer, that the signatures on the Certificate or any related stock power shall be properly guaranteed and that the person requesting such payment shall either pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of the Certificate so surrendered or establish to the satisfaction of the Surviving Corporation that such tax has been paid or is not applicable. Until surrendered in accordance with the provisions of this
     Section 2.5(b), each Certificate (other than Certificates representing Shares held in the Company's treasury or by Emerald or the Company, or by any Subsidiary of Emerald or the Company, and other than Certificates representing Dissenting Shares) shall represent for all purposes only the right to receive for each Share represented thereby the Merger Consideration.

          (c) After the Effective Time, there shall be no transfers on the stock transfer books of the Surviving Corporation of the Shares which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation, they shall be cancelled and exchanged for the consideration provided for, and in accordance with the procedures set forth, in this Article II.

          (d) From and after the Effective Time, the holders of Certificates evidencing ownership of Shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Shares except as otherwise provided herein or by applicable law. Such holders shall have no rights, after the Effective Time, with respect to such Shares except to surrender such Certificates in exchange for cash pursuant to this Agreement or to perfect any rights of appraisal as holders of Dissenting Shares that such holders may have pursuant to Section 262 of the Delaware Act.

          (e) Any portion of the Exchange Fund (including the proceeds of any investment thereof) that remains unclaimed by the stockholders of the Company for six months after the Effective Time shall be repaid to the Surviving Corporation. Any stockholders of the Company who have not theretofore complied with this Article II shall thereafter look only to the Surviving Corporation (subject to abandoned property, escheat or other similar laws) only as general creditors for payment of their claims for the Merger Consideration for each Share such stockholders hold, without any interest.

          (f) Notwithstanding anything to the contrary in this Section 2.5, none of the Exchange Agent, Emerald or the Surviving Corporation shall be liable to a holder of a Certificate formerly representing Shares for any amount properly delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

                                  ARTICLE III
                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     Except as disclosed in the disclosure schedule (the "Disclosure Schedule") delivered at or prior to the date of this Agreement, the Company represents and warrants to Emerald and EAC as follows:

     3.1. ORGANIZATION, STANDING AND POWER. The Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated, has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted and is duly qualified or licensed to do business as a foreign corporation and in good standing to conduct business in each jurisdiction in which the business it is conducting, or the operation, ownership or leasing of its properties, makes such qualification or license necessary, other than such jurisdictions where the failure so to qualify or become so licensed would not individually or in the aggregate adversely affect the Company and its Subsidiaries taken as a whole in any material respect. The Company has heretofore made available to Emerald complete and correct copies of its Certificate of Incorporation, as amended and currently in effect as of the date of this Agreement (the "Company Certificate of Incorporation"), and the Company's Amended and Restated Bylaws (the "Company Bylaws"). As used in this Agreement, a "Material Adverse Effect" shall mean, with respect to any specified party to this Agreement, any event, charge, condition, fact or effect which has or could reasonably be expected to have a material adverse effect on (i) the business, results of operations, or financial condition of such party and its Subsidiaries taken as a whole or (ii) the ability of such party to consummate the transactions contemplated by this Agreement.

     3.2. CAPITAL STRUCTURE. As of the date of this Agreement, the authorized capital stock of the Company consists of 20,000,000 shares, all of which are shares of Company Common Stock. At the close of business on November 20, 1998:
(i) 7,699,981 shares of Company Common Stock were issued and outstanding; (ii) 600,000 shares of Company Common Stock were reserved for issuance in connection with the Company Stock Option Plan, of which 227,150 shares are available for the exercise of currently outstanding Company Stock Options; Company Stock Options are vested and presently exercisable for an aggregate of 76,850 Shares;
(iii) 406,400 shares of Company Common Stock were held in treasury; and (iv) no bonds, debentures, notes or other instruments or evidence of indebtedness having the right to vote (or convertible into, or exercisable or exchangeable for securities having the right to vote) on any matters on which the Company stockholders may vote ("Company Voting Debt") were issued or outstanding. All outstanding shares of Company Common Stock are validly issued, fully paid and nonassessable and are not subject to preemptive or other similar rights. Except as set forth in Section 3.2 of the Disclosure Schedule: (i) no securities of the Company are convertible into or exchangeable or exercisable for shares of capital stock, Company Voting Debt or other voting securities of the Company; and (ii) no stock awards, options, warrants, calls, rights (including stock purchase or preemptive rights), commitments or agreements to which the Company is a party or by which it is bound, in any case obligate the Company to issue, deliver, sell, purchase, redeemed or acquire, or cause to be issued, delivered, sold, purchased, redeemed or acquired, additional shares of its capital stock, any Company Voting Debt or other voting securities or securities convertible into or exchangeable or exercisable for voting securities of the Company, or obligate the Company to grant, extend or enter into any such option, warrant, call, right, commitment or agreement. Except as set forth in Section 3.2 of the Disclosure Schedule there are not, as of the date of this Agreement, and there will not be on the date of the Company Stockholders' Meeting, any stockholder agreements, voting trusts or other agreements or understandings to which the Company is a party or by which it is bound relating to the voting of any shares of the capital stock of the Company which will limit in any way the solicitation of proxies by or on behalf of the Company from, or the casting of votes by, the stockholders of the Company with respect to the Merger.

     3.3. SUBSIDIARIES, INVESTMENTS. Section 3.3 of the Disclosure Schedule sets forth the name of each Subsidiary of the Company, the jurisdiction of its incorporation or organization and whether it is an insurance company. Each Subsidiary is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has the power and authority and all necessary government approvals to own, lease and operate its properties and to carry on its business as now being conducted. Each Subsidiary of the Company is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary. The Company has heretofore made available to Emerald complete and correct copies of the certificate of incorporation (or other organizational documents) and bylaws of each of its Subsidiaries. Section 3.3 of the Disclosure Schedule sets forth, as to each Subsidiary of the Company, its authorized capital stock and the number of issued and outstanding shares of capital stock (or similar information with respect to any Subsidiary not organized as a corporate entity). All outstanding shares of the capital stock of the Subsidiaries of the Company are validly issued, fully paid and nonassessable and are not subject to preemptive or other similar rights; neither the Company nor any Subsidiary of the Company has any call obligations or similar liabilities with respect to partnerships or other Subsidiaries not organized as corporate entities. Except as set forth in Section 3.3 of the Disclosure Schedule, the Company is, directly or indirectly, the record and beneficial owner of all of the outstanding shares of capital stock (or other interests, with respect to Subsidiaries not organized as corporate entities) of each of its Subsidiaries, free and clear of all Liens and other restrictions with respect to the transferability or assignability thereof (other than restrictions on transfer imposed by federal or state securities laws) and no capital stock (or other interests, with respect to Subsidiaries not organized as corporate entities) of any of its Subsidiaries is or may become required to be issued by reason of any options, warrants, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable or exercisable for, shares of capital stock (or other interests, with respect to Subsidiaries not organized as corporate entities) of any of its Subsidiaries and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may be bound to issue, redeem, purchase or sell shares of Subsidiary capital stock (or other interests, with respect to Subsidiaries not organized as corporate entities) or securities convertible into or exchangeable or exercisable for any such shares or interests. Except for the ownership interests set forth in Section 3.3 of the Disclosure Schedule, neither the Company nor any of its Subsidiaries owns, directly or indirectly, any capital stock or other ownership interest in any corporation, partnership, business association, joint venture or other entity, except for portfolio investments made in the ordinary course of business. As used in this Agreement, the word "Subsidiary," with respect to any party to this Agreement, means any corporation, partnership, limited liability company, joint venture or other organization, whether incorporated or unincorporated, of which: (i) such party or any other Subsidiary of such party is a general partner; (ii) voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation, partnership, limited liability company, joint venture or other organization is held by such party or by any one or more of its Subsidiaries, or by such party and any one or more of its Subsidiaries; or (iii) at least 10% of the equity, other securities or other interests is, directly or indirectly, owned or controlled by such party or by any one or more of its Subsidiaries or by such party and any one or more of its Subsidiaries.

     3.4. NO VIOLATIONS; CONSENTS AND APPROVALS. (a) The Company has all requisite corporate power and authority to enter into this Agreement and, subject to the Company Stockholder Approval, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, subject, in the case of the Merger, to the Company Stockholder Approval. This Agreement has been duly executed and delivered by the Company and, subject, in the case of the Merger, to the Company Stockholder Approval, and assuming that this Agreement constitutes the valid and binding agreement of Emerald, constitutes a valid and binding obligation of the Company enforceable in accordance with its terms and conditions except that the enforcement hereof may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) and (iii) any ruling or action of any Governmental Entity as set forth in Section 3.4(c).

          (b) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by the Company will not conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration (including pursuant to any put right) of any obligation or the loss of a material benefit under, or the creation of a Lien on assets or property, or right of first refusal with respect to any asset or property (any such conflict, violation, default, right of termination, cancellation or acceleration, loss, creation or right of first refusal, or change, a "Violation"), pursuant to, (i) any provision of the Company Certificate of Incorporation or Company Bylaws or the comparable documents of any of its Subsidiaries or (ii) except as to which requisite waivers or consents have been obtained and specifically identified in
     Section 3.4 of the Disclosure Schedule and assuming the consents, approvals, authorizations or permits and filings or notifications referred to in paragraph (c)) of this Section 3.4 are duly and timely obtained or made and, in the case of the Merger, the Company Stockholder Approval has been obtained, any loan or credit agreement, note, mortgage, deed of trust, indenture, lease, Company License (as defined in Section 3.7), Company Benefit Plan (as defined in Section 3.14), Company Material Contract (as defined in Section 3.18), or any other agreement, obligation, instrument, concession or license or any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company, any of its Subsidiaries or any of their respective properties or assets except for such Violations which would not individually or in the aggregate adversely affect the Company and its Subsidiaries taken as a whole in any material respect.

          (c) No consent, approval, order or authorization of, or registration, declaration or filing with, notice to, or permit from any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign (a "Governmental Entity"), is required by or with respect to the Company or any of its Subsidiaries in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby, except for: (i) any actions and approval that may be required under the insurance laws and regulations of the jurisdictions in which the Subsidiaries of the Company that are insurance companies are domiciled or licensed, each of which is listed in Section 3.4(c)(i) of the Disclosure Schedule; (ii) the filing of a pre-merger notification and report form by the Company under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT"), and the expiration or termination of the applicable waiting period thereunder;
     (iii) the filing with the SEC of a proxy statement in definitive form relating to the approval by the holders of Company Common Stock of the Merger (such proxy statement as amended or supplemented from time to time being hereinafter referred to as the "Proxy Statement"); (iv) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware; (v) such filings and approvals as may be required by any applicable state securities, "blue sky" or takeover laws; (vi) the Company Stockholder Approval; and (vii) where the failure to obtain consent, approval, order, or authorization of, or registration, declaration or filing with, notice to, or permit from a Government Entity would not adversely affect the Company and its Subsidiaries taken as a whole in any material respect.

     3.5. GOVERNMENT FILINGS; FINANCIAL STATEMENTS. The Company has made available to Emerald a true and complete copy of each report, schedule, registration statement and definitive proxy statement filed by the Company with the SEC since December 31, 1994 and prior to the date of this Agreement (the "Filed Company SEC Documents"), which are all the documents (other than preliminary material) that the Company was required to file with the SEC since such date. The Company will promptly make available to Emerald a true and complete copy of each report, schedule, registration statement (if any) and definitive proxy statement (the "Future SEC Documents") filed by the Company after the date of this Agreement. As of their respective dates, the Filed Company SEC Documents complied, and the Future SEC Documents will comply, in all material respects with the requirements of the Securities Act of 1933), as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Filed Company SEC Documents or Future SEC Documents, as the case may be, and none of the Filed Company SEC Documents contained, and none of the Future SEC Documents will contain, any untrue statement of a material fact or omitted, or will omit, to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of the Company (the "Company Consolidated Financial Statements") included in the Filed Company SEC Documents or Future SEC Documents comply, or will comply, as to form in all material respects with the published rules and regulations of the SEC with respect thereto, have been, or will be, prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Rule 10-01 of Regulation S-X of the SEC) and fairly present, or will present, in accordance with applicable requirements of GAAP the consolidated financial position of the Company and its consolidated subsidiaries as of the dates therein and the consolidated results of their operations and cash flows for the periods presented therein (subject, in the case of unaudited interim financial statements, to normal recurring adjustments none of which are material). Section 3.5 of the Disclosure Schedule lists with respect to the Company Common Stock for the period since December 31, 1997 and prior to the date of this Agreement each (i) Schedule 13D filed with the SEC and
(ii) application for change in control filed under the insurance holding company laws of any state or other jurisdiction.

     3.6. INFORMATION SUPPLIED. The Proxy Statement, on the date it is first mailed to the holders of the Company Common Stock or at the time of the Company Stockholders' Meeting, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder, except that no representation is made by the Company with respect to statements made or incorporated by reference therein based on information supplied in writing by Emerald specifically for inclusion therein. If, at any time prior to the Company Stockholders' Meeting, any event with respect to the Company, or with respect to other information supplied by the Company for inclusion in the Proxy Statement, shall occur which is required to be described in an amendment of, or a supplement to, any of such documents, such event shall be so described, and such amendment or supplement shall be promptly filed with the SEC and, as required by law, disseminated to the stockholders of the Company.

     3.7. COMPLIANCE WITH LAWS. (a) Except as disclosed in Section 3.7(a) of the Disclosure Schedule, the business of the Company and each of its Subsidiaries is being, in all material respects, conducted in compliance with all applicable laws, including, without limitation, all insurance laws, ordinances, rules and regulations, decrees and orders of any Governmental Entity, and all notices, reports, documents and other information required to be filed thereunder within the last three years were properly filed and were in compliance in all material respects with such laws.

          (b)  INSURANCE AND OTHER LICENSES.

             (i) Section 3.7(b)(i)(A) of the Disclosure Schedule contains a true and complete list of all jurisdictions in which each of the Subsidiaries of the Company is licensed to transact insurance business. Except as disclosed in Section 3.7(b)(i)(B) of the Disclosure Schedule, each of the Subsidiaries of the Company has all the licenses necessary to conduct the lines of insurance business which such Subsidiary is currently conducting in each of the states set forth in Section 3.7(b)(i)(A) of the Disclosure Schedule, which are all of the states in which the Company is currently conducting business or in the process of commencing conducting business. The Subsidiaries of the Company own or validly hold the 'insurance licenses referred to in Section 3.7(b)(1)(A) of the Disclosure Schedule, all of which licenses are valid and in full force and effect. Except as set forth in Section 3.7(b)(1)(A) of the Disclosure Schedule, there is no proceeding or investigation pending or, to the knowledge (as defined below) of the Company, threatened which would reasonably be expected to lead to the revocation, amendment, failure to renew, limitation, suspension or restriction of any such license to transact insurance business. As used in this Agreement, "knowledge" means the actual knowledge, after reasonable inquiry, of, in the case of the Company, the officers of the Company, and, in the case of Emerald, the officers of Emerald and the Parent.

             (ii) The Company and each of its Subsidiaries owns or validly holds all licenses, franchises, permits, approvals, authorizations, exemptions, classifications, registrations, rights and similar documents (other than licenses to transact insurance business) which are necessary for it to own, lease or operate its properties and assets and to conduct its business as now conducted, except for such licenses the failure to hold which would not individually or in the aggregate adversely affect the Company and its Subsidiaries taken as a whole in any material respect. The business of the Company, any and each of its Subsidiaries has been and is being conducted in compliance in all material respects with all such licenses. All such licenses are in full force and effect, and there is no proceeding or investigation pending or, to the knowledge of the Company, threatened which would reasonably be expected to lead to the revocation, amendment, failure to renew, limitation, suspension or restriction of any such license.

             (iii) The licenses referred to in subparagraphs (i) and (ii) are collectively referred to herein as the "Company Licenses."

          (c) INSURANCE STATEMENTS. Each Subsidiary of the Company that is an insurance company has filed during the three years ended December 31, 1997, all annual and quarterly statements, together with all exhibits and schedules thereto, required to be filed with or submitted to the appropriate regulatory authorities of the jurisdiction in which it is domiciled and to any other jurisdiction where required on forms prescribed or permitted by such authority. Each Annual Statement filed by any Subsidiary of the Company that is an insurance company with the insurance regulator in its state of domicile for the three years ended December 31, 1997 (each a "Company Annual Statement"), together with all exhibits and schedules thereto, financial statements relating thereto and any actuarial opinion, affirmation or certification filed in connection therewith and each Quarterly Statement so filed for the quarterly periods ended after January 1, 1998 (each a "Company Quarterly Statement") were prepared in conformity with the statutory accounting practices prescribed or permitted by the insurance regulatory authorities of the applicable state of domicile applied on a consistent basis ("SAP"), present fairly, in all material respects, to the extent required by and in conformity with SAP, the statutory financial condition of such Subsidiary at their respective dates and the results of operations, changes in capital and surplus and cash flow of such

     Subsidiary for each of the periods then ended. No deficiencies or violations have been asserted in writing by any insurance regulator with respect to the foregoing financial statements which have not been cured or otherwise resolved to the satisfaction of such insurance regulator.

          (d) LOSS RESERVES. All statutory reserves as established or reflected in the Company Annual Statements and Company Quarterly Statements were determined in accordance with SAP and generally accepted actuarial assumptions and met the requirements of the insurance laws of each applicable jurisdiction as of the respective dates of such statements in all material respects. The statutory reserves set forth in the Company Annual Statement and Company Quarterly Statements reflect a reasonable provision for unpaid policy losses and loss adjustment expenses as of such date. The reserves of the Subsidiaries of the Company including, but not limited to, the reserves for incurred losses, incurred loss adjustment expenses, incurred but not reported losses and loss adjustment expenses for incurred but not reported losses (the "Loss Reserves") as set forth in the audited consolidated financial statements and unaudited interim financial statements of such Subsidiaries included in the Filed Company SEC Documents were determined in good faith by the Company and such Subsidiaries in accordance with GAAP and were believed by the Company and such Subsidiaries to be reasonable when made. The Loss Reserves established or reflected in the Company Annual Statements and the Company Quarterly Statements were determined in accordance with generally accepted actuarial standards consistently applied and are in compliance in all material respects with the insurance laws, rules and regulations of their respective states of domicile as well as those of any other applicable jurisdictions.

          (e) NO DIVIDENDS PAID. Except as set forth in Section 3.7(e) of the Disclosure Schedule, from September 30, 1998, none of the Company's Subsidiaries have paid any dividend or made any other distribution in respect of its capital stock.

     3.8. INSURANCE ISSUED. Except (i) as set forth in Section 3.8 of the Disclosure Schedule and (ii) where noncompliance would not individually or in the aggregate adversely affect the Company and its Subsidiaries taken as a whole in any material respect, with respect to all insurance issued:

          (a) All insurance policies issued, reinsured or underwritten by the Subsidiaries of the Company are, to the extent required by applicable law, and in all material respects on forms approved by the insurance regulatory authority of the jurisdiction where issued or delivered or have been filed with and not objected to by such authority within the period prescribed for such objection, and utilize premium rates which if required to be filed with or approved by insurance regulatory authorities have been so filed or approved and the premiums charged conform thereto.

          (b) All insurance policy benefits payable by any Subsidiary of the Company and, to the knowledge of the Company, by any other person that is a party to or bound by any reinsurance, coinsurance or other similar agreement with any Subsidiary of the Company, have in all material respects been paid or are in the course of settlement in accordance with the terms and within the limits of the insurance policies and other contracts under which they arose, except for such benefits for which there is a reasonable basis to contest payment and which are being or have been contested by appropriate proceedings and in accordance with applicable law.

          (c) The Company has not received any written notice that the financial condition of any other party to any reinsurance, coinsurance or other similar agreement with any of its Subsidiaries is so impaired as to result in a default thereunder.

          (d) All advertising, promotional, sales and solicitation materials and product illustrations used by any Subsidiaries of the Company or any agent of any of its Subsidiaries have complied and are in compliance, in all material respects, with all applicable laws.

          (e) To the knowledge of the Company, each insurance agent, at the time such agent wrote, sold or produced business for any Subsidiary of the Company since January 1, 1993 was duly licensed as an insurance agent (for the type of business written, sold or produced by such insurance agent) in the particular jurisdiction in which such agent wrote, sold or produced such business and was properly appointed by such Subsidiary. All written contracts and agreements between any such agent, on the one hand, and the Company or any of its Subsidiaries, on the other hand, are in material compliance with all applicable laws and regulations. To the knowledge of the Company and its Subsidiaries, no such agent is the subject of, or party to, any disciplinary action or proceeding under applicable law. As of the date hereof, to the Company's knowledge, the Company has not been advised that any insurance agent intends to terminate or materially change its relationship with the Company or its Subsidiaries as a result of the Merger or the contemplated operations of the Company and its Subsidiaries after the Merger is consummated.

          (f) Except as set forth in Section 3.8(f) of the Disclosure Schedule, neither the Company nor any of its Subsidiaries is a party to any fronting agreement or places or sells coinsurance whether for its own account or for any reinsurance company.

          (g)  There are to the knowledge of the Company (i) no claims asserted,
     (ii) no actions, suits, investigations or proceedings by or before any court or other Governmental Entity and (iii) no investigations by or on behalf of any of the Company or its Subsidiaries ((i), (ii) and (iii) being collectively referred to as "Actions") pending or threatened, against or involving any of the Company or its Subsidiaries, that include allegations that any of the Company or its Subsidiaries were in violation of or failed to comply with any law, statute, ordinance, rule, regulation, code, writ, judgment, injunction, decree, determination or award applicable to the Company or its Subsidiaries in the respective jurisdictions in which their products have been sold.

     3.9. RATING AGENCIES. Except as disclosed in Section 3.9 of the Disclosure Schedule, since December 31, 1997, no rating agency has imposed conditions (financial or otherwise) on retaining any currently held rating assigned to any Subsidiary of the Company that is an insurance company or indicated to the Company that it is considering the downgrade of any rating assigned to any Subsidiary of the Company that is an insurance company. As of the date of this Agreement, each Subsidiary of the Company that is an insurance company has the A.M. Best rating set forth in Section 3.9 of the Disclosure Schedule. Notwithstanding anything to the contrary, the imposition of conditions (financial or otherwise) on retaining any currently held rating assigned to any Subsidiary of the Company that is an insurance company or downgrade of any rating assigned to any Subsidiary of the Company that is an insurance company primarily as a result of the transactions contemplated by this Agreement shall not be a breach of this representation and warranty.

     3.10. ABSENCE OF CERTAIN CHANGES OR EVENTS. Since December 31, 1997, there has not been, occurred, or arisen any change, event (including, without limitation, any damage, destruction, or loss whether or not covered by insurance), condition or state of facts of any character with respect to the business or financial condition of the Company or any of its Subsidiaries, except (i) as disclosed in Section 3.10 of the Disclosure Schedule or in the Filed Company SEC Documents, (ii) the imposition of conditions (financial or otherwise) on retaining any currently held rating assigned to any Subsidiary of the Company that is an insurance company or downgrade of any rating assigned to any Subsidiary of the Company that is an insurance company primarily as a result of the transactions contemplated by this Agreement, and (iii) for events in the ordinary course of business consistent with past practice that would not, individually or in the aggregate, result in a Material Adverse Effect on the Company. Except as disclosed in Section 3.10 of the Disclosure Schedule or in the Filed Company SEC Documents, since December 31, 1997, the Company and each of its Subsidiaries has operated only in the ordinary course of business consistent with past practice and (without limiting the generality of the foregoing) there has not been, occurred, or arisen:

          (a) any declaration, setting aside or payment of any dividend or other distribution in respect of the capital stock of the Company or any direct or (other than any retirement of any Company Stock Options contemplated pursuant to this Agreement) indirect redemption, purchase or other acquisition by the Company of any such stock or of any interest in or right to acquire any such stock;

          (b) any split, combination or reclassification of any of its outstanding capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of the Company's or any of its Subsidiary's outstanding capital stock;

          (c) (i) any granting by the Company or any of its Subsidiaries to any director, officer or other employee of the Company or any of its Subsidiaries of any increase in compensation (including perquisites), except, with respect to employees other than Key Employees (as defined below), grants in the ordinary course of business consistent with prior practice, (ii) any granting by the Company or any of its Subsidiaries to any such director, officer or other employee of any increase in severance or termination pay,
     (iii) any entry into, modification, amendment, waiver or consent by the Company or any of its Subsidiaries with respect to any employment, severance, change of control, termination or similar agreement, arrangement or plan (oral or otherwise) with any officer, director or other employee or
     (iv) any granting by the Company or any of its Subsidiaries of any Company Stock Option or the change or amendment of any existing Company Stock Option or Company Stock Option Plan;

          (d) any change in the method of accounting or policy used by the Company or any of its Subsidiaries other than as disclosed in the financial statements included in the Filed Company SEC Documents, the Company Annual Statement or the Company Quarterly Statement most recently filed and publicly available prior to the date hereof or which were required by GAAP or SAP;

          (e) made any material amendment to the insurance policies in force of any Subsidiary of the Company or made any change in the methodology used in the determination of the reserve liabilities of the Subsidiaries of the Company or any reserves contained in the financial statements included in the Filed Company SEC Documents, the Company Annual Statement or the Company Quarterly Statements;

          (f) any termination, amendment or entrance into as ceding or assuming insurer any reinsurance, coinsurance or other similar agreement or any trust agreement or security agreement relating thereto, other than (i) facultative reinsurance contracts related to the Company's public entity business only that have been entered into in the ordinary course of business consistent with past practice and (ii) renewals for periods of one year or less on substantially the same terms, in the ordinary course of business;

          (g) any introduction of any insurance policy or any changes made in its customary marketing, pricing, underwriting, investing or actuarial practices and policies, except in the ordinary course of business consistent with past practice;

          (h) any Lien created or assumed on any of the assets or properties of the Company or any of its Subsidiaries;

          (i) any liability involving the borrowing of money by the Company or any of its Subsidiaries or the incurrence by the Company or any of its Subsidiaries of any deferred purchase price obligation (other than trade credit incurred in the ordinary course of business and consistent with past practice);

          (j) any cancellation of any liability owed to the Company or any of its Subsidiaries by any other person or entity other than immaterial amounts owed by a person or entity who is not a Related Party (as defined in Section 3.19);

          (k) any write-off or write-down of, or any determination to write-off or writedown, the assets or properties (other than any statutory write-down of investment assets which is not related to a permanent impairment of value) of the Company of any of its Subsidiaries or any portion thereof;

          (l) any expenditure or commitment for additions to property, plant, equipment, or other tangible or intangible capital assets or properties of the Company or any of its Subsidiaries which exceeds $75,000 individually or in the aggregate;

          (m) any material change in any marketing relationship between the Company or any of its Subsidiaries and any person or entity through which the Company sells insurance Contracts; or

          (n)  any Contract to take any of the actions prohibited in this
     Section 3.10.

     3.11.  ABSENCE OF UNDISCLOSED LIABILITIES.  Except as reflected in Section
3.11 of the Disclosure Schedule, as of December 31, 1997, neither the Company nor any of its Subsidiaries had any liabilities, absolute, accrued, contingent or otherwise, whether due or to become due, which were not shown or provided for in the audited financial statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 1997. Since December 31, 1997, neither the Company nor any of its Subsidiaries has incurred any liabilities, absolute, accrued, contingent or otherwise, whether due or to become due except: (i) liabilities arising in the ordinary course of business consistent with past practice, which would not individually or in the aggregate cause a Material Adverse Effect on the Company and its Subsidiaries taken as a whole; (ii) as specifically and individually reflected in Section 3.11 of the Disclosure Schedule or Filed Company SEC Documents or (iii) other liabilities which, individually or in the aggregate, together with those liabilities referenced in subparagraphs (i) and (ii) would not adversely affect the Company and its Subsidiaries taken as a whole in any material respect. Except for regular periodic assessments in the ordinary course of business, no claim or assessment is pending or, to the knowledge of the Company, threatened, against the Company or any of its Subsidiaries by any state insurance guaranty association in correction with such association's fund relating to insolvent insurers.

     3.12. LITIGATION. Except as set forth in Section 3.12 of the Disclosure Schedule and except for claims arising under insurance policies in (a) an amount no greater than the limits set forth in such policies and/or (b) not involving punitive, extra-contractual or extraordinary damages, (i) there is no material suit, action, investigation, arbitration or proceeding pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries, at law or in equity, before any person and (ii) there is no writ, judgment, decree, injunction, rule or similar order of any Governmental Entity or arbitrator outstanding against the Company or any of its Subsidiaries.

     3.13.  TAXES.  Except as set forth in Section 3.13 of the Disclosure
Schedule:

          (a) The Company and its Subsidiaries have (i) duly and timely filed (or there have been filed on their behalf) with the appropriate taxing authorities all Tax Returns (as defined below) required to be filed by them, and all such Tax Returns are true, correct and complete in all material respects and (ii) timely paid or there have been paid on their behalf all material Taxes (as defined below) due or claimed to be due from them by any taxing authority.

          (b) The Company and its Subsidiaries have complied in all respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes and have, within the time and manner prescribed by law, withheld and paid over to the proper governmental authorities all amounts required to be withheld and paid over under all applicable laws.

          (c) There are no liens for material Taxes upon the assets or properties of the Company or any of its Subsidiaries except for statutory liens for current Taxes not yet due.

          (d) Neither the Company nor any of its Subsidiaries has requested any extension of time within which to file any material Tax Return in respect of any taxable year which has not since been filed.

          (e) To the Company's knowledge, no federal, state, local or foreign audits or other administrative proceedings or court proceedings ("Audits") exist with regard to any material Taxes or material Tax Returns of the Company or any of its Subsidiaries and there has not been received any written notice that such an Audit is pending or threatened with respect to any material Taxes due from or with respect to the Company or any of its Subsidiaries or any material Tax Return filed by or with respect to the Company or any of its Subsidiaries.

          (f) Neither the Company nor any of its Subsidiaries has requested or received a ruling from any taxing authority or signed a closing or other agreement with any taxing authority which would materially affect any taxable period after the Closing Date.

          (g) The federal and state income Tax Returns of the Company and its Subsidiaries have been examined by the appropriate taxing authorities (or the applicable statute of limitations for the assessment of Taxes for such periods have expired) for all periods through December 31, 1993, and a list of all Audits commenced or completed with respect to the Company and its Subsidiaries for all taxable periods not yet closed by the statute of limitations is set forth in Section 3.13 of the Disclosure Schedule.

          (h) All material Tax deficiencies which have been claimed, proposed or asserted in writing against the Company or any of its Subsidiaries have been fully paid, finally settled or adequately reserved, and no issue has been raised in writing in any examination which, by application of similar principles, could be expected to result in the proposal or assertion of a material Tax deficiency for any other year not so examined.

          (i) Neither the Company nor any of its Subsidiaries is required to include in income any adjustment pursuant to Section 481(a) of the Internal Revenue Code of 1986, as amended (the

     "Code"), for any period after the Closing Date, by reason of any voluntary or involuntary change in accounting method (nor has any taxing authority proposed in writing any such adjustment or change of accounting method).

          (j) Neither the Company nor any of its Subsidiaries is a party to, is bound by, nor has any obligation under, any Tax sharing agreement, Tax indemnification agreement or similar contract or arrangement.

          (k) No power of attorney has been granted by or with respect to the Company or any of its Subsidiaries with respect to any matter relating to Taxes, which is currently effective.

          (l) Neither the Company nor any of its Subsidiaries has filed a consent pursuant to Section 341(f) of the Code (or any predecessor provision) or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as such term is defined in Section 341(f)(4) of the Code) owned by the Company or any of its Subsidiaries.

          (m) Since December 31, 1997, neither the Company nor any of its Subsidiaries has incurred any liability for Taxes other than in the ordinary course of business or as have been fully and adequately reserved for in the Company Consolidated Financial Statements.

          (n) Neither the Company nor any of its Subsidiaries has or could have any liability for any material Taxes of any person other than itself or the Company or any of its Subsidiaries under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law).

          (o) Neither the Company nor any of its Subsidiaries has any intercompany items or corresponding items that have not been taken into account under Treasury Regulation Section 1. 1502-13 (or any similar provision under state, local or foreign law).

          (p) Neither the Company nor any of its Subsidiaries has made any tax election that would result in deferring any material income or gain from a tax period ending on or before the Closing Date to a tax period ending after the Closing Date without a corresponding receipt of cash and/or property or would result in accelerating any material loss or deduction from a tax period ending after the Closing Date to a tax period ending on or before the Closing Date.

          (q) Neither the Company nor any of its Subsidiaries is a party to any contract, agreement or other arrangement(s) which could result in the payment of amounts that could be nondeductible by reason of Section 28OG or 162(m) of the Code.

     For purposes of this Agreement, (i) "Taxes" (including,, with correlative meaning, the term "Tax") shall mean all taxes, charges, fees, levies, penalties or other assessments imposed by any federal, state, local or foreign taxing authority, including, but not limited to, income, gross receipts, excise, property, sales, transfer, franchise, payroll, withholding social security and other taxes, and shall include any interest, penalties or additions attributable thereto and (ii) "Tax Return" shall mean any return, report, information return or other document (including any related or supporting information) required to be prepared with respect to Taxes.

     3.14. EMPLOYEE BENEFIT PLANS; ERISA. (a) Section 3.14(a) of the Disclosure Schedule sets forth a complete and correct list of (i) all "employee benefit plans," as defined in Sec tion 3(3) of ERISA, which Company or any of its Subsidiaries maintains or has any obligation or liability, contingent or otherwise ("Company Benefit Plans") and (ii) all employment or consulting agreements and all bonus or other incentive compensation, stock bonus, stock option, restricted stock, stock appreciation right, stock purchase, bonus, deferred compensation, salary continuation, severance, perquisites or other special or fringe benefit agreements (including mortgage financings and tuition reimbursements), which the Company or any of its Subsidiaries maintains or has any obligation or liability (contingent or otherwise) in each case, with respect to any current or former officer, director or employee of the Company or any of its Subsidiaries (the "Company Employee Arrangements").

          (b) With respect to each Company Benefit Plan, a complete and correct copy of each of the following documents (if applicable) has been provided or made available to Emerald: (i) the most recent plan and related trust documents, and all amendments thereto; (ii) the most recent summary plan description, and all related summaries of material modifications thereto;
     (iii) the most recent Form 5500

     (including schedules and attachments); (iv) the most recent IRS determination letter or request therefor; and (v) the most recent actuarial reports (including for purposes of Financial Accounting Standards Board Report Nos. 87,106 and 112), if any. A complete and correct copy of each Company Employee Arrangement has been provided or made available to Emerald.

          (c) Any Company Benefit Plans intended to qualify under Section 401 of the Code have been determined by the Internal Revenue Service to be so qualified and no event has occurred and no condition exists with respect to the form or operation of such Company Benefit Plans that would cause the loss of such qualification.

          (d) Except as set forth in Section 3.14(d) of the Disclosure Schedule, all contributions or other payments required to have been made by the Company or any of its Subsidiaries to or under any Company Benefit Plan or Company Employee Arrangement by applicable law or the terms of such Company Benefit Plan or Company Employee Arrangement (or any agreement relating thereto) have been timely and properly made.

          (e) Except as set forth in Section 3.14(e) of the Disclosure Schedule, neither the Company nor any of its Subsidiaries maintains or has an obligation to contribute to retiree life or retiree health plans which provide for continuing benefits or coverage for current or former officers, directors or employees of the Company or any of its Subsidiaries except as may be required under Part 6 of Title I of ERISA and at the sole expense of the participant or the participant's beneficiary.

          (f) Except as disclosed in Section 3.14(f) of the Disclosure Schedule, none of the assets of any Company Benefit Plan is stock of the Company or any of its affiliates, or property leased to or jointly owned by the Company or any of its affiliates.

          (g) Except as disclosed in Section 3.14(g) of the Disclosure Schedule and as otherwise provided in Section 2.3, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment becoming due to any employee (current, former or retired) of the Company, (ii) increase any benefits under any Company Benefit Plan or Company Employee Arrangement, or
     (iii) result in the acceleration of the time of payment of, vesting of or other rights with respect to any such benefits.

          (h) No prohibited transaction under Section 406 of ERISA or Section 4975 of the Code has occurred with respect to a Company Benefit Plan.

          (i) Each Company Benefit Plan (including without limitation, a Company Benefit Plan covering retirees or the beneficiaries of such retirees) may be terminated or amended by the plan sponsor at any time without the consent of any person covered thereunder, and may be terminated without liability for benefits accruing after the date of such termination.

          (j) There are (i) no investigations pending by any governmental entity (including the Pension Benefit Guaranty Corporation ("PBGC")) involving the Company Benefit Plans and (ii) no pending or threatened claims (other than routine claims for benefits), suits or proceedings against any Company Benefit Plan, against the assets of any of the trusts under any Company Benefit Plan or against any fiduciary of any Company Benefit Plan with respect to the operation of such plan or asserting any rights or claims to benefits under any Company Benefit Plan or against the assets of any trust under such plan.

          (k) Neither the Company nor any of its Subsidiaries maintains or contributes to, nor have they ever maintained or contributed to, any pension plan subject to Title IV of ERISA or Sections 412 of the Code or 302 of ERISA.

          (l) Except as disclosed in Section 3.14(l) of the Disclosure Schedule, neither the Company nor any of its Subsidiaries has incurred, or reasonably expects to incur, any liability under Title IV or ERISA (other than for the payment of PBGC insurance premiums or plan benefits which have been paid when due).

          (m) Except as disclosed in Section 3.14(m) of the Disclosure Schedule, neither the Company nor any of its Subsidiaries has any liability (including any contingent liability under Section 4204 of ERISA) with respect to any "multiemployer plan" (within the meaning of Section 3(37) of ERISA).

     3.15. LABOR MATTERS (a) Neither the Company nor any of its Subsidiaries is a party to any labor or collective bargaining agreement and no employees of the Company or any of its Subsidiaries are represented by any labor organization.

          (b) There are no strikes, work stoppages, slowdowns, lockouts, material arbitrations or material grievances or other material labor disputes pending or, to the knowledge of the Company, threatened in writing against or involving the Company or any of its Subsidiaries. There are no unfair labor practice charges, grievances or complaints pending or, to the knowledge of the Company, threatened in writing by or on behalf of any employee or group of employees of the Company or any of its Subsidiaries.

          (c) Except as set forth in Section 3.15 of the Disclosure Schedule, there are no complaints, charges or claims against the Company or any of its Subsidiaries pending or, to the knowledge of the Company, threatened to be brought or filed with any governmental authority, arbitrator or court based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment of any individual by the Company or any of its Subsidiaries.

          (d) Since December 31, 1993, there has been no "mass layoff' or "plant closing" (as deemed by the WARN Act) with respect to the Company or any of its Subsidiaries.

     3.16.  ENVIRONMENTAL MATTERS.  (a) For purposes of this Agreement:

          (i) "Environmental Law" means any applicable law regulating or prohibiting Releases of Hazardous Materials into any part of the natural environment, or pertaining to the protection of natural resources, the environment, and public and employee health and safety from Hazardous Materials including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act ("CERCLA") (42 U.S.C. Section 9601 ET SEQ.), the Hazardous Materials Transportation Act (49 U.S.C.
     Section 1801 ET SEQ.), the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 ET SEQ.), the Clean Water Act (33 U.S.C. Section 1251 ET SEQ.), the Clean Air Act (33 U.S.C. Section 7401 ET SEQ.), the Toxic Substances Control Act (15 U.S.C. Section 7401 ET SEQ.), the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. Section 136 ET SEQ.), and the Occupational Safety and Health Act (29 U.S.C. Section 651 ET SEQ.) ("OSHA") (to the extent OSHA regulates occupational exposure to Hazardous Materials) and the regulations promulgated pursuant thereto, and any such applicable state or local statutes, and the regulations promulgated pursuant thereto, as such laws have been and may be amended or supplemented through the Closing Date;

          (ii) "Hazardous Material" means any substance, material or waste which is regulated as hazardous or toxic by any public or governmental authority in the jurisdictions in which the applicable party or its Subsidiaries conducts business, or the United States, including, without limitation, any material or substance which is defined as a "hazardous waste," "hazardous material," "hazardous substance," "extremely hazardous waste" or "restricted hazardous waste," "contaminant," "toxic waste" or "toxic substance" under any provision of Environmental Law and shall also include, without limitation, petroleum, petroleum products, asbestos, polychlorinated biphenyls and radioactive materials;

          (iii) "Release" means any release, spill, effluence, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching, or migration of Hazardous Material into the environment; and

          (iv) "Remedial Action" means all actions, including, without limitation, those involving any capital expenditures, required by a governmental entity or required under any Environmental Law, or voluntarily undertaken to: (A) clean up, remove, treat, or in any other way mitigate the adverse effects of any Hazardous Materials Released in the environment;
     (B) prevent the Release or threat of Release, or minimize the further Release of any Hazardous Material so it does not endanger or threaten to endanger the public health or welfare or the environment; (C) perform preremedial studies and investigations or postremedial monitoring and care pertaining or relating to a Release or threat of Release; or (z) bring the applicable party into compliance with any Environmental Law.

          (b)  Except as set forth in Section 3.16 of the Disclosure Schedule:

             (i) The operations of the Company and each of its Subsidiaries have been and, as of the Closing Date, will be, in compliance with all Environmental Laws, except for such noncompliance which would not individually or in the aggregate adversely affect the Company and its Subsidiaries taken as a whole in any material respect;

             (ii) The Company and each of its Subsidiaries have obtained and will, as of the Closing Date, maintain all permits required under applicable Environmental Laws for the continued operations of their respective businesses, except where the failure to so obtain or maintain would not individually or in the aggregate adversely affect the Company and its Subsidiaries taken as a whole in any material respect;

             (iii) Neither the Company nor any of its Subsidiaries is subject to any outstanding orders from, or agreements with, any Governmental Entity or other person respecting (A) Environmental Laws, (B) Remedial Action or (C) any Release or threatened Release of a Hazardous Material;

             (iv) Neither the Company nor any of its Subsidiaries has received any written communication alleging, with respect to any such party, the violation of or potential liability under any Environmental Law;

             (v) Neither the operations of the Company nor any of its Subsidiaries involve the generation, transportation, treatment, storage or disposal of hazardous waste as defined and regulated under 40 C.F.R. Parts 260-270 (in effect as of the date of this Agreement) or any state equivalent;

             (vi) No judicial or administrative proceedings or governmental investigations are pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries alleging the violation of or seeking to impose liability pursuant to any Environmental Law;

             (vii) No environmental approvals, clearances or consents are required under applicable law from any governmental entity or authority in order to consummate the reactions contemplated herein; and

          (c) This Section 3.16 sets forth the sole representations and warranties of the Company with respect to Environmental Laws.

     3.17. REAL AND PERSONAL PROPERTY. (a) There is no real property owned in fee by the Company or any of its Subsidiaries.

          (b) Each lease, sublease or other agreement (collectively, the "Real Property Leases") under which the Company or any of its Subsidiaries uses or occupies or has the right to use or occupy, now or in the future, any real property is valid, binding and in full force and effect, all rent and other sums and charges payable by the Company or any of its Subsidiaries as a tenant thereunder are current, and no termination event or condition or uncured default of a material nature on the part of the Company or any of its Subsidiaries or, to the Company's knowledge, the landlord, exists under any Real Property Lease. The Company and its Subsidiaries have a good and valid leasehold interest in each parcel of real property leased by them, free and clear of all Liens, except those reflected or reserved against in the consolidated balance sheet of the Company dated as of December 31, 1997, and Liens imposed upon the leased real property by or on account of the landlords thereof.

          (c) Except as set forth in Section 3.17(c) of the Disclosure Schedule, the Company and its Subsidiaries own good and indefeasible title to, or have a valid leasehold interest in or a valid right under contract to use, all tangible personal property that is used in the conduct of their business, free and clear of any Liens, except for any mechanics or similar statutory liens arising in the ordinary course of business. All such tangible personal property is in good operating condition and repair (normal wear and tear excepted) and is suitable for its current uses.

          (d) Except as set forth in Section 3.17(d) of the Disclosure Schedule, the Company and its Subsidiaries own or have a right to use each trademark, trade name, patent, service mark, brand mark, brand name, database, copyright and other intellectual property owned or used in connection with the operation of the business of the Company and its Subsidiaries, including any registrations thereof, and each license or other contract relating thereto (collectively, the "Company Intangible Property"), free and clear of any and all Liens. Section 3.17(d) of the Disclosure Schedule sets forth a complete list of the Company Intangible Property. To the knowledge of the Company, the use of the Company Intangible

     Property by the Company and its Subsidiaries does not conflict with, infringe upon, violate or interfere with any right, title or interest of any other person. Except as set forth in Section 3.17(d) of the Disclosure Schedule, the Company and its Subsidiaries own or have valid and enforceable licenses or other rights to use, free and clear of any and all Liens, all software used in connection with the operation of the business of the Company and its Subsidiaries, the use of such software by the Company and its Subsidiaries does not infringe on or otherwise violate the rights of any person, and, to the knowledge of the Company, no person is challenging, infringing on or otherwise violating, the right of the Company or any Subsidiary with respect to any such software used by the Company and its Subsidiaries.

     3.18. MATERIAL CONTRACTS. Section 3.18 of the Disclosure Schedule contains a true and complete list of each of the following Company Material Contracts (as defined in this Section 3.18) in effect as of the date of this Agreement (true and complete copies of which have been made available to Emerald) to which the Company or any of its Subsidiaries is a party or by which any of their respective assets or properties is or may be bound:

          (a) all employment, agency (other than insurance agency), consulting, or representation contracts or other contracts of any type (including, without limitation, loans or advances) with any present officer or director, agent (other than an insurance agent), consultant, or other similar representative of the Company or any of its Subsidiaries (or former officer, director, Key Employee, agent (other than an insurance agent), consultant or similar representative of the Company or any of its Subsidiaries if there exists any present or future liability with respect to such contract);

          (b) a specimen form insurance agent contract (the "Producer Agreements") and any insurance agent contract having terms different in any material respect than the terms contained in the specimen form agent contract;

          (c) all contracts with any person or entity containing any provision or covenant limiting the ability of the Company to (A) sell any products or services, (B) engage in any line of business or (C) compete with or obtain products or services from any person or entity or (ii) limiting the ability of any person or entity to compete with or to provide products or services to the Company;

          (d) all contracts relating to the borrowing of money by the Company, relating to the deferred purchase price for property or services, or relating to the direct or indirect guarantee by the Company or any of its Subsidiaries of any liability;

          (e) all contracts (other than contracts of insurance or reinsurance entered into in the ordinary course of business) pursuant to which the Company or any of its Subsidiaries has agreed to indemnify or hold harmless any person or entity (other than indemnifications or hold harmless covenants in the ordinary course of business and consistent with past practice);

          (f) all leases or subleases of real property used in the business, operations, or affairs of the Company or any of its Subsidiaries;

          (g) all contracts or arrangements (including, without limitation, those relating to allocations of expenses, personnel, services, or facilities) between the Company and any of its Subsidiaries or among the Subsidiaries of the Company;

          (h) all leases of automobiles used in the business, operations or affairs of the Company or any of its Subsidiaries;

          (i) all reinsurance (whether as assuming or ceding insurer or otherwise), coinsurance or other similar contracts;

          (j) all other contracts (other than insurance contracts issued, reinsured or underwritten by the Company) that involve the payment or potential payment, pursuant to the terms of such contracts, by or to the Company of more than $75,000 or that are otherwise material to the business or condition of the Company; and

          (k) any commitments or other obligations to enter into any of the foregoing.

     Each Company Material Contract disclosed or required to be disclosed in
Section 3.18 of the Disclosure Schedule is in full force and effect and constitutes a legal, valid and binding obligation of the Company or any of its Subsidiaries to the extent any such entity is a party thereto and, to the knowledge of Company, each other party thereto. Neither the Company nor any of its Subsidiaries has received from any other party to such Company Material Contract any written notice of termination or intention to terminate or not to honor the terms of such Contract. Except as set forth in Section 3.18 of the Disclosure Schedule, neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any other party to such Company Material Contract is in violation or breach of or default under any such Company Material Contract (or with or without notice or lapse of time or both, would be in violation or breach of or default under any such Contract), which violations, breach or default would individually or in the aggregate adversely affect the Company and its Subsidiaries taken as a whole in any material respect. As used in this Agreement, the term "Company Material Contract" shall mean any agreement, arrangement, undertaking, lease, sublease, license, sublicense, promissory note, evidence of indebtedness or other binding contract, in each case, reduced to writing having a value of $100,000 or more per year. As used in this Agreement "Key Employee" shall mean employees of the Company having a salary of $90,000 or more per year.

     3.19. RELATED PARTY TRANSACTIONS. Except as set forth in Section 3.19 of the Disclosure Schedule, no director, officer, "affiliate" or "associate" (as such terms are defined in Rule 12b-2 under the Exchange Act) of the Company (each a "Related Party"): (i) has borrowed any monies from or has outstanding any indebtedness, liabilities or other similar obligations to the Company or any of its Subsidiaries; (ii) owns any direct or indirect interest of any kind in, or is a director, officer, employee, partner, affiliate or associate of, or consultant or lender to, or borrower from, or has the right to participate in the management, operations or profits of, any person or entity which is (A) a competitor, supplier customer, distributor, lessor, tenant, creditor or debtor of the Company or any of its Subsidiaries, (B) engaged in a business related to the business of the Company or any of its Subsidiaries or (C) participating in any transaction to which the Company or any of its Subsidiaries is a party; or
(iii) is otherwise a party to any contract, arrangement or understanding, with the Company or any of its Subsidiaries.

     3.20. LIENS. Except as set forth in Section 3.20 of the Disclosure Schedule, neither the Company nor any of its Subsidiaries has granted, created or suffered to exist with respect to any of its assets, any mortgage, pledge, charge, hypothecation, collateral assignment, lien (statutory or otherwise), encumbrance or security agreement of any kind or nature whatsoever (collectively, the "Liens").

     3.21. OPERATIONS INSURANCE. Section 3.21 of the Disclosure Schedule contains a true and complete list and description of all liability, property, workers compensation, directors and officers liability, and other similar insurance policies or agreements that insure the business, operations, or affairs of the Company and its Subsidiaries or affect or relate to the ownership, use, or operations of any of the assets or properties of the Company and its Subsidiaries. Excluding insurance policies that have expired and been replaced in the ordinary course of business, no insurance policy has been canceled within the last year except as disclosed in Section 3.21 of the Disclosure Schedule, and, to the knowledge of the Company or its Subsidiaries, no threat has been made to cancel any insurance policy of any of the Company or its Subsidiaries during such period. Except as disclosed in Section 3.21 of the Disclosure Schedule, all such insurance will remain in full force and effect with respect to periods before the Closing without the payment of additional premiums. No event has occurred, including, without limitation, the failure by any of the Company or its Subsidiaries to give any notice or information or any of the Company or its Subsidiaries giving any inaccurate or erroneous notice or information, which limits or impairs the rights of such Company or Subsidiary under any such insurance policies.

     3.22. OPINION OF FINANCIAL ADVISOR. The Company has received the opinion of the Financial Advisor dated December 1, 1998 (the "FPK Opinion"), to the effect that, as of the date thereof, the Merger Consideration to be received by the holders of Company Common Stock in the Merger is fair from a financial point of view to such holders. A signed, true and complete copy of the FPK Opinion has been delivered to Emerald, and the FPK Opinion has not been withdrawn or modified.

     3.23. BOARD OF DIRECTORS RECOMMENDATION. The Board of Directors of the Company, at a meeting duly called and held, has by the unanimous vote of those directors present and voting (who constituted all of the directors then in office) (i) approved and adopted this Agreement, the Merger and the other transactions contemplated hereby, (ii) determined that the consideration to be received by the holders of shares of Company Common Stock pursuant to the Merger is fair to the holders of such shares, (iii) resolved to recommend, subject to Sections 5.4 and 6.1 of this Agreement, that the holders of the shares of Company Common Stock approve this Agreement and the transactions contemplated herein and (iv) resolved to call a special meeting of the stockholders of the Company to approve the Merger.

     3.24. STOCKHOLDER VOTE REQUIRED. The affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock is the only vote of the holders of any class or series of the Company's capital stock necessary (under applicable law or otherwise) to approve the Merger and the transactions contemplated hereby.

     3.25. BROKERS. The Company represents that no agent, broker, investment broker, financial advisor or other firm or person is or will be entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement, except for the Financial Advisor, whose fees and expenses shall be paid by the Company in accordance with the Company's agreements with such firm dated as of February 6, 1998, a true and correct copy of which has been furnished to Emerald prior to the date hereof.

     3.26. BANK ACCOUNTS. Section 3.26 of the Disclosure Schedule contains (i) a true and complete list of the names and locations of all banks, trust companies, securities brokers, and other financial institutions at which the Company and each of its Subsidiaries has an account or safe deposit box, (ii) a true and complete list and description of each such account, box, and relationship, and (iii) a list of all signatories for each such account and box.

     3.27. PREMIUM BALANCES RECEIVABLE. The premium balances receivable of the Company and its Subsidiaries as reflected in the Company's financial statements for the quarter ended September 30, 1998, to the extent uncollected on the date hereof, and the premium balances receivable reflected on the books of the Company and its Subsidiaries as of the date hereof, are valid and existing and represent monies due, and the Company and its Subsidiaries have made reserves reasonably considered adequate for receivables not collectible in the ordinary course of business, and (subject to the aforesaid reserves) are subject to no refunds or other adjustments and to no defenses, rights of setoff, assignments, restrictions, encumbrances or conditions enforceable by third parties or affecting any material amount thereof.

     3.28. INVESTMENT PORTFOLIO AND OTHER ASSETS. The Company and its Subsidiaries own an investment portfolio acquired in the ordinary course of business, and a true and complete list of the securities and other investments in such investment portfolio, as of September 30, 1998 with respect to mortgage loans and September 30, 1998, if any, with respect to debt and equity securities and other investments, with true and correct information included thereon as to the cost of each such investment and the market value thereof as of such date, is listed in Section 3.28 of the Disclosure Schedule. Except as otherwise set forth in Section 3.28 of the Disclosure Schedule, (i) none of the investments included in such investment portfolio is in default in the payment of principal or interest or dividends or impaired to any extent, (ii) all investments included in such investment portfolio comply (x) with all insurance laws and regulations of each of the states to which the Company and its Subsidiaries is subject relating thereto and (y) to the Company's knowledge, with all federal and state securities laws and (iii) such investments constitute all of the investments or holdings (including loans to agencies) of the Company and its Subsidiaries other than any disclosed in Sections 3.3, 3.17(a) or 3.17(c) of the Disclosure Schedule.

     3.29. PAYMENTS. To the knowledge of the Company, neither the Company nor any of its Subsidiaries nor any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any Subsidiary has used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, or made any direct or indirect unlawful payments to government officials or employees or agents from corporate funds, or established or maintained any unlawful or unrecorded funds.

     3.30. REINSURANCE AGREEMENTS. Section 3.30 of the Disclosure Schedule contains a true and complete list of all reinsurance treaties and contracts applicable to the Company (whether as ceding insurer or assuming reinsurer) or the Subsidiaries (individually, a "Reinsurance Agreement" and collectively, the "Reinsurance Agreements"), copies of which have been delivered or made available to Emerald. Each of the Reinsurance Agreements is valid and binding in all material respects in accordance with its terms and is in full force and effect. No other party to any Reinsurance Agreement has given notice to the Company or any of its Subsidiaries that intends to terminate or cancel any such Reinsurance Agreement as a result of the Merger or the contemplated operations of the Company or its Subsidiaries after the Merger is consummated, which termination or change would have a Material Adverse Effect on the Company. Any Subsidiary of the Company that has ceded reinsurance pursuant to any such Reinsurance Agreement is entitled to take full credit in its financial statements for all amounts recoverable (net of any reserve for collectibility under such Reinsurance Agreement) with such credit accounted for (i) pursuant to SAP, as a reduction of such Company's loss reserves and (ii) pursuant to GAAP, as a reinsurance recoverable asset. The Company has no unrecoverable reinsurance balances, other than as fully reserved on the Company's consolidated balance sheet dated September 30, 1998 and delivered to Emerald prior to the date of execution hereof or specified on Section 3.30(b) of the Disclosure Schedule.

     3.31. STATE ANTITAKEOVER STATUTES. The Company has granted all approvals and taken all other steps necessary to exempt the Merger and the other transactions contemplated hereby from the requirements and provisions of Section 203 of the DGCL and any other state antitakeover statute or regulation such that none of the provisions of such Section 203 or any other "business combination," "moratorium," "control share" or other state antitakeover statute or regulation
(x) prohibits or restricts the Company's ability to perform its obligations under this Agreement or its ability to consummate the Merger and the other transactions contemplated hereby, (y) would have the effect of invalidating or voiding this Agreement, or (z) would subject Parent or Newco to any material impediment or condition in connection with the exercise of any of their respective rights under this Agreement.

     3.32. CERTAIN OTHER AGREEMENTS. Security Insurance Company of Hartford has entered into the Stockholders Agreement (the "Stockholders Agreement") set forth as Exhibit 1 hereto. Stanley A. Galanski has entered into the Employment Agreement (the "Galanski Employment Agreement") set forth as Exhibit 2 hereto. Robert M. Lynyak has entered into the Employment Agreement (the "Lynyak Employment Agreement" and, together with the Galanski Employment Agreement, the "Employment Agreements") set forth as Exhibit 3 hereto. The Roanoke Consent (the "Roanoke Consent"), substantially in the form of Exhibit 4 hereto, has been entered into by The Roanoke Companies.

     3.33. COMPANY CASH AND CASH EQUIVALENTS. The Company has cash and cash equivalents (the "Company Cash") of at least $24,000,000. There are no restrictions, liens, security interests or similar encumbrances on the Company Cash. There exist no restrictions whatsoever, by operation of law or contract or regulation or otherwise, other than as set forth in this Agreement, that could prevent the Company from distributing the Company Cash to its shareholders.

     3.34. YEAR 2000. The Company is in the process of reviewing its and its Subsidiaries' software and hardware systems which perform critical or important accounting, data processing, data storage, data transmission and report writing functions for the purposes of evaluating the readiness of these systems to function without material interruption on the occurrence of the year 2000 ("Y2K Readiness"). In connection with this process the Company has retained the services of Y2K Readiness consultants to assist the Company in these efforts and has undertaken to obtain assurances from its principal software suppliers and service firms as to the Y2K Readiness of certain mission critical or important systems obtained from these outside sources or utilized by them in providing critical services to the Company. The Company reasonably believes that all software, hardware and equipment (including microprocessors) that are owned or utilized by the Company or any of its Subsidiaries in the operations of its or their respective business will be capable, by December 31, 1999, of accounting for all calculations using a century and date sensitive algorithm for the year 2000 and the fact the year 2000 is a leap year and to otherwise continue to function without any interruption caused by the occurrence of the year 2000.

                                   ARTICLE IV
                   REPRESENTATIONS AND WARRANTIES OF EMERALD

     Emerald represents and warrants to the Company as follows:

     4.1. ORGANIZATION, STANDING AND POWER. Emerald is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated or organized, has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted and is duly qualified or licensed to do business as a foreign corporation and in good standing to conduct business in each jurisdiction in which the business it is conducting, or the operation, ownership or leasing of its properties, makes such qualification or license necessary, other than such jurisdictions where the failure so to qualify or become so licensed would not, individually or in the aggregate, adversely affect Emerald and its Subsidiaries taken as a whole in any material respect.

     4.2. AUTHORITY; CONSENT AND APPROVALS. (a) Emerald has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Emerald, including the affirmative vote of a majority of the outstanding shares of Emerald's common stock. This Agreement has been duly executed and delivered by Emerald and, assuming that this Agreement constitutes the valid and binding agreement of the Company, constitutes a valid and binding obligation of Emerald enforceable in accordance with its terms and conditions except that the enforcement hereof may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally, (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) and
(iii) any ruling or action of any Governmental Entity as set forth in Section 4.2(b).

          (b) No consent, approval, order or authorization of, or registration, declaration or filing with, notice to, or permit from a Governmental Entity is required by or with respect to Emerald or any of its Subsidiaries in connection with the execution and delivery of this Agreement by Emerald or the consummation by Emerald of the transactions contemplated hereby, except for: (i) any actions, consents, approvals, filings and/or notices that may be required under the insurance laws and regulations of the jurisdictions in which the Subsidiaries of Emerald that are insurance companies are domiciled or licensed, each of which is listed in Section 4.2(b)(i) of the Disclosure Schedule; (ii) the filing of a premerger notification and report form by Emerald under the HSR Act, and the expiration or termination of the applicable waiting period thereunder; (iii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware; and (iv) such filings and approvals as may be required by any applicable state securities, "blue sky" or takeover laws.

     4.3. INFORMATION SUPPLIED. None of the information supplied or to be supplied by Emerald for inclusion or incorporation by reference in the Proxy Statement will, on the date it is first mailed to the holders of Company Common Stock or at the time of the Company Stockholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

     4.4. FINANCING. Emerald has readily available all of the funds necessary to consummate the Merger and, at the Effective Time, Emerald shall have readily available all of the funds necessary for the acquisition of all shares of Company Common Stock pursuant to the Merger, and to perform its obligations under this Agreement.

     4.5. BROKERS. Emerald represents, as to itself and its affiliates, that no agent, broker, investment broker, financial advisor or other firm or person is or will be entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement, except for Lehman Brothers Inc., whose fees and expenses shall be paid by Emerald.

                                   ARTICLE V
                   COVENANTS RELATING TO CONDUCT OF BUSINESS

     5.1. CONDUCT OF BUSINESS BY THE COMPANY PRIOR TO THE CLOSING DATE. During the period from the date of this Agreement to the Effective Time, each of the Company and its Subsidiaries shall use its commercially reasonable efforts to preserve, in all material respects, the goodwill of employees, suppliers, customers, landlords, contractors, bankers, and others having business relations with it and to do nothing knowingly to impair its ability to keep and preserve its business as it exists on the date of this Agreement. Without limiting the generality of the foregoing, during the period from the date of this Agreement to the Effective Time of the Merger each of the Company and its Subsidiaries shall not, without the prior written consent of Emerald:

          (a) conduct its business outside of the ordinary course consistent with past practice;

          (b) adopt a plan of complete or partial liquidation or declare, set aside, increase or pay any dividend (including any stock dividends), or declare or make any distribution on, or directly or indirectly combine, redeem, reclassify, purchase, or otherwise acquire, any shares of its capital stock or authorize the creation or issuance of, or issue, deliver or sell any additional shares of its capital stock or any securities or obligations convertible into or exchangeable for its capital stock or effect any stock split or reverse stock split or other recapitalization, except (i) the issuance of any shares upon the exercise of any the Company Stock Options outstanding on the date of this Agreement; (ii) the acceptance by the Company of any shares of the Company Common Stock in consideration of the exercise of the Company Stock Options or in satisfaction of any tax or tax withholding obligations of the holders of the Company Stock Options or (iii) the payment of the regular semi-annual dividend not in excess of $0.09 per share on each of approximately March 15 and September 15, 1999; provided, however, that the declaration of, and record date for, any such dividend shall be the minimum period prior to the payment date of such semi-annual dividend as required by law or securities exchange; and provided, further, that no such semi-annual dividend shall be paid if the Closing hereunder has occurred prior to the payment date;

          (c) amend its certificate or articles of incorporation or by-laws (or similar organizational documents), or adopt or amend any resolution or agreement concerning indemnification of its directors, officers, employees or agents;

          (d) pledge or otherwise encumber any shares of its capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares or any other voting securities or convertible securities;

          (e) commit or omit to do any act which act or omission would cause a breach of any covenant contained in this Agreement or would cause any representation or warranty contained in this Agreement to become untrue, as if each such representation and warranty were continuously made from and after the date hereof;

          (f) violate any applicable law, statute, rule, governmental regulation or order that would have a Material Adverse Effect on such party;

          (g) fail to maintain its books, accounts and records in the usual manner on a basis consistent with that heretofore employed or change any accounting method, policy, practice or application previously employed;

          (h) release or reverse any existing reserves, other than for resolution of claims for which such reserve was established or, in the aggregate, any reserves for claims which are incurred but not reported, or recognize any unrecognized gain;

          (i) fail to pay, or to make adequate provision in all material respects for the payment of, all Taxes, interest payments and penalties due and payable (for all periods up to the Effective Time, including that portion of its fiscal year to and including the Effective Time) to any city, parish, state, the United States, foreign or any other taxing authority, except those being contested in good faith by appropriate proceedings and for which sufficient reserves have been established, or make any elections with respect to Taxes;

          (j) make any material tax election that is inconsistent with any corresponding election made on a prior return or settle or compromise any income tax liability for an amount materially in excess of the liability therefor that is reflected on the Company consolidated financial statements or Emerald consolidated financial statements, as the case may be;

          (k) except for normal compensation increases, hirings and promotions in the ordinary course of business consistent with past practice, enter into or modify any written or oral employment, severance or similar agreement or arrangement with any director, executive officer or employee or grant any increase in the rate of wages, salaries, bonuses or other compensation or benefits of any such person;

          (l) acquire or agree to acquire (i) by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, joint venture, association or other business organization or division thereof or (ii) any assets that are material, individually or in the aggregate, to the Company, except purchases of investments and other assets in the ordinary course of business consistent with past practice and for a fair and adequate consideration;

          (m) except as set forth in Section 5.1(m) of the Disclosure Schedule, other than in the ordinary course of business consistent with past practice, and for a fair and adequate consideration, sell, lease, license, mortgage or otherwise encumber or subject to any Lien or otherwise dispose of any of its other properties or assets;

          (n) other than in the ordinary course of business consistent with past practice, and for a fair and adequate consideration, incur any indebtedness for borrowed money, or guarantee any such indebtedness of another party, issue or sell any debt securities or warrants or other rights to acquire any debt securities of such party or any of its subsidiaries, guarantee any debt securities of another party, enter into any "keep well" or other agreement to maintain any financial condition of another party or enter into any arrangement having the economic effect of any of the foregoing, or make any loans, advances or capital contributions to, or investments in, any other party, or alter any credit terms;

          (o) except as set forth on Section 5.1(o) of the Disclosure Schedule, make or agree to make any new capital expenditures other than those made in the ordinary course of business and consistent with past practice and which amount to less than $50,000 individually;

          (p) other than in the ordinary course of business consistent with past practice, and for a fair and adequate consideration, place or suffer to exist on any of its assets or properties any Lien, other than Liens listed on the Company Disclosure Schedule, or forgive any material indebtedness owing to it or any claims which it may have possessed, or waive any right of substantial value or discharge or satisfy any material noncurrent liability;

          (q) (i) adopt, amend or change any Company Stock Option Plan or any other benefit or stock option or stock or similar plan or arrangement, except as otherwise contemplated by Section 2.2; or (ii) grant or pay to any salaried employee or former salaried employee, officer or director of any of the Company or its Subsidiaries any award under any Company discretionary or other bonus plans or under any Company Stock Option Plans, except with the consent of Emerald;

          (r) fail to maintain in all material respects all licenses, certificates of authority, qualifications and Governmental Authorizations to do business in which it is so licensed, qualified or authorized;

          (s) other than in the ordinary course of business consistent with past practice, fail to maintain in full force and effect, other than those that expire in accordance with their terms, all material contracts, including all reinsurance, coinsurance and similar agreements of each of the Subsidiaries of the Company, and not permit or effect any material amendment thereof without the prior written consent of Emerald;

          (t) fail to cause each of the Company's Subsidiaries to properly prepare and timely file all financial statements, reports and Tax Returns required to be filed by such Subsidiary with any Governmental Authorities with respect to the business, operations or affairs of such Subsidiary, and pay duly and fully all Taxes indicated as due on such Tax Returns, and all required filing fees;

          (u) fail to cause all reserves with respect to insurance contracts issued by each of the Company's Subsidiaries to be established or reflected on the books and records of such Subsidiary on a basis consistent with those reserves and reserving methods followed by the Company's Subsidiaries at December 31, 1997, and to continue to own investment assets that qualify under state insurance laws and regulations as admitted assets in an amount at least equal to all of the required reserves of such Subsidiaries, established in accordance with generally accept actuarial principles and practices consistently applied; or

          (v) authorize any of, or agree or commit to do any of, the foregoing actions.

     5.2. COMPANY CASH. The Company will maintain the Company Cash in (i) securities issued or directly and fully guaranteed by the United States Government, or (ii) commercial paper rated at least P-1 by Moody's Investors Service, Inc. ("Moody's") and at least A-1 by Standard and Poor's Ratings Group ("S&P") or (iii) senior indebtedness issued by persons with a rating of at least AA by S&P and Aa by Moody's, in each case with a maturity of no more than 60 days from the date of acquisition. The Company Cash will at all times remain the sole property of the Company, and the Company will not grant, or suffer to exist, any interest whatsoever of any other person or entity in the Company Cash.

     5.3. ADDITIONAL COMPANY AUTHORIZATIONS. The Company will use its reasonable efforts, in cooperation and at the direction of Emerald, to obtain additional authority in each jurisdiction in which the Company is currently licensed (as well as in the states of New Hampshire and Vermont) for property, casualty and surety lines of insurance, to the extent that the Company does not already possess such authorities or licenses; provided, however, that Emerald will pay all reasonable pre-approved third party fees and expenses related to the foregoing; and provided, further, that Emerald and the Company acknowledge that the failure, after the use of reasonable efforts by the Company in accordance with the terms hereof, to obtain any such additional authorities or licenses will not constitute a breach of this Agreement.

     5.4. NO SOLICITATIONS. (a) The Company shall not, directly or indirectly, through any officer, director, employee, representative, agent or other person, solicit or encourage the initiation or submission of any direct or indirect inquiries, proposals or offers regarding any acquisition, merger, takeover bid or sale of all or any of the assets (other than in the ordinary course of business consistent with past practice) or any shares of capital stock of the Company (other than pursuant to exercise, in accordance with the terms thereof, by the persons listed on Schedule 2.2(a) of options outstanding under Company Stock Option Plans as in effect on the date hereof), whether or not in writing and whether or not delivered to the stockholders of the Company generally (including, without limitation, by way of a tender offer) by any party other than Emerald or its affiliates (any of the foregoing inquiries or proposals being referred to herein as an "Acquisition Proposal"); provided, however, that nothing contained in this Agreement shall prevent the Board of Directors of the Company from referring any third party to this Section 5.4. Nothing contained in this Section 5.4 or any other provision of this Agreement shall prevent the Board of Directors of the Company from considering or negotiating an unsolicited bona fide Acquisition Proposal. If the Board of Directors of the Company, after duly considering written advice of outside counsel and financial advisors to the Company, determines in good faith that it would likely be a violation of its fiduciary responsibilities to not approve or recommend (and in connection therewith withdraw or modify its approval or recommendation of this Agreement, and the transactions contemplated hereby) a Superior Proposal (as defined below), then, notwithstanding any such approval or recommendation (i) the Company shall not enter into any agreement with respect to the Superior Proposal and (ii) any other obligation of the Company under this Agreement shall not be affected, unless this Agreement is terminated pursuant to Section 8.1(e) hereof prior to or simultaneously with the grant of such approval or the making of such recommendation and the Company, at the time of such termination resulting from such Superior Proposal, pays Emerald the Termination Fee. As used herein the term "Superior Proposal" means an unsolicited bona fide proposal made by a third party to acquire the Company pursuant to a tender or exchange offer, a merger, a sale of all or any significant portion of its assets or otherwise that the Company Board of Directors determines in its good faith judgment to be a proposal which, if accepted, (x) is reasonably likely to be consummated, taking into account, without limitation, all legal, financial and regulatory aspects of such proposal and person or persons making such proposal and (y) would, if consummated, result in a more favorable transaction to the holders of the Company Common Stock than the transactions contemplated by this Agreement (after considering the written advice of the Company's professional advisors).

          (b) The Company shall immediately notify Emerald after receipt of any Acquisition Proposal (and shall furnish Emerald a copy of any written proposal and shall keep Emerald appropriately and timely informed as to the status of any negotiations with the party furnishing any such proposal as well as the material terms and conditions of any proposal, inquiry or contact) or any request for nonpublic information relating to the Company in connection with an Acquisition Proposal or for access to the properties, books or records of the Company that informs the Board of Directors of the Company or any officer, director, employee, representative or agent of the Company that some other Person is considering making, or has made, an Acquisition Proposal.

          (c) If the Company has determined to terminate this Agreement pursuant to subparagraph (a) above, prior to the time the Company gives such notice to Emerald of such termination, the Company shall give written notice to Emerald of its intent to terminate and thereafter Emerald shall have five (5) days in which to propose additional terms to this Agreement.

          (d) If the Board of Directors of the Company receives a request for material nonpublic information about the business of the Company by a party who makes or who states in writing that it intends, subject to satisfactory review of such nonpublic information, to make a bona fide Acquisition Proposal, the Company may, subject to the execution of a confidentiality agreement substantially similar to that then in effect between the Company and Emerald, provide such party with access to information about the business of the Company.

          (e) Nothing contained in this Section 5.4 shall prevent the Company from complying with Rule 14e2(a) or Rule l4d-9 promulgated under the Exchange Act, if applicable, with regard to an Acquisition Proposal made in the form of a tender offer by a third party.

                                   ARTICLE VI
                             ADDITIONAL AGREEMENTS

     6.1.  PREPARATION OF PROXY STATEMENT; STOCKHOLDER MEETING; COMFORT
LETTERS. (a) Promptly following the date of this Agreement, the Company shall prepare the Proxy Statement (the "Proxy Statement") required to be distributed to holders of Company Common Stock in connection with the Merger and include therein the recommendation of the Board that the stockholders of the Company vote in favor of the approval and adoption of this Agreement and include therein the written opinion of Fox-Pitt, Kelton Inc. (the "Financial Adviser") that the cash consideration to be received by the stockholders of the Company pursuant to the Merger is fair, from a financial point of view, to such stockholders; provided, however, that the Board of Directors of the Company may fail to make or may withdraw or modify such recommendation, if, in accordance with Section 5.4, the Board of Directors of the Company recommends a Superior Proposal. The Company shall use its reasonable best efforts to obtain and furnish the information required to be included by it in the Proxy Statement and, after consultation with Emerald, respond promptly to any comments made by the Securities and Exchange Commission (the "SEC") with respect to the Proxy Statement and any preliminary version thereof. Emerald will cooperate with the Company in connection with the preparation of the Proxy Statement including, but not limited to, furnishing to the Company any and all information regarding Emerald as may be required to be disclosed therein. The Company will use reasonable best efforts to cause the Proxy Statement to be mailed to the Company's stockholders as promptly as practicable.

          (b) All filings with the SEC and all mailings to the Company's stockholders in connection with the Merger, including the Proxy Statement, shall be subject to the prior review, comment and approval of Emerald (such approval not to be unreasonably withheld or delayed).

          (c) The Company will, as promptly as practicable following the date of this Agreement and in consultation with Emerald, duly call and give notice of, and, provided that this Agreement has not been terminated, convene and hold, the Company Stockholders' Meeting for the purpose of approving this Agreement and the transactions contemplated by this Agreement to the extent required by the DGCL (the "Company Stockholders' Meeting"). The Company will use reasonable best efforts to hold such meeting as soon as practicable after the date hereof.

          (d) Upon the request of Emerald, the Company shall use reasonable best efforts to cause to be delivered to the Company and Emerald a letter of Ernst & Young LLP, the Company's independent public accountants, dated a date within two (2) business days before the date of mailing the Proxy Statement to the stockholders of the Company and a letter of Ernst & Young LLP dated a date within two (2) business days before the Company Stockholders' Meeting, addressed to the Company, in each case customary in scope and substance for letters delivered by independent public accountants in connection with proxy statements similar to the Proxy Statement; provided, however, that such letters shall only be delivered to the extent permitted under accounting principles and pronouncements applicable to the U.S. accounting profession.

     6.2. CONTRACT AND REGULATORY APPROVALS. Emerald and the Company will use (and will cause each of its Subsidiaries to use) reasonable best efforts to obtain as promptly as practicable (a) all approvals and consents required of any person or entity under all Contracts to which the Company or any of its Subsidiaries is a party to consummate the transactions contemplated hereby, and
(b) all approvals, authorizations and clearances of Governmental Entities required of the Company and each of its Subsidiaries to consummate the transactions contemplated hereby. The Company will, and will cause each of its Subsidiaries to, (i) provide such other information and communications to such Governmental Entities as Emerald or such authorities may reasonably request, and
(ii) cooperate with Emerald in obtaining, as promptly as practicable, all approvals, authorizations and clearances of governmental or regulatory authorities and other persons or entities required of Emerald to consummate the transactions contemplated hereby. Emerald will (i) provide such information and communications to such Governmental Entities as the Company or such authorities may reasonably request, and (ii) cooperate with the Company in obtaining, as promptly as practicable, all approvals, authorizations, and clearances of governmental or regulatory authorities and other persons or entities required of the Company to consummate the transactions contemplated hereby. Emerald shall use its reasonable best efforts to take or cause to be taken all actions necessary, proper or advisable to obtain any consent, waiver, approval or authorization relating to any federal, state or local statutes, rules, regulations, orders, decrees, administrative and judicial doctrines and other laws that are designed or in tended to prohibit, restrict or regulate actions having the purpose or effect of monopolization, lessening of competition or restraint of trade and includes the HSR Act that is required for consummation of the transactions contemplated by this Agreement; provided, however, that the foregoing shall not obligate Emerald to agree to take any action which would have a material adverse effect on the expected benefits to Emerald of the transactions contemplated hereby.

     6.3. HSR FILING. The Company and Emerald will (a) take all actions necessary to make the filings required of it or its affiliates under the HSR Act with respect to the transactions contemplated by this Agreement, (b) comply with any request for additional information received by the Company or its affiliates from the Federal Trade Commission or Antitrust Division of the Department of Justice pursuant to the HSR Act, (c) cooperate with each other in connection with filings under the HSR Act and (d) request early termination of the applicable waiting period.

     6.4. ACCESS TO INFORMATION; CONFIDENTIALITY. (a) The Company shall (and shall cause each of its Subsidiaries to) afford to the officers, employees, accountants, counsel and other representatives of Emerald or EAC, access, during normal business hours during the period prior to the Effective Time, to all its properties, books, contracts, commitments, employees, auditors, agents, representatives and records and, during such period, the Company shall (and shall cause each of its Subsidiaries to) furnish promptly to Emerald: (i) each SAP Annual Statement and SAP Quarterly Statement filed by the Company's Subsidiaries during such period pursuant to the requirements of any applicable law; (ii) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to SEC requirements; (iii) all correspondence or written communication with A.M. Best and Company or any of its Subsidiaries, Standard & Poor's Corporation, Moody's Investors Service, Inc., and with any Governmental Entity or insurance regulatory authorities which relates to the transactions contemplated hereby or which is otherwise material to the financial condition or operation of the Company and its Subsidiaries taken as a whole; and (iv) all other information concerning its business, properties and personnel as the other party may reasonably request.

          (b) The Confidentiality Agreement dated June 19, 1998 (the "Confidentiality Agreement"), between Brockbank Group plc, a subsidiary of Parent, and the Company shall apply to Emerald and the Company with respect to information furnished thereunder or hereunder and any other activities contemplated thereby.

     6.5.  FEES AND EXPENSES.  (a) Except as otherwise provided in this Section
6.5 and except with respect to claims for damages incurred as a result of the breach of this Agreement (it being understood that such claims by Emerald or its affiliates shall be precluded under Section 6.5(d) by the payment of the amount set forth in Section 6.5(b) when Section 6.5(b) is applicable), all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense.

          (b) The Company agrees to pay Emerald a fee in immediately available funds equal to $3,100,000 plus all reasonable documented, third party expenses incurred in connection with the transactions contemplated by this Agreement (the "Termination Fee") if: this Agreement is terminated pursuant to Section 8.1(d) or 8.1(e) hereof if, (A) at the time of termination, the Company has received an Acquisition Proposal and, within 360 days of such termination, the Company consummates an Acquisition Proposal or enters into an agreement (including without limitation any agreement in principle or any oral agreement) with respect to an Acquisition Proposal or (B) within 90 days of such termination, the Company consummates a Superior Proposal or enters into an agreement (including without limitation any agreement in principle or any oral agreement) with respect to a Superior Proposal. The Termination Fee shall be paid immediately prior to the earlier of the consummation of an Acquisition Proposal or the entry into an agreement with respect to an Acquisition Proposal.

          (c) Any amounts due under this Section 6.5 that are not paid when due shall bear interest at the rate of six percent (6%) per annum from the date due through and including the date paid.

          (d) Upon the payment of the Termination Fee pursuant to Section 6.5(b) above (regardless of whether a transaction pursuant to an Acquisition Proposal is consummated), such fee shall be the exclusive remedy of Emerald and its affiliates relating to this Agreement or the transactions contemplated thereunder, and upon payment of any such fee, Emerald and its affiliates shall have no rights, in tort, contract or otherwise, arising under or relating to this Agreement or the transactions contemplated thereunder, except for rights under the second sentence of
     Section 5.4 hereof.

          (e) The Termination Fee shall be payable solely under the circumstances set forth in Section 6.5(b) and shall not be payable under any other circumstances.

          (f) In the event that this Agreement is terminated by Emerald pursuant to Section 8.1(f) or by the Company pursuant to Section 8.1(g), the non-terminating party shall pay the terminating party its documented, third-party expenses incurred in connection with the transactions contemplated by this Agreement, such payment to be made within 5 business days of receipt of a statement therefor.

     6.6. INDEMNIFICATION. (a) The Company shall, and from and after the Effective Time the Surviving Corporation shall, indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date hereof or who becomes prior to the Effective Time, an officer or director of the Company and/or its Subsidiaries (the "Indemnified Parties") against all losses, claims, damages, costs, expenses (including attorneys' fees and expenses), liabilities or judgments or amounts that are paid in settlement with the approval of the indemnifying party (which approval shall not be unreasonably withheld) of or in connection with any threatened or actual claim, action, suit, proceeding or investigation based in whole or in part on or arising in whole or in part out of the fact that such person is or was a director or officer of the Company whether pertaining to any matter existing or occurring at or prior to the Effective Time and whether asserted or claimed prior to, or at or after, the Effective Time ("Indemnified Liabilities"), including all Indemnified Liabilities based in whole or in part on, or arising in whole or in part out of, or pertaining to this Agreement or the transactions contemplated hereby, in each case to the full extent a corporation is permitted under applicable law to indemnify its own directors or officers as the case may be (and the Company and the Surviving Corporation, as the case may be, will pay expenses in advance of the final disposition of any such action or proceeding to each Indemnified Party to the full extent permitted by law). Without limiting the foregoing, in the event any such claim, action, suit, proceeding or investigation is brought against any Indemnified Parties (whether arising before or after the Effective) Time, (i) the Indemnified Parties may retain counsel satisfactory to them and the Company (or them and the Surviving Corporation after the Effective Time) and the Company (or after the Effective Time, the Surviving Corporation) shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received and (ii) the Company (or after the Effective Time, the Surviving Corporation) will use reasonable best efforts to assist in the defense of any such matter, provided that neither the Company nor the Surviving Corporation shall be liable for any settlement effected without its prior written consent which consent shall not unreasonably be withheld. The Indemnified Party wishing to claim indemnification under this Section 6.6, upon learning of any such claim, action, suit, proceeding or investigation, shall notify the Company (or after the Effective Time, the Surviving Corporation) (but the failure so to notify shall not relieve a party from any liability which it may have under this Section 6.6 except to the extent such failure materially prejudices such party). The Indemnified Parties as a group may retain only one law firm to represent them with respect to each such matter unless there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more Indemnified Parties. The Company and Emerald agree that the foregoing rights to indemnification, including provisions relating to advances of expenses incurred in defense of any action or suit, existing in favor of the Indemnified Parties with respect to matters occurring through the Effective Time, shall survive the Merger and shall continue in full force and effect for a period of not less than six (6) years from the Effective Time; provided, however, that all rights to indemnification in respect of any Indemnified Liabilities asserted or made within such period shall continue until the disposition of such Indemnified Liabilities. Furthermore, the provisions with respect to indemnification set forth in the articles of incorporation or bylaws of the Surviving Corporation shall not be amended for a period of six years following the Effective Time if such amendment would materially and adversely affect the rights thereunder of individuals who at any time prior to the Effective Time were directors or officers of the Company in respect of actions or omissions occurring at or prior to the Effective Time.

          (b) For a period of six (6) years after the Effective Time, the Surviving Corporation shall cause to be maintained in effect the current policies of directors' and officers' liability insurance maintained by the Company (provided that Emerald may substitute therefor (i) policies of at least the same coverage and amounts containing terms and conditions which are no less advantageous in any material respect to the Indemnified Parties and (ii) coverage under Emerald's directors' and officers' liability insurance coverage if such substitution is approved by those persons, in their sole discretion, who at the Effective Time constitute or constituted a majority of the Company's Board of Directors) with respect to matters arising before the Effective Time.

          (c) The provisions of this Section 6.6 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party, his heirs and his personal representatives and shall be binding on all successors and assigns of the Company and the Surviving Corporation.

          (d) In the event that the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each case, to the extent necessary to effectuate the purpose of this Section 6.6, proper provision shall be made so that the successors and assigns of the Surviving Corporation shall succeed to the obligations set forth in this Section 6.6 and none of the actions described in clauses (i) or (ii) shall be taken until such provision is made.

     6.7. REASONABLE BEST EFFORTS. Subject to the terms and conditions of this Agreement, except as otherwise expressly contemplated hereby, each of the parties hereto agrees to use all reasonable best efforts to take, or cause to be taken, all action and to do, or cause to be done as promptly as practicable, all things necessary, proper or advisable, under applicable laws and regulations or otherwise, to consummate and make effective the Merger and the other transactions contemplated by this Agreement, subject, as applicable, to the Company Stockholder Approval.

     6.8. PUBLIC ANNOUNCEMENTS. The parties hereto will consult with each other regarding any press release or public announcement pertaining to the Merger and shall not issue any such press release or make any such public announcement prior to such consultation, except as may be required by applicable law, court process or obligations pursuant to any listing agreement with any national securities exchange, in which case the party proposing to issue such press release or make such public announcement shall use reasonable efforts to consult in good faith with the other party before issuing any such press release or making any such public announcement. The parties hereto shall also consult with each other before engaging in any communications with any rating agency with respect to this Agreement or the transactions contemplated hereby.

     6.9. COOPERATION. From the date hereof until the Effective Time, the parties agree to work together to coordinate all aspects of transition planning and the integration of the businesses of Emerald and its Subsidiaries with the businesses of the Company and its Subsidiaries from and after the Effective Time. In this regard, the parties agree, among other things, (i) to create a dedicated transition team, including consultation between the parties to identify the appropriate officers and employees of each of the Company and Emerald who will be members of such team, to plan and prepare for the integration of the business and other matters following the Merger and preparing for the execution of any such plans, (ii) to jointly develop any employee, agent, policyholder or other communications relating to such plans and the Merger, (iii) to discuss and consult with respect to investment management activities, (iv) to jointly consider information processing systems updates and technology integration issues and to plan and prepare for an agreed-upon resolution of such issues following the Merger and (v) to take such actions as are necessary or appropriate to promote and implement the integration plan, subject to applicable law.

     6.10. PARENT GUARANTEE. Emerald agrees to cause Parent to, and Parent hereby agrees to, guarantee the performance by Emerald of Emerald's obligations under this Agreement.

                                  ARTICLE VII
                              CONDITIONS PRECEDENT

     7.1. CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligation of each party to effect the Merger shall be subject to the satisfaction prior to the Closing Date of the following conditions:

          (a) COMPANY STOCKHOLDER APPROVAL. The Merger shall have been approved and adopted by the affirmative vote or written consent of the holders of majority of the outstanding shares of Company Common Stock entitled to vote thereon.

          (b) NO INJUNCTIONS OR RESTRAINTS. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect; provided, however, that prior to invoking this condition, each party shall use reasonable best efforts to have any such decree, ruling, injunction or order vacated.

          (c) GOVERNMENTAL AND REGULATORY CONSENTS. All actions, consents, approvals, filings and notices listed in Section 3.4(c)(i) of the Disclosure Schedule shall have been taken, made or obtained; provided, however, that such consents or approvals shall be in full force and effect at the Effective Time and shall not obligate Emerald to agree to take any action which would have a material adverse effect on the expected benefits to Emerald of the transactions contemplated hereby.

          (d) HSR ACT. The waiting period (and any extension thereof) applicable to the Merger under the HSR Act shall have been terminated or shall have expired, and no restrictive order or other requirements shall have been placed on the Company, Emerald or the Surviving Corporation in connection therewith which would have a material adverse effect on the expected benefits to Emerald of the transactions contemplated hereby.

          (e) NO LITIGATION. There shall not be pending or, to the Company's or Emerald's knowledge, threatened, any action, suit, investigation, or other proceeding by any Governmental Entity to restrain, enjoin, or otherwise prevent consummation of any of the transactions contemplated by this Agreement.

     7.2. CONDITIONS TO OBLIGATIONS OF EMERALD. The obligations of Emerald to effect the Merger are further subject to the satisfaction or waiver following conditions:

          (a) REPRESENTATIONS AND WARRANTIES. (i) The representations and warranties of the Company set forth in this Agreement shall be true and correct, in each case as of the date of this Agreement and (except to the extent such representations and warranties speak as of a particular date) as of the Closing Date as though made on and as of the Closing Date; provided, that this Section 7.2(a)(i) shall be deemed satisfied if the failure of one or more representations or warranties to be true and correct (without giving effect to any materiality or any similar qualifications), individually or in the aggregate, either (x) would not result in a Material Adverse Effect on the Company or (y) results from any event, occurrence, development or state of circumstances or facts affecting the property and casualty insurance industry as a whole, any catastrophe or any change in general economic conditions (including but not limited to a change in interest rates); and (ii) Emerald shall have received certificates signed on behalf of the Company by the chief executive officer and chief financial officer of the Company to the effect set forth in
     Section 7.2(a)(i), (b), (c), (d) and (f).

          (b) PERFORMANCE OF OBLIGATIONS OF THE COMPANY. The Company shall have performed and complied with, in all material respects, all agreements and covenants required to be performed and complied with by the Company under this Agreement at or prior to the Closing Date.

          (c) NO MATERIAL ADVERSE CHANGE. There shall not have occurred or arisen after September 30, 1998, and prior to the Effective Time any change, event (including without limitation any damage, destruction or loss, whether or not covered by insurance), condition (financial or otherwise), or state of facts with respect to the Company or any of its Subsidiaries which would constitute a Material Adverse Effect on the Company (other than a change, event or state of facts disclosed on the Disclosure Schedule).

          (d) SHAREHOLDER EQUITY. As of the Closing Date, there shall be no more than a $10 million decrease in the shareholder equity of the Company from that set forth in the consolidated financial statements of the Company dated September 30, 1998 and delivered to Emerald prior to executing this Agreement, as set forth in a consolidated balance sheet of the Company as of the last day of the month next preceding the Closing.

          (e) CERTAIN AGREEMENTS. The Employment Agreements and the Roanoke Consent shall be in full force and effect.

          (f)  COMPANY CASH.  The Company Cash shall be at least $24,000,000.

          (g) OPTION AGREEMENTS. The Company shall have taken all actions required to enable the consummation of the transactions contemplated by
     Section 2.2.

          (h) FINANCIAL STATEMENTS. Emerald shall have received the audited consolidated financial statements of the Company for the fiscal year ended December 31, 1998, together with the Company's auditor's report thereon, and a balance sheet of the Company (unconsolidated) as of December 31, 1998, prepared in accordance with GAAP.

          (i) AUTHORIZATION. The Company shall have delivered to Emerald evidence reasonably satisfactory to Emerald that all requisite action on the part of the Company necessary for the due authorization of this Agreement and the performance and consummation of the transactions contemplated hereby has been taken.

     7.3. CONDITIONS TO OBLIGATIONS OF THE COMPANY. The obligation of the Company to effect the Merger is further subject to the satisfaction or waiver of the following conditions:

          (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Emerald set forth in this Agreement shall be true and correct, in each case as of the date of this Agreement and (except to the extent such representations and warranties speak as of a particular date) as of the Closing Date as though made on and as of the Closing Date, except where the failure of one or more representations or warranties to be true and correct, individually or in the aggregate, would not result in a Material Adverse Effect on Emerald. The Company shall have received certificates signed on behalf of Emerald by the chief executive officer and chief financial officer of Emerald to the effect set forth in this paragraph and Section 7.3(b).

          (b) PERFORMANCE OF OBLIGATIONS OF EMERALD. Emerald shall have performed and complied with, in all material respects, all agreements and covenants required to be performed and complied with by Emerald under this Agreement at or prior to the Closing Date.

                                  ARTICLE VIII
                           TERMINATION AND AMENDMENT

     8.1. TERMINATION. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after approval of the matters presented in connection with the Merger by the stockholders of the Company or Emerald:

          (a)  by mutual written consent of the Company and Emerald;

          (b) by either the Company or Emerald, if any permanent injunction or other order of a court or other competent authority preventing the consummation of the Merger shall have become final and non-appealable;

          (c) by either the Company or Emerald, if the Merger shall not have been consummated on or before June 30, 1999; provided, however, that if the conditions set forth in Article VII have not been satisfied as of such date, this Agreement may not be terminated until September 30, 1999, if it can reasonably be anticipated that such conditions can be satisfied by September 30, 1999 (such June 30, 1999 or September 30, 1999, being referred to herein as the "Termination Date"); and provided further that the right to terminate this Agreement under this Section 8.1(c) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of or resulted in the failure of the Merger to occur on or before such date;

          (d) by either Emerald or the Company, if at the duly held meeting of the stockholders of the Company (including any adjournment thereof) held for the purpose of voting on the Merger, this Agreement and the consummation of the transactions contemplated hereby, the holders of at least a majority of the outstanding shares of Company Common Stock shall not have approved the Merger, this Agreement and the consummation of the transactions contemplated hereby;

          (e) (i) by Emerald, if, prior to the company Stockholder Meeting, the Board of Directors of the Company shall have failed to give or shall have withdrawn or adversely modified in any material respect, or taken a public position materially inconsistent with, its approval of the Merger or this Agreement or (ii) by Emerald or the Company, if, prior to the Company Stockholder Meeting the Board of Directors, in compliance with Section 5.4 hereof, shall have determined to enter in to an agreement with respect to, or recommend, a Superior Proposal;

          (f) by Emerald, upon a material breach of any material representation or warranty of the Company, or in the event the Company fails to comply in any respect with any of its material covenants and agreements, or if any material representation or warranty of the Company shall be or become untrue, in each case, where such breach, failure to so comply or untruth (either individually or in the aggregate with all other such breaches, failures to comply or untruths) would cause one or more of the conditions set forth in Sections 7.1(a), 7.2(a) or 7.2(b) to be incapable of being satisfied as of a date within thirty (30) days after the occurrence thereof, provided that a willful breach by the Company shall be deemed to cause such conditions to be incapable of being satisfied by such date; or

          (g) by the Company, upon a breach of any representation or warranty of Emerald, or in the event Emerald fails to comply in any respect with any of its covenants or agreements, or if any representation or warranty of Emerald shall be or become untrue, in each case, where such breach, failure to so comply or untruth (either individually or in the aggregate with all other such breaches, failures to comply or untruths) would cause one or more of the conditions set forth in Sections 7.3(a) or 7.3(b) to be incapable of being satisfied as of a date within thirty (30) days after the occurrence thereof, provided that a willful breach by Emerald shall be deemed to cause such conditions to be incapable of being satisfied by such date.

     8.2. EFFECT OF TERMINATION. If this Agreement is validly terminated by either the Company or Emerald pursuant to Section 8.1, this Agreement will forthwith become null and void and there will be no liability or obligation on the part of either the Company or Emerald (or any of their respective Subsidiaries or affiliates), except that (i) the provisions of Section 6.4(b),
Section 6.5, Section 6.10 and this Section 8.2 will continue to apply following any such termination, (ii) such termination shall not in any case affect the obligations of the Company and Emerald under the Confidentiality Agreement and
(iii) nothing contained herein shall relieve any party hereto, including Parent, from liability for willful breach of its representations, warranties, covenants or agreements contained in this Agreement. The effectiveness of any termination under this Agreement shall be subject to the payments required to be made pursuant to Section 6.5 being so made, if applicable.

     8.3. AMENDMENT. Subject to applicable law, this Agreement may be amended, modified or supplemented only by written agreement of Emerald and the Company at any time prior to the Effective Time of the Merger with respect to any of the terms contained herein; provided, however, that, after this Agreement is approved by the Company's stockholders, no such amendment or modification shall
(a) reduce the amount or change the form of consideration to be delivered to the holders of shares of Company Common Stock, (b) change the date by which the Merger is required to be effected or (c) change the amounts payable in respect of the Company Stock Options.

     8.4. EXTENSION; WAIVER. At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Boards of Directors, may, to the extent legally allowed: (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto;
(b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto; and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party. The failure of any party hereto to assert any of its rights hereunder shall not constitute a waiver of such rights.

                                   ARTICLE IX
                               GENERAL PROVISIONS

     9.1. NONSURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. None of the representations, warranties and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time; provided, however, that Article II, Section 6.6, Section 6.10 and the Confidentiality Agreement (with respect to directors, officers, advisors and representatives of Emerald and the Company) shall survive the Effective Time.

     9.2. NOTICES. Any notice or communication required or permitted hereunder shall be in writing and either delivered personally, telegraphed or telecopied or sent by certified or registered mail, postage prepaid, and shall be deemed to be given, dated and received upon receipt. Any such notice or communication shall be provided to the following address or telecopy number, or to such other address or addresses as such person may subsequently designate by notice given hereunder:

        (a) if to Emerald or Parent, to:

           Emerald
           Cumberland House, 9th Floor
           One Victoria Street
           Hamilton HM JX Bermuda
           Attn: Paul S. Giordano, Esq.
           Telephone: (441) 292-8515
           Telecopy: (441) 292-5280
           with a copy to:

           Cahill Gordon & Reindel
           80 Pine Street
           New York, New York 10005
           Attn: Immanuel Kohn, Esq.
           Telephone: (212) 701-3000
           Telecopy: (212) 269-5420

        (b) if to the Company, to:

           Diamond
           1450 East American Lane, 20th Floor

            Schaumburg, IL 60173
            Attn: Stanley A. Galanski
           Telephone: (847) 517-2510
           Telecopy: (847) 706-1267

           with a copy to:

           LeBoeuf, Lamb, Greene & MacRae, L.L.P.
           125 West 55th Street
           New York, New York 10019-5389
           Attn: William S. Lamb, Esq.
           Telephone: (212) 424-8000
           Telecopy: (212) 424-8500

           and

           Rudnick & Wolfe
           203 N. LaSalle Street
           Chicago, Illinois 60601
           Attn: John H. Heuberger
           Telephone: (312) 368-4000
           Telecopy: (312) 236-7516

     9.3. INTERPRETATION. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents, glossary of defined terms and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning, or interpretation of this Agreement. Whenever the word "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The phrase "made available" in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available.

     9.4. COUNTERPARTS. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

     9.5.  ENTIRE AGREEMENT; NO THIRD PARTY BENEFICIARIES; RIGHTS OF
OWNERSHIP. This Agreement together with the Confidentiality Agreement (and any other documents and instruments referred to herein) constitutes the entire agreement and supersedes all prior agreements and understandings both written and oral, among the parties with respect to the subject matter hereof and, except as provided in Article II and Section 6.6, is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

     9.6. GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of the State of New York, without giving effect to the principles of conflicts of law thereof. Each of the parties hereto irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of Delaware and of the United States of America located in the State of Delaware (the "Delaware Courts") for any litigation arising out of or relating to this Agreement and the transactions contemplated hereby (and agrees not to commence any litigation relating thereto except in such courts), waives any objection to the laying of venue of any such litigation in the Delaware Courts and agrees not to plead or claim in any Delaware Court that such litigation brought therein has been brought in an inconvenient forum. Each of the parties hereto hereby agrees to service of process in any litigation arising out of or relating to this Agreement and the transactions contemplated hereby by certified mail, return receipt requested, postage prepaid to it at its address for notice specified in Section 9.2. The Parent hereby irrevocably appoints Emerald to serve as its agent for service of process in respect of any such action or proceeding.

     9.7. ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties, such consent not to be unreasonably withheld and any such assignment that is not consented to shall be null and void, other than the election by Emerald pursuant to Section 1.1 hereof to substitute for Emerald a wholly owned subsidiary of Emerald incorporated in Delaware. This Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

             [The remainder of this page intentionally left blank]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement, as amended and restated on March 26, 1999, to be signed by their respective officers, hereunto duly authorized.

                                          X.L. AMERICA, INC.

                                          By: /s/ MICHAEL SIESE
                                          Its: Senior Vice President

                                          INTERCARGO CORPORATION

                                          By: /s/ STANLEY A. GALANSKI
                                          Its: President and Chief Executive
                                          Officer

As provided in Section 6.10 of this
Agreement,
Parent hereby guarantees the
performance by
Emerald of its obligations hereunder.

EXEL LIMITED

By: /s/ ROBERT LUSARDI
Its: Executive Vice President and Chief Financial Officer

                                   APPENDIX B

                                 OPINION OF FPK
                             FOX-PITT, KELTON INC.
                               380 MADISON AVENUE
                         NEW YORK, NEW YORK 10017-2513
             CORPORATE FINANCE DEPARTMENT  TELEPHONE: 212-687-1105
                                                       FAX: 212-682-0779
                                                       TELEX: 645217

STRICTLY CONFIDENTIAL

December 1, 1998
The Board of Directors
Intercargo Corporation
1450 East American Lane
20th Floor
Schaumburg, Illinois 60173
Gentlemen:

Fox-Pitt, Kelton Inc. ("Fox-Pitt, Kelton") understands that Intercargo Corporation ("Intercargo") and X.L. America, Inc. ("EXEL"), a wholly-owned subsidiary of EXEL Limited, propose to enter into an agreement and plan of merger dated as of December 1, 1998 (the "Merger Agreement"). Pursuant to the Merger Agreement and subject to certain exceptions set forth therein, Intercargo will merge with and into EXEL (the "Merger") pursuant to which each outstanding share of common stock, par value $1.00 per share, of Intercargo ("Intercargo Common Stock") (other than shares owned, directly or indirectly, by Intercargo, EXEL or any subsidiary thereof) will be canceled and extinguished and converted into the right to receive $12.00 in cash (the "Consideration"). The terms and conditions of the Merger are more fully set forth in the Merger Agreement.

You have asked for Fox-Pitt, Kelton's opinion as to whether the Consideration is fair, from a financial point of view, to the holders of Intercargo Common Stock.

In arriving at the opinion set forth below, Fox-Pitt, Kelton has, among other things:

a) reviewed and analyzed certain publicly available financial statements for Intercargo and EXEL and financial information made available to us by the management of Intercargo;

b) analyzed certain internal financial statements, including financial projections, and other financial and operating data prepared by the management of Intercargo;

c) discussed the past, present and future operations, financial condition and prospects of Intercargo with the management of Intercargo;

d) compared the financial performance and condition of Intercargo with that of certain other comparable publicly traded companies;

e) reviewed the financial terms, to the extent publicly available, of certain merger and acquisition transactions comparable, in whole or in part, to the Merger;

f) reviewed and discussed with the management of Intercargo and EXEL the strategic objectives of the Merger and certain other benefits of the Merger;

g)  reviewed the Merger Agreement; and

h)  performed such other analyses as we have deemed appropriate.

Fox-Pitt, Kelton has assumed and relied upon, without independent verification, the accuracy and completeness of all of the financial and other information it has reviewed for the purposes of providing this opinion, and we have not assumed any responsibility for independent verification of such information. Fox-Pitt, Kelton has not assumed any responsibility for any independent valuation or appraisal of the assets and liabilities of Intercargo nor have we been furnished with any such valuation or appraisal. With respect to the financial projections, Fox-Pitt, Kelton has assumed that they have been reasonably prepared by the management of Intercargo on bases reflecting the best currently available estimates and judgments of the future financial performance of Intercargo. We express no view as to such projections or the assumptions on which they are based. We have assumed that the Merger described in the Merger Agreement will be consummated on the terms set forth therein without material waiver or modification. Fox-Pitt, Kelton's opinion is necessarily based upon economic, market and other conditions as they exist and can be evaluated on December 1, 1998.

In the normal course of its investment banking business, Fox-Pitt, Kelton is regularly engaged in the valuation of insurance company securities in connection with acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for various other purposes. As specialists in the securities of insurance companies, Fox-Pitt, Kelton has experience in, and knowledge of, the valuation of such enterprises.

In the normal course of its business, Fox-Pitt, Kelton may trade equity securities of Intercargo and EXEL for its own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities. We have acted as financial advisor to Intercargo in connection with the Merger, have received a fee in connection with our engagement and will receive an additional fee upon the closing of the Merger.

It is understood that this letter is for the information of the Board of Directors of Intercargo and is not intended to confer any rights or remedies upon any other entity or persons, and may not be used for any other purpose without our prior written consent.

Based upon and subject to the foregoing, Fox-Pitt, Kelton is of the opinion that, on the date hereof, the Consideration is fair, from a financial point of view, to the holders of Intercargo Common Stock.

Very truly yours,
/s/ FOX-PITT, KELTON INC.

FOX-PITT, KELTON INC.

                                   APPENDIX C

                             STOCKHOLDER AGREEMENT

     STOCKHOLDER AGREEMENT dated as of December 1, 1998 between X.L. America, Inc. ("Emerald"), and the undersigned holder of shares of common stock, par value $1.00 per share (the "Common Stock"), of Intercargo Corporation, a Delaware corporation (the "Company") for and on behalf of itself and each of its affiliates which is a holder of Common Stock (the undersigned holder, the "Stockholder" and, where the content requires, all such holders, the "Stockholders" or each A "Stockholder").

     WHEREAS, Emerald and the Company propose to enter into an Agreement and Plan of Merger dated as of the date hereof (as the same may be amended or supplemented, the "Merger Agreement"; capitalized terms used but not defined herein shall have the meanings set forth in the Merger Agreement) providing for the merger of the Company with and into Emerald (the "Merger"), upon the terms and subject to the conditions set forth in the Merger Agreement;

     WHEREAS, each Stockholder owns the number of shares of Common Stock set forth opposite its name on the signature page of this Agreement (such shares of Common Stock, the "Existing Shares" and, together with any other shares of capital stock of the Company acquired by such Stockholder after the date hereof and during the term of this Agreement, being collectively referred to herein as the "Subject Shares"); and

     WHEREAS, as a condition to its willingness to enter into the Merger Agreement, Emerald has requested that Stockholder enter into this Agreement;

     NOW, THEREFORE, in consideration of the premises and the representations, warranties and agreements contained herein, the parties agree as follows:

     1. REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDER. Stockholder hereby represents and warrants to Emerald as of the date hereof as follows:

          (a) Stockholder has all requisite legal capacity, power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by the Stockholder and constitutes a valid and binding obligation of the Stockholder enforceable in accordance with its terms. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby and compliance with the terms hereof will not, conflict with, or result in any breach or violation of, or default (with or without notice or lapse of time or both) under any provision of, any Stockholder's charter or by-laws. The Existing Shares are not subject to any lien, pledge or encumbrance of any kind other than the Stockholder's Agreement with the Company with respect to the Existing Shares.

          (b) Stockholder is the record holder or beneficial owner of the number of the Existing Shares as is set forth on the signature page hereto. On the date hereof, the Existing Shares set forth on the signature page hereto constitute all of the outstanding shares of Common Stock owned of record or beneficially by Stockholder. Stockholder does not have record or beneficial ownership of any shares of Common Stock not set forth on the signature page hereto. Stockholders have, collectively, sole power of disposition with respect to all of the Existing Shares set forth on the signature page hereto and sole voting power with respect to the matters set forth in Section 3 hereof and sole power to demand dissenter's or appraisal rights, in each case with respect to all of the Existing Shares set forth on the signature page hereto, with no restrictions on such rights, subject to applicable insurance laws and regulations in the case of Subject Shares owned of record by an insurance subsidiary stockholder and to the terms of this Agreement.

          (c) Stockholder's Shares and the certificates representing such Subject Shares are now and at all times during the term hereof will be held by Stockholder, or by a nominee or custodian for the benefit of Stockholder, free and clear of all liens, claims, security interests, proxies, voting trusts or agreements, understandings or arrangements or any other encumbrances whatsoever, except for any such encumbrances or proxies arising hereunder.

     2. REPRESENTATIONS AND WARRANTIES OF EMERALD. Emerald hereby represents and warrants to Stockholder that Emerald has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Emerald, and the consummation of the transactions contemplated hereby, have been duly authorized by all necessary corporation action on the part of Emerald. This Agreement has been duly executed and delivered by Emerald and constitutes a valid and binding obligation of Emerald enforceable in accordance with its terms.

     3. COVENANTS OF STOCKHOLDER. From and after the date hereof and until the termination of this Agreement in accordance with Section 6, Stockholder agrees as follows:

          (a) At any meeting of stockholders of the Company called to vote upon the Merger or the Merger Agreement or any adjournment thereof or in any other circumstances upon which a vote, consent or other approval with respect to the Merger or the Merger Agreement is sought, Stockholder shall vote (or cause to be voted) the Subject Shares in favor of the Merger, the adoption by the Company of the Merger Agreement and the approval of the terms thereof.

          (b) At any meeting of stockholders of the Company or at any adjournment thereof or in any other circumstances upon which the Stockholder's vote, consent or other approval is sought, the Stockholder shall vote (or cause to be voted) the Subject Shares against (i) any merger agreement or merger (other than the Merger Agreement and the Merger), consolidation, combination, sale of assets, reorganization, recapitalization, dissolution, liquidation or winding-up of or by the Company or any other takeover proposal (collectively, "Takeover Proposal"),
     (ii) any action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement or this Agreement or (iii) (x) any material amendment of the Company's certificate of incorporation or by-laws, (y) any change in a majority of the persons who constitute the Board of Directors of the Company or (z) any other proposal or transaction involving the Company, which is intended by Stockholder to, or which Emerald notifies Stockholder that Emerald reasonably believes will, impede, frustrate, prevent, delay or nullify (A) the ability of the Company to consummate the Merger or (B) any of the transactions contemplated by this Agreement or the Merger Agreement.

          (c) Stockholder agrees not to (i) offer to sell, sell, transfer, encumber, pledge, assign or otherwise dispose of (including by gift) (collectively, "Transfer"), or enter into any contract, option or other arrangement with respect to or consent to the Transfer of, the Subject Shares or any interest therein to any person other than pursuant to the terms of the Merger, (ii) except as contemplated hereby, grant any proxies or powers of attorney with respect to the Subject Shares, deposit any Subject Shares into a voting trust or enter into any voting arrangement with respect to the Subject Shares, or any interest in the foregoing, except with Emerald, (iii) take any action that would make any representation or warranty of Stockholder contained herein untrue or incorrect to have the effect of preventing or disabling the Stockholder from performing Stockholder's obligations under this Agreement or (iv) commit or agree to take any of the foregoing actions; provided, however, that, for a period equal to the shorter of (A) 360 days after Stockholder elects to terminate this Agreement pursuant to Section 3(f) or (B) the payment by the Company to Emerald of the Termination Fee, Stockholder may transfer the Subject Shares to the proponent of a Superior Proposal upon the same terms and conditions and at the same time as available to all other shareholders of the Company.

          (d) Stockholder hereby irrevocably waives any rights of appraisal or rights to dissent from the Merger that the Stockholder may have.

          (e) Stockholder agrees with, and covenants to, Emerald that the Stockholder shall not request that the Company register the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any of the Subject Shares, unless such transfer is made in compliance with this Agreement.

          (f) Stockholder will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to the sale, voting or other disposition of the Existing Shares or a business combination transaction involving the Company.

     Stockholder shall not directly or indirectly, through any officer, director, employee, representative, agent or other person, solicit or encourage the initiation or submission of any direct or indirect inquiries, proposals or offers regarding any acquisition, merger, takeover bid or sale of all or any of the assets or any shares of capital stock of the Company, whether or not in writing and whether or not delivered to the Company or to the stockholders of the Company generally (including, without limitation, by way of a tender offer) by any party other than Emerald or its affiliates (any of the foregoing inquiries or proposals being referred to herein as an "Acquisition Proposal") provided, however, that nothing contained in this Agreement shall prevent the Board of Directors of Stockholder from referring any third party to this Section 3(f). Nothing contained in this
     Section 3(f) or any other provision of this Agreement shall prevent the Board of Directors of Stockholder from considering or negotiating an unsolicited bona fide Acquisition Proposal. If the Board of Directors of Stockholders, after duly considering written advice of counsel to Stockholder, determines in good faith that it would be likely to be a violation of its fiduciary responsibilities (assuming such fiduciary responsibilities of Stockholder's Board of Directors vis-a-vis the shareholders of Stockholder are those of the Board of Directors of the Company vis-a-vis the shareholders of the Company) to not participate in a Superior Proposal (as defined below), then (i) the Stockholder shall not enter into any agreement with respect to the Superior Proposal and (ii) any other obligation of Stockholder under this Agreement shall not be affected, unless this Agreement is terminated pursuant to Section 6 hereof prior to or simultaneously with the decision of Stockholder's Board of Directors to participate in such Superior Proposal. As used herein the term "Superior Proposal" means an unsolicited bona fide proposal publicly made by a third party to acquire the Company pursuant to a tender or exchange offer, a merger, a sale of all or any significant portion of its assets or otherwise that the Stockholder's Board of Directors determines in its good faith judgment to be a proposal which, if accepted (x) is reasonably likely to be consummated, taking into account, without limitation, all legal, financial and regulatory aspects of such proposal and person or persons making such proposal and (y) would, if consummated, result in a more favorable transaction to the holders of the Common Stock than the transaction contemplated by the Merger Agreement. Stockholder will immediately notify Emerald, orally and in writing, of any direct or indirect contact related in any way to an Acquisition Proposal, including the identity of the person involved in such contact, or on whose behalf such contact is made, and the terms and conditions of any proposal made.

          (g) Stockholder agrees that, until this Agreement is terminated, neither Stockholder nor any of its affiliates will, without the prior written consent of Emerald: (i) acquire, offer to acquire, or agree to acquire, directly or indirectly, by purchase or otherwise, any voting securities or direct or indirect rights to acquire any voting securities of the Company or any subsidiary thereof, or of any successor to or person in control of the Company, or any assets of the Company or any subsidiary or division thereof or of any such successor or controlling person; (ii) other than as contemplated hereby, make, directly or indirectly, any "solicitation" of "proxies" (as such terms are used in the rules of the Securities and Exchange Commission) to vote, or seek to advise or influence any person or entity with respect to the voting of, any voting securities of the Company; (iii) make any public announcement with respect to, or submit a proposal for, or offer of (with or without conditions) any extraordinary transaction involving the Company or its securities or assets; and (iv) form, join or in any way participate in a "group" (as defined in Section 13 (d)(3) of the Securities Exchange Act of 1934, as amended) in connection with any of the foregoing.

          (h) THE STOCKHOLDER HEREBY GRANTS TO, AND APPOINTS EMERALD AND ANY DESIGNEE OF EMERALD, EACH OF THEM INDIVIDUALLY, STOCKHOLDER'S IRREVOCABLE (UNTIL THE TERMINATION OF THIS AGREEMENT) PROXY AND ATTORNEY-IN-FACT WITH FULL POWER OF SUBSTITUTION TO VOTE THE SUBJECT SHARES OF STOCKHOLDER AS INDICATED IN SECTION 3(A) AND 3(B) ABOVE. THE STOCKHOLDER INTENDS THIS PROXY TO BE IRREVOCABLE (UNTIL THE TERMINATION OF THIS AGREEMENT) AND COUPLED WITH AN INTEREST AND WILL TAKE SUCH FURTHER ACTION TO REVOKE AND HEREBY REVOKES ANY PROXY PREVIOUSLY GRANTED BY STOCKHOLDER WITH RESPECT TO SUCH STOCKHOLDER'S SUBJECT SHARES.

     4. FURTHER ASSURANCES. The Stockholder will, from time to time, execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments as Emerald may reasonably request for the purpose of effectively carrying out the transactions contemplated by this Agreement.

     5. ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties without the prior written consent of the other parties, except that any Stockholder may assign, in its sole discretion, any or all of its rights, interests and obligations hereunder to any direct or indirect wholly owned subsidiary of such Stockholder; provided that both such transferor and transferee shall continue to be bound by all the provisions hereof. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successor and assigns.

     6. TERMINATION. This Agreement shall terminate, and no party shall have any rights or obligations hereunder and this Agreement shall become null and void and have no further effect upon the earlier of (a) the Effective Time, (b) the date on which the Merger Agreement is terminated pursuant to Section 8.1 thereof and (c) five (5) business days after Emerald's receipt of a written notice form Stockholder declaring its intention to terminate this Agreement in order to participate in a Superior Proposal and a certificate signed by Stockholder's Chairman of the Board attesting that the requirements for termination specified in Section 3(f) have been satisfied; provided, however, that a termination pursuant to this clause (c) shall not, for a period equal to the shorter of (A) 360 days following such termination or (B) the payment by the Company to Emerald of the Termination Fee, relieve Stockholder of the duty to sell only in the manner set forth in the concluding proviso of Section 3(c).Nothing in this Section 6 shall relieve any party of liability for breach of this Agreement.

     7. COSTS AND EXPENSES. All costs and expenses incurred in connection with this agreement and the consummation of the transactions contemplated hereby shall be paid by the party incurring such expenses.

     8.  GENERAL PROVISIONS.

          (a) AMENDMENTS. This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.

          (b) NOTICE. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery) to Emerald in accordance with Section 9.2 of the Merger Agreement and to Stockholder at its address set forth on the signature page of this Agreement (or at such other address for a party as shall be specified by like notice).

          (c) INTERPRETATION. When a reference is made in this Agreement to Sections, such reference shall be to a Section to this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Wherever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation".

          (d) SEVERABILITY. If any term or other provision of this Agreement is invalid illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby may be consummated as originally contemplated to the fullest extent possible.

          (e) COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more of the counterparts have been signed by each of the parties and delivered to the one party, it being understood that each party need not sign the same counterpart.

          (f) ENTIRE AGREEMENT; NO THIRD-PARTY BENEFICIARIES. This Agreement (including the documents and instruments referred to herein) (i) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and (ii) is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

          (g) GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.

     9. ENFORCEMENT. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of Delaware or in a Delaware state court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (i) consents to submit such party to the personal jurisdiction of any Federal court located in the State of Delaware or any Delaware state court in the event any dispute arises out of this Agreement or any of the transactions contemplated hereby, (ii) agrees that such party will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court; (iii) agrees that such party will not bring any action relating to this Agreement or the transactions contemplated hereby in any court other than a Federal court sitting in the state of Delaware or a Delaware state court and (iv) waives any right to trial by jury with respect to any claim or proceeding related to or arising out of this Agreement or any of the transactions contemplated hereby. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

     IN WITNESS WHEREOF, Emerald has caused this Agreement to be signed by its officer thereunto duly authorized and Stockholder has caused this Agreement to be signed by its officer thereunto duly authorized, all as of the date first written above.

                                          X.L. AMERICA, INC.

                                          By: /s/ PAUL S. GIORDANO
                                            ------------------------------------
                                            Name:  Paul S. Giordano
                                            Title:    Senior Vice President
                                                 and General Counsel

Number of Subject Shares: 1,899,223

                                          SECURITY INSURANCE
                                          COMPANY OF HARTFORD

                                          By: /s/ JOHN J. MCCANN
                                            ------------------------------------
                                            Name:  John J. McCann
                                            Title:    Executive Vice President
                                            Address: 9 Farm Springs Road
                                                 Farmington, CT 06032

                                   APPENDIX D
                       CERTAIN PROVISIONS OF DELAWARE LAW

                             TITLE 8.  CORPORATIONS

                      CHAPTER 1.  GENERAL CORPORATION LAW

                    SUBCHAPTER IX.  MERGER OF CONSOLIDATION

                            8. DEL. C SEC. 262(1998)

SEC 262.  APPRAISAL RIGHTS

     (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to sec.228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

     (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to sec. 251 (other than a merger effected pursuant to sec.251(g) of this title, sec.252, sec.254, sec.257, sec.258, sec.263 or sec.264 of this title:

          (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of sec.251 of this title.

          (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to sec.sec.251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

             a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

             b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

             c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

             d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

          (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under sec.253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

     (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and
(e) of this section, shall apply as nearly as is practicable.

     (d) Appraisal rights shall be perfected as follows:

          (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

          (2) If the merger or consolidation was approved pursuant to sec.228 or sec.253 of this title, each constituent corporation, either before the effective date of the merger or consolidation or within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section; provided that, if the notice is given on or after the effective date of the merger or consolidation, such notice shall be given by the surviving or resulting corporation to all such holders of any class or series of stock of a constituent corporation that are entitled to appraisal rights. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either
     (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

     (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

     (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

     (g)At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

     (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

     (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

     (j) The costs of the proceeding may de determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

     (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded such stockholder's appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court , and such approval may be conditioned upon such terms as the Court deems just.

     (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted has they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

                                   APPENDIX E

  INTERCARGO ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31,
                                      1998
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 10-K

           [X] ANNUAL REPORT PURSUANT TO SECTION 13 OR 15 (D) OF THE
               SECURITIES EXCHANGE ACT OF 1934 [NO FEE REQUIRED]
                  FOR THE FISCAL YEAR ENDED DECEMBER 31, 1998

                                       OR

         [ ] TRANSITION REPORT PURSUANT TO SECTION 13 OR 15 (D) OF THE
               SECURITIES EXCHANGE ACT OF 1934 [NO FEE REQUIRED]

                         COMMISSION FILE NUMBER 0-16748

                             INTERCARGO CORPORATION
             (Exact name of registrant as specified in its charter)

                   DELAWARE                                      36-3414667
         (State or other jurisdiction                         (I.R.S. employer
              of incorporation)                             identification no.)

                               1450 AMERICAN LANE
                                   20TH FLOOR
                           SCHAUMBURG, ILLINOIS 60173
              (Address of principal executive office and zip code)

Registrant's telephone number, including area code: 847-517-2990

Securities registered pursuant to Section 12(b) of the Act: NONE
Securities registered pursuant to Section 12(g) of the Act:

                                 TITLE OF CLASS
                         Common Stock, $1.00 Par Value

     Indicate by check mark whether Registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934, during the preceding 12 months (or for such shorter period that the Registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes [X] No

     Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained to the best of Registrant's knowledge, in the definitive proxy statement incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K.

     Aggregate Market Value of Voting Stock held by nonaffiliates as of March 10, 1999: $82,964,484

     Number of Shares of Common Stock outstanding as of March 10, 1999:
7,293,581

                      DOCUMENTS INCORPORATED BY REFERENCE

                                      None
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                     PART I

     Statements made in this document that present information that is not historic, including among other things, anticipated financial performance, sources and extent of liquidity and capital, anticipated business activities, impact of Year 2000 issues, business prospects, new products and markets, and business relationships are "forward looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the use of forward-looking terminology such as "may", "will", "expect", "anticipate", "estimate", or "continue" or the negative thereof or other variations thereon, or comparable terminology. There are numerous risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements.

ITEM 1. BUSINESS.

     On December 1, 1998 the Company and X.L. America, Inc., ("XL") a wholly-owned subsidiary of XL Capital Ltd ("XL Capital"), entered into an Agreement and Plan of Merger pursuant to which the Company will be acquired by XL Capital through the merger of XL (or a wholly owned subsidiary of XL) with and into the Company ("the Merger"). Pursuant to the Merger the shares of common stock of Intercargo issued and outstanding immediately prior to the Merger will be converted into $12.00 in cash. Consummation of the Merger is subject to regulatory and shareholder approvals and to specified closing conditions. Further information is contained in the Company's definitive Proxy Statement for the Special Meeting of Stockholders relating to the Merger.

     The Company, through Intercargo Insurance Company ("IIC"), its U.S. insurance company subsidiary, and Intercargo Insurance Company H.K. Limited, a subsidiary of IIC, is engaged in the business of underwriting specialized insurance coverages for international trade. This includes U.S. Customs bonds, commercial surety, cargo insurance, general liability, workers compensation, truck liability, professional liability and property and casualty insurance. U.S. Customs bonds guarantee payment of duties on imported goods and cargo insurance protects shippers from loss or damage to goods in transit.

     Appointed independent insurance agents market the Company's products to customs brokers, freight forwarders, logistics providers, intermodal carriers, importers and exporters. Contract surety is marketed to contractors and building tradesmen through independent agents. Prior to the sale on April 30, 1998 of seven subsidiaries of International Advisory Services, Inc. ("IAS"), which remains a wholly-owned subsidiary, IIC's products were distributed primarily through IAS and these subsidiaries under the trade name of Trade Insurance Services, Inc.

     IIC opened a branch office in London in April, 1994. This office underwrites marine cargo insurance through independent insurance brokers. In October, 1995, the Company acquired Eastern Insurance Limited, a Hong Kong licensed insurer and renamed the company Intercargo Insurance Company H.K. Limited, and commenced operations in May, 1996. The Hong Kong subsidiary underwrites marine cargo and professional liability insurance through independent brokers.

     In December, 1995 the Company participated in an initial public offering by the Company's Canadian subsidiary, Kingsway Financial Services, Inc. ("Kingsway") and as a result of this and the underwriters' overallotment exercised in January 1996, the Company's ownership interest in Kingsway was reduced from 100% to 47%. In October 1996 Kingsway completed a secondary public offering in which the Company also participated. As a result of this, the ownership interest was further reduced to 31.5%. In August 1997 the Company sold 4,018,180 of its remaining total holdings in Kingsway of 4,180,000 shares, thereby reducing its ownership interest to less than 1%. The Company no longer considers Kingsway to be a subsidiary.

     Unless the context otherwise requires, the term the "Company" shall mean Intercargo Corporation and/or its subsidiaries.

U.S. CUSTOMS BONDS

     U.S. Customs bonds guarantee that the importer will pay all attendant duties and taxes at the time of entry of merchandise, pay any supplemental duties assessed and observe the laws governing imports. U.S.

Customs bonds are a form of security required by the U.S. Customs Service ("Customs") from virtually all importers of merchandise into the United States. U.S. Customs bonds facilitate the flow of goods by permitting importers to take possession of such goods prior to final determination of Customs duties and of related regulatory issues.

     U.S. Customs bonds are of two types, either continuous or single transaction. The required bond amounts are set by Customs directives. Continuous bond amounts are set on an annual basis at 10% of the duties, taxes and fees paid by the importer to Customs in the previous calendar year. Single transaction bond amounts are determined based on specific transactions or entries to be secured. Most often, single transaction bonds are set at an amount equal to the entered value plus estimated duties, taxes and fees.

     The average duty payment required on an import shipment, which is payable by the importer within ten business days of entry, is approximately 4% to 5% of the value of the shipment. However, if Customs disagrees with the importer's classification or valuation of the shipment, the importer will be required to pay additional duty. Customs also is authorized to assess fines and damages against importers which fail to comply with certain import laws and regulations. These laws and regulations include import quota restrictions, labeling laws, Food and Drug Administration regulations and the regulations of other government agencies. Although the importer remains liable for these adjustments, fines and damages, Customs makes demand for payment upon the insurance company that issued the bond in the event of a default by the importer.

     The Company carefully evaluates the information available from its database and operating experience in establishing its underwriting parameters. All U.S. Customs bond risks must meet these parameters or be specifically approved by designated underwriters. This evaluation is based on a number of factors including the size of the U.S. Customs bond, the financial strength of the importer, the type of transaction, the type of commodity, the commodity's country of origin and the importer's loss history. The Company has developed a database which integrates information received from production sources with detailed information received from Customs on a weekly basis. The Company uses this database extensively as it provides enhanced capabilities for underwriting control and claims handling. The Company also enhances its underwriting selectivity by declining business written through subproducers which have historically failed to file complete documentation with Customs in a timely manner and through its understanding of the laws and regulations which affect imported cargo.

MARINE CARGO INSURANCE

     A marine cargo policy issued by the Company insures the shipper or consignee against physical loss or damage to cargo while in transit. The Company's marine cargo policies provide coverage for general commercial and industrial goods of all types, but exclude among other things, oil shipments and bulk commodities (such as grain shipments). A small portion of the Company's marine business also consists of overland carrier and warehouseman's cargo liability insurance. Marine risks are underwritten based on a number of factors, including type of commodity to be insured (susceptibility to theft and damage), adequacy of packaging, country of origin and destination, extent and type of coverage required, method of transportation and shipping practices and loss experience of the shipper and consignee. The Company issues marine cargo policies primarily for shipments from the U.S. to foreign ports, from foreign ports to the U.S. and, to a limited extent, from one foreign port to another. The Company, however, endeavors to avoid coverage for troubled parts of the world.

     Marine cargo policies are issued by the Company for an indefinite period of time. The policy insures individual shipments for amounts up to the policy limits at premium rates determined by the Company based upon the factors mentioned above. Premium written on individual shipments is considered to be earned when reported to the Company.

PROFESSIONAL LIABILITY INSURANCE

     The Company provides professional liability coverage for customs brokers, freight forwarders and other service firms engaged in the international movement of cargo. Professional liability insurance policies protect these firms against certain claims arising from the unintentional errors or omissions of their operations that result in financial injury to their clients. These policies exclude coverage for punitive damages and are issued on a "claims made" basis, which means that claims involving alleged negligent acts must be reported during the stated policy term. The Company's professional liability program has been endorsed by the National Customs Brokers and Forwarders Association of America since 1989.

     The Company introduced a modified version of its professional liability coverage in 1993. This coverage, referred to as international transit liability
(ITL) insurance, includes marine legal liability insurance in addition to professional liability. IIC is the first U.S. based insurance company to offer this type of coverage. The program was developed to compete in new international markets. Unlike the traditional professional liability policy, this policy is issued on an "occurrence" basis, which means the covered proximate cause of loss must occur during the policy period.

OTHER PROPERTY AND CASUALTY INSURANCE

     The Company markets commercial property and casualty products to customs brokers, freight forwarders and other service firms engaged in the international movement of cargo. The Company is authorized to write these coverages in 48 states. The product is designed to meet the specific requirements of the broker/forwarder industry.

     The Company markets property and casualty products, miscellaneous trucking bonds and cargo insurance to meet the needs of the trucking industry. These products are sold through independent insurance agents.

SURETY

     The Company sells bid, performance and payment bonds for construction and other types of contracts. The Company also underwrites license and permit bonds, miscellaneous financial guarantees, court bonds and specialty fidelity bonds. The Company has developed what it believes is an industry leading data processing system that enhances the quality of underwriting while reducing the costs and time of processing business.

FOREIGN OPERATIONS

     See Note 14 of Notes to Consolidated Financial Statements for information relating to revenues, operating income and identifiable assets related to the Company's operations in the United Kingdom and Hong Kong, which information is found in Item 8.

MARKETING AND DISTRIBUTION

     On April 30, 1998, IAS transferred to The Roanoke Companies, Inc. ("Roanoke") all of the insurance brokerage agency business of IAS. The transaction was effected through the sale of the capital stock of seven subsidiaries of IAS. These subsidiaries had operated under the trade name of Trade Insurance Services. As a result of this, Roanoke generated approximately 29.5% of the Company's gross written premium in 1998. Roanoke has also agreed for a period lasting at least until November 5, 2001, to continue to place with the Company all U.S. Customs bonds, marine and other coverages generated from the IAS customers existing at the time of the sale. The Company uses other independent agents to produce additional business.

REINSURANCE

     The Company follows the industry practice of reinsuring a portion of its insured risks, paying to the reinsurer a portion of the premiums received on all policies. Insurance is ceded principally to reduce the net liability on individual risks and to protect against catastrophic losses. The Company endeavors to place reinsurance with reinsurance companies which have been approved by the U.S. Treasury (in the case of U.S. Customs bonds) and which have been rated "A" or better by A.M. Best Company.

     Excess of loss reinsurance on the Company's Customs bond business is provided through contracts with four reinsurance companies: American Re-Insurance Company ("American Re"), First Excess and Reinsurance Corporation ("First Excess"), Employers Reinsurance Corporation ("Employers Re") and Transatlantic Reinsurance Company ("Transatlantic"). Excess of loss reinsurance is a form of reinsurance which indemnifies the ceding insurer up to an agreed amount against all or a portion of the amount of loss in excess of a specified retention. The Company now retains risks up to $500,000 per bond or per principal. Under the contracts, the reinsurers automatically assume the risk of losses on the Company's bonds between $500,000 and $3,700,000 on any one principal. Bonds written for amounts greater than $3,700,000 must be submitted to the reinsurers for acceptance on a case-by-case basis and the Company may not fully reinsure all exposures above $3,700,000.

     Excess of loss reinsurance on the Company's marine cargo insurance consists of two reinsurance treaties. Under the first treaty, NAC Reinsurance Corporation, Transatlantic, St. Paul Fire & Marine Insurance Company and Employers Re assume the risk of losses between $200,000 and $5 million on any occurrence. Under the second treaty, losses in excess of $5 million up to $25 million are assumed by ten Lloyd's of London syndicates, Commercial Union Assurance Company Plc ("Commercial Union"), XL Mid Ocean Reinsurance Company Ltd, ERC Frankona Reinsurance Limited, Mapfre Re Compania de Reaseguros S.A. and Reliance National Insurance Company (Europe) Limited. These same excess of loss reinsurance treaties also cover property losses arising from the Company's other property insurance coverages.

     The reinsurance on the Company's professional liability program is placed with Kemper Reinsurance Company ("Kemper Re") and Transatlantic. The reinsurers provide reinsurance of $800,000 in excess of the first $200,000 and also provide $2,000,000 additional capacity as needed. Air cargo legal liability reinsurance includes quota share coverage wherein the Company retains 35% of the first $2 million of loss per sending or $4 million per occurrence. Reinsurance is provided through Commercial Union, Terra Nova Insurance Company Limited ("Terra Nova"), Zurich Reinsurance (London) Limited and several Lloyd's of London syndicates.

     Reinsurance on the Company's other property and casualty insurance, in addition to the previously discussed excess of loss coverage on property insurance, consists of quota share and casualty excess of loss. Under the quota share coverage for umbrella liability policies the Company retains 5% of losses up to $5 million. The reinsurance is provided by Kemper Re and CNA Reinsurance Company. Under the casualty excess of loss reinsurance, the Company retains up to $200,000 of losses for each occurrence and Employers Re assumes additional risk up to $5 million.

     Reinsurance on the Company's base trucking program consists of excess of loss coverage where the Company cedes losses in excess of $200,000 to a limit of $1 million. This reinsurance is provided by Continental Casualty Company ("Continental Casualty"), First Excess, Folksamerica Reinsurance Company, Hartford Fire Insurance Company ("Hartford"), Kemper Re and Trenwick America Reinsurance Corporation. Under the Company's long haul trucking program reinsurance consists of both quota share and excess of loss. Under the quota share reinsurance the Company retains 15% of the first $150,000 of losses for physical damage and 15% of the first $100,000 of losses for liability. Under the excess of loss coverage the Company retains 15% of the liability losses in excess of $100,000 per occurrence to a limit of $1 million. Reinsurance is provided by Continental Casualty, Kemper Re, Transatlantic, Lloyd's Syndicate Number 1141, CNA Reinsurance Company Limited, Hannover Ruckversicherungs-Aktiengesellschaft, Terra Nova and Zurich Reinsurance (London) Limited.

     Reinsurance on the Company's contract and miscellaneous surety products consists of excess of loss reinsurance for losses in excess of $250,000 to a limit of $10 million. Reinsurers providing this coverage include Hartford, Kemper Re, Republic Western Insurance Company, Risk Capital Reinsurance and Transatlantic. The Company also has a quota share agreement with Monroe Guaranty Insurance Company ("Monroe Guaranty") where the Company retains 50% of the surety business produced by agents recruited by Monroe Guaranty.

     The ceding of reinsurance does not discharge the original insurer from its primary liability to the policyholder. The ceding company is required to pay losses even if the reinsurer fails to meet its obligations under the reinsurance agreement. The Company also remains liable for losses which exceed the limits of coverage afforded by its reinsurance agreements. In addition to the per occurrence limits set forth above, the annual aggregate limit on the Company's Customs bond reinsurance contract is $6.4 million and the annual aggregate limit on the marine cargo reinsurance contract is $25.0 million.

LOSSES AND LOSS RESERVES

     Claims on the Company's marine, professional liability, and contract bond lines are adjusted by Company personnel. Claims on property and casualty business are processed by a third party. Adjustment procedures include verification of the coverage, investigation of the loss, evaluation of the exposure and final settlement of the claim. The Company's general policy is to adjust and settle claims as quickly as possible. For marine cargo claims, salvage and subrogation are important factors in minimizing loss experience.

     Substantially all U.S. Customs bond losses are paid to Customs as the party indemnified by the bond. The Company receives periodic notices of importer defaults from Customs in the normal course of business. Because of the nature of the U.S. Customs bond business, the majority of claim notices received from Customs typically do not result in actual claim payments by the Company because of payment by the principal, adequate defenses of the principal or the Company with respect to the claim or the correction of a non-compliance situation.

     The two major types of bond claims received from Customs are assessment of additional duty and liquidated damages. The Company's claim adjustment procedures for additional duty assessments include identifying the bond related to the claim, obtaining supporting Customs' entry documentation, reviewing Customs' assessment of higher duty and contacting the importer of record in an attempt to secure payment. Claims for liquidated damages are more complex and require the implementation of several claim adjustment procedures. By working with the Customs broker that filed the import entry and produced the bond, the Company seeks to correct the non-compliance situation. If compliance is not achieved, the Company performs final adjustment procedures or makes payment. The principal remains liable for all claims paid by the Company. The Company's policy is to aggressively pursue the principal under rights of subrogation on any bond that results in a claim payment.

     The Company maintains reserves for the payment of losses and loss adjustment expenses ("LAE") for all lines of business, on an undiscounted basis. The determination of reserves for losses and LAE is dependent on receipt of information regarding claims and the historical loss experience of the business. Generally, there is a lag between the time losses are incurred and the time they are reported to the Company.

     The liability for losses and LAE is an estimate of the ultimate unpaid net cost of all losses incurred through December 31 of each year. Since the provision is necessarily based on estimates, the ultimate liability may be more or less than such provision. These estimates include the anticipated recovery of salvage and subrogation based on historical patterns. Case reserves for individual claims are generally not established for the U.S. Customs bond business because of the historical problems of attempting to establish case reserves for small losses coupled with: (i) frequent errors in Customs claims,
(ii) lack of or erroneous documentation furnished to the Company by Customs, and
(iii) the experience of the Company that in excess of 90% of all claims initially reported by Customs are either canceled or settled by the principal. When there is sufficient evidence to document the validity of a claim, it is promptly paid by the Company. As a result, the Company estimates its ultimate losses on U.S. Customs bonds by projecting from its paid claim data. The combination of paid loss projections and the length of time to ultimate settlement adds a high degree of judgment to the reserving process. The reserves established for bond losses are regularly evaluated and adjusted when conditions in loss patterns indicate an adjustment is required. The reserves established for marine losses and professional liability losses are evaluated against cases reported, and adjustments to the reserves, including a provision for claims incurred but not yet reported ("IBNR"), are recorded as deemed appropriate. Reserves for the Company's automobile and commercial and property and casualty lines are established on a case-by-case basis and include a provision for IBNR. The individual case reserves are reviewed periodically and adjusted as deemed necessary. The following table presents Company reserve balances for the periods indicated (net of ceded reinsurance):

                                                         YEAR ENDED DECEMBER 31,
                                                      ------------------------------
                                                        1998       1997       1996
                                                        ----       ----       ----
                                                          (DOLLARS IN THOUSANDS)
Unpaid Losses and LAE at beginning of year, net of
  reinsurance recoverables of $11,970, $9,980, and
  $3,138..........................................    $ 43,385    $37,057    $33,155
Provision for Losses and LAE for claims occurring
  during:
  Current year....................................      31,680     34,260     31,876
  Prior years.....................................         988        585        431
                                                      --------    -------    -------
Total.............................................      32,668     34,845     32,307
                                                      --------    -------    -------
Less Loss and LAE payments for claims occurring
  during:
  Current year....................................     (10,646)   (10,896)   (10,798)
  Prior years.....................................     (20,873)   (17,621)   (17,607)
                                                      --------    -------    -------
Total.............................................     (31,519)   (28,517)   (28,405)
                                                      --------    -------    -------
Unpaid Losses and LAE at end of year, net of
  reinsurance recoverables of $11,980 $11,970 and
  $9,980..........................................    $ 44,534    $43,385    $37,057
                                                      ========    =======    =======

-------------------------
Any adjustments to reserves are reflected in operating results for the period in which they are made.

     The following table presents development of total Company reserves and liability paid for the periods indicated.

                                                          YEAR ENDED DECEMBER 31,
                               -----------------------------------------------------------------------------
                                1988      1989      1990      1991      1992      1993      1994      1995
                                ----      ----      ----      ----      ----      ----      ----      ----
                                                          (DOLLARS IN THOUSANDS)
Liability for unpaid losses
 and LAE.....................  $11,459   $12,584   $14,133   $25,867   $23,940   $26,289   $35,006   $33,155
Cumulative amount of
 liability paid through:
 One Year Later..............    6,019     5,216     6,039    12,611    12,531    14,244    20,205    17,608
 Two Years Later.............    8,826     8,748    10,893    18,471    17,711    22,819    25,890    23,825
 Three Years Later...........   11,396    12,106    13,079    21,521    24,280    26,934    28,244    27,415
 Four Years Later............   14,375    13,525    13,782    28,746    25,908    28,254    30,099
 Five Years Later............   15,224    13,906    21,892    29,131    26,694    29,116
 Six Years Later.............   15,488    14,179    22,223    29,599    27,219
 Seven Years Later...........   15,766    14,432    22,382    29,775
 Eight Years Later...........   15,830    14,590    22,473
 Nine Years Later............   15,937    14,599
 Ten Years Later.............   15,916
Liability re-estimated as of:
 One Year Later..............   11,629    13,592    13,367    26,551    25,728    28,426    41,110    33,586
 Two Years Later.............   14,011    13,301    16,666    25,974    24,667    29,851    41,491    34,193
 Three Years Later...........   14,502    16,273    15,613    25,060    23,289    31,883    41,286    33,895
 Four Years Later............   17,499    15,351    14,966    24,192    24,208    31,394    41,472
 Five Years Later............   16,656    14,790    14,765    24,536    23,542    31,429
 Six Years Later.............   16,038    14,209    15,225    23,947    23,607
 Seven Years Later...........   15,774    14,613    14,644    23,932
 Eight Years Later...........   16,010    14,302    14,606
 Nine Years Later............   15,829    14,248
 Ten Years later.............   15,797

                                 YEAR ENDED DECEMBER 31,
                               ---------------------------
                                1996      1997      1998
                                ----      ----      ----
                                 (DOLLARS IN THOUSANDS)
Liability for unpaid losses
 and LAE.....................  $37,057   $43,385   $44,534
Cumulative amount of
 liability paid through:
 One Year Later..............   17,622    20,873
 Two Years Later.............   25,633
 Three Years Later...........
 Four Years Later............
 Five Years Later............
 Six Years Later.............
 Seven Years Later...........
 Eight Years Later...........
 Nine Years Later............
 Ten Years Later.............
Liability re-estimated as of:
 One Year Later..............   37,642    44,373
 Two Years Later.............   38,663
 Three Years Later...........
 Four Years Later............
 Five Years Later............
 Six Years Later.............
 Seven Years Later...........
 Eight Years Later...........
 Nine Years Later............
 Ten Years later.............

                                                          YEAR ENDED DECEMBER 31,
                               -----------------------------------------------------------------------------
                                1988      1989      1990      1991      1992      1993      1994      1995
                                ----      ----      ----      ----      ----      ----      ----      ----
                                                          (DOLLARS IN THOUSANDS)
Cumulative deficiencies
 (Redundancies)..............  $ 4,338   $ 1,664   $   473   $(1,935)  $  (333)  $ 5,140   $ 6,466   $   740
                               =======   =======   =======   =======   =======   =======   =======   =======

                                 YEAR ENDED DECEMBER 31,
                               ---------------------------
                                1996      1997      1998
                                ----      ----      ----
                                 (DOLLARS IN THOUSANDS)
Cumulative deficiencies
 (Redundancies)..............  $ 1,606   $   988
                               =======   =======   =======

     Generally accepted accounting principles (GAAP) require insurance liabilities on the balance sheet be reported without reduction for anticipated recoverables under reinsurance contracts. Statutory accounting practices continue to permit reporting on a net basis. The following table sets forth the reconciliation of GAAP reported reserves to reserves net of reinsurance as shown above.

                                                               DECEMBER 31,
                                                       -----------------------------
                                                        1998       1997       1996
                                                        ----       ----       ----
                                                          (DOLLARS IN THOUSANDS)
Gross loss and loss adjustment expense reserves....    $56,514    $55,355    $47,037
Ceded to other insurance companies(1)..............     11,980     11,970      9,980
                                                       -------    -------    -------
Net liability as stated above......................    $44,534    $43,385    $37,057
                                                       =======    =======    =======

-------------------------
(1) Before reduction for funds held from reinsurers

     As indicated in the above tables, the Company has experienced adverse loss development for policy years other than 1991 and 1992. Reserve deficiencies for 1990 and prior have developed primarily in the U.S. Customs bond line of business. Historical reserve deficiencies resulted from several causes, including modifications in the administrative procedures utilized by Customs in the claims assessment and collection area; the previously described computerization of the claims administration process by Customs; certain court decisions regarding claims administration procedures that were decided favorably to Customs and certain extraordinary losses experienced by the Company. The extraordinary losses were related to a discontinued line of bond business for environmental and safety requirements for imported automobiles, a discontinued program for travel agents and a Customs determination on certain steel importations involving countervailing duty and anti-dumping issues. (In accordance with Customs procedures operative at the time, these risks were primarily secured by many single entry bonds.) The aggregate cumulative losses on these items is approximately $5,500,000, net of reinsurance ceded. The Customs regulations have been modified to restrict such aggregation of liability in the future. Moreover, the database now permits the Company to track and control such aggregations on a more timely basis.

     As prior period reserve inadequacies became apparent, the Company took several actions to strengthen its reserve posture by increasing its premium rate, adjusting its current reserve practices and affecting lump sum increases to the reserves.

     During 1995, it became apparent that the estimated unpaid claims for liabilities established at December 31, 1994 on Kingsway's business lines would exceed initial expectations and loss reserves were increased accordingly by $4.0 million. In addition, the reserves reported to Kingsway by the Canadian Facility Association Risk Sharing Pool as at December 31, 1994 increased substantially during 1995. The Risk Sharing Pool was created by legislation in Ontario to ensure the availability of automobile insurance to every motorist in Ontario. Every insurer writing automobile insurance is required to share in these losses in proportion to their business in the Province.

     Also, during 1995, loss experience related to U.S. operations for 1994 and prior suggested reserve increases amounting to $5.2 million were required for the marine cargo, contract surety and other property and casualty lines. These increases were offset by savings of $3.1 million on 1994 and prior U.S. Customs bonds reserve estimates.

     During 1996, further adverse development for prior years emerged. Increases totaling $2.4 million were made in the contract surety, marine and professional liability product lines. These increases were partially offset by reductions totaling $814,000 to U.S. Customs bonds and other property and casualty reserve estimates.

     During 1997, $3.0 million was added to loss and loss adjustment expense reserves across several lines. Loss and loss adjustment expense reserves are estimated using a range of values. The overall reserves carried by the Company have been within such ranges. Management nevertheless considered it prudent to further strengthen these reserves so as to provide greater margins in the event of adverse development arising from unanticipated events.

     During 1998, $4.2 million was added to reserves in the marine, professional liability and other property and casualty segments. This addition was done to reflect emerging experience as well as to provide for additional margin. Loss and LAE reserves are estimated using a range of values and include a select point which represents the level of reserves deemed most likely to ultimately develop. The Company has consistently carried the overall level of reserves within the estimated ranges. The actions in 1998 served to move the overall level of reserves to approximately the select point.

     Claims experience tends to be dependent upon the frequency of claims and the severity of individual claims. Severity exposures are the subject of certain excess of loss reinsurance treaties as described above. Until recent Customs' automation, obtaining reliable information on the frequency of claims was difficult and was further compounded by the historically long delays in Customs' claims assessment and processing. Currently, Customs forwards a computer tape of outstanding bills for additional duty and liquidated damages to the Company on a weekly basis. This data is input to the Company's computer and used to initiate claims handling procedures.

     The Company's bond and marine cargo losses are generally tied to the value of the goods as of the date of shipment and generally are not adversely affected by inflation; however, LAE is subject to the effects of inflation. LAE is composed primarily of hourly fee costs for attorneys, adjusters and survey firms. Such professional services typically are subject to rate increases at the discretion of the provider. While the Company makes every effort to control the rates and hours of service, it is imperative to retain qualified personnel familiar with the business of the Company and the insurance industry.

COMPETITION

     The insurance industry is highly competitive. The Company faces competition from bond underwriters, marine and non-marine insurers and numerous other insurance companies. These insurers vary in terms of size, quality, operating histories and financial, marketing and management resources. Many of these competitors are larger, have more agents and have substantially greater financial resources than the Company.

     The U.S. Customs bond business is highly specialized and requires significant technical knowledge in order to properly underwrite and respond to claims. Additionally, the automated processing systems which the U.S. Customs Service has installed for its own use necessitate that surety companies also be automated for claims. In addition to the ability to use the data tapes, and data base information, the time frames available for collection and payment have been shortened, requiring sureties to respond on a daily basis.

     There are over 300 companies in the United States Department of the Treasury's approved list of companies acceptable as sureties and reinsurers of federal bonds including U.S. Customs bonds. While there is no reliable data available from which to determine the amount or volume of U.S. Customs bonds written by these companies, the Company believes that it and one of its competitors, Washington International Insurance Company, are the dominant underwriters for U.S. Customs bonds.

     Many major insurance companies, agents and brokers compete for marine cargo insurance business. The Company believes that its ability to compete in this market is enhanced by its relationships with customs brokers and freight forwarders.

     In past years the Company had few competitors in the U.S. for its professional liability product. Recently more competitors have emerged with a similar product. Outside of the U.S., alternative coverages are marketed by competitors in conjunction with a broad form marine and liability policy. The Company developed a new form, the International Transit Liability Policy ("ITL"), to be more compatible to these market expectations. The Company believes that its ability to provide prompt, efficient service to customs brokers and freight forwarders, as well as its expertise and understanding of the risks involved in those industries, provide a competitive advantage over other carriers in both its professional liability lines and its property and casualty lines.

REGULATION

     U.S. Federal Regulation. U.S. Customs bonds are sold pursuant to federal regulations requiring virtually every importer of goods into the United States to post a bond. IIC currently maintains a Certificate of Authority as a surety company qualified to write U.S. Customs bonds pursuant to federal law and applicable regulations promulgated by the U.S. Department of Treasury (the "Treasury"). The Treasury determines the maximum amount of risk retention per bond for each qualified insurance company. IIC is qualified to write U.S. Customs bonds and retain an aggregate liability up to $2,939,000 on any one bond.

     Although no specific statutory requirements exist, the Treasury generally recommends no greater than a three to one ratio of net premiums written to statutory surplus for sureties licensed to write U.S. Customs bonds. The Company continues to meet this guideline.

     Insurance companies issuing U.S. Customs bonds and customs brokers selling such bonds are extensively regulated by the Treasury, including an annual review of their financial statements. As a result of extensive federal regulation, the Company believes that under the McCarran Ferguson Act, its U.S. Customs bonds business is exempt from state regulation. No state has taken any action to require the Company's compliance with its licensure requirements with respect to its U.S. Customs bond business.

     State Regulation. The Company and its U.S. insurance subsidiary are subject to regulation under the various state insurance laws where the subsidiary is licensed, including each particular state's insurance holding company law ("Holding Company Law"). Such regulation is designed generally to protect policyholders rather than investors and relates to such matters as the standards of solvency which must be met and maintained; the licensing of insurers and their agents; the nature of and examination of the affairs of insurance companies, which includes periodic financial and market conduct examinations by regulatory authorities; annual and other reports, prepared on a statutory accounting basis, required to be filed on the financial condition of insurers or for other purposes; establishment and maintenance of reserves for unearned premiums and losses; and requirements regarding numerous other matters. In general, the Company's insurance subsidiary must file rates for insurance directly underwritten with the insurance department of each state in which it operates. Further, state insurance statutes typically place limitations on the amount of dividends or other distributions payable by domiciled insurance companies in order to protect their solvency.

     Holding Company Laws impose standards on certain transactions between registered insurers and their affiliates, which include, among other things, that the terms of the transactions be fair and reasonable and that the books, accounts and records of each party be maintained so as to clearly and accurately disclose the precise nature and details of the transactions. Holding Company Laws also generally require that any person or entity desiring to acquire more than a specified percentage (commonly 10%) of the Company's outstanding voting securities is required first to obtain approval of the applicable state insurance regulators.

     The National Association of Insurance Commissioners (NAIC) facilitates the regulation of multi-state companies through uniform reporting requirements, standardized procedures for financial examinations, and uniform regulatory procedures embodied in model acts and regulations. Certain of these regulations address the reporting and regulation of the adequacy of capital and surplus. At December 31, 1998, IIC's required risk-based capital was $7,194,000, and reported capital and surplus was $32,615,000.

     Foreign Regulation. In the U.K. the Company is subject to regulation by the Insurance Division, Department of Trade and Industry. In Hong Kong, the Company is subject to regulation by the Office of the Commissioner of Insurance under the Insurance Companies Ordinance and related amendments. Violations of the provisions under which these foreign locations operate can lead to various regulatory actions, up to and including the loss of the ability to operate.

INVESTMENT POLICY

     The Company's investment policy requires that fixed income invested assets be comprised of investment grade securities of short to medium term. The Company does not invest in real estate or real estate securities, "high yield" bonds or derivatives. The Company's philosophy is to hold its investments to maturity when feasible, but will redeploy assets when market conditions dictate. Substantially all of the Company's investment portfolio is comprised of investment grade securities issued by the U.S. Treasury, various federal agencies, various state and local governments and major U.S. corporations.

EMPLOYEES

     At December 31, 1998, the Company had 134 U.S. employees. Except for 6 part-time employees, all such persons are employed on a full-time basis. The Company has 5 employees in its U.K. operations and 10 employees in Hong Kong. The Company believes that it enjoys favorable relations with its employees.

ITEM 2. PROPERTIES

     The Company occupies leased space in Schaumburg, Illinois where its principal executive offices are located. IIC leases space in London where a branch office is maintained. IIC also leases space for regional offices in New York City, Tampa, Florida and Woodland Hills, California. Intercargo Insurance Company H.K. Ltd. leases office space in Hong Kong.

ITEM 3. LITIGATION

     During the month of January 1998, the president of IAS resigned and with several other employees formed Avalon Risk Management, Inc. Avalon's announced purpose is to compete with IAS in the marketing and distribution of transportation related insurance and surety products. The Company has filed suit in the Chancery Division of the Circuit Court of Cook County, Illinois against the ex-president alleging breach of fiduciary duty, theft of confidential information and other unlawful activities, and seeking injunctive relief and damages. The action is pending and its outcome at this point is not certain.

     In February 1999, certain purported shareholders of the Company filed a lawsuit against the Company and its directors, seeking class action status and claiming, among other things, the directors breached their fiduciary duties to the Company's shareholders in approving the definitive agreement to merge between the Company and a subsidiary of XL Capital and that they failed to adequately explore alternative transactions and maximize shareholder value. The lawsuit requests, among other things, injunctive relief and payment of damages to the class members. The Company believes that the lawsuit is without merit and intends to contest it vigorously.

     There are no other pending material legal proceedings to which the Company or its subsidiaries is a party or of which any of the properties of the Company or its subsidiaries is subject, except for claims arising in the ordinary course of business. In the ordinary course of business, the Company is involved in certain litigation. In the opinion of management, the ultimate resolution of such litigation will not have a material effect on the financial condition of the Company.

ITEM 4. SUBMISSION OF MATTER TO A VOTE OF SECURITY HOLDERS

     None.

                                    PART II

ITEM 5. MARKET FOR REGISTRANT'S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

     The Company's common stock, par value $1.00, is traded on the NASDAQ National Market under the symbol ICAR. The table shown below contains the range of high and low closing sale prices of the common stock of the Company as reported by NASDAQ for each calendar quarter for the last two fiscal years.

QUARTER                                                         HIGH      LOW
-------                                                         ----      ---
4th 1998....................................................    12.00     9.38
3rd 1998....................................................    11.88     9.13
2nd 1998....................................................    13.00    11.34
1st 1998....................................................    13.50    11.38
4th 1997....................................................    14.13    12.88
3rd 1997....................................................    14.25    10.38
2nd 1997....................................................    12.00     9.13
1st 1997....................................................    10.13     8.50

     The number of holders of record of Company common stock on March 8, 1999, was 79. Certain information made available to the Company from Automatic Data Processing (ADP) and broker dealers holding securities in street name indicates there are approximately 738 beneficial owners of the Company's common stock.

     The Company paid dividends of $0.18 per share, or $1.4 million in 1998, 1997 and 1996. Any future dividends will depend upon the earnings and financial position of the Company and its principal operating subsidiary, IIC, as well as legal and contractual restrictions. In addition, the insurance laws of Illinois, the domicile of IIC, require that dividends from IIC to the Company be paid only out of earned surplus, and are limited to the greater of (i) 10% of the prior year's statutory surplus or (ii) statutory net income, as defined. The Agreement and Plan of Merger limits the payment of any regular semi-annual dividend to $0.09 per share unless consent thereto is granted by XL Capital.

ITEM 6. SELECTED FINANCIAL DATA

                                                           YEARS ENDED DECEMBER 31:
                                           --------------------------------------------------------
                                             1998        1997        1996        1995        1994
                                             ----        ----        ----        ----        ----
                                                            (DOLLARS IN THOUSANDS)
Revenues(1)..............................  $ 61,297    $112,159    $ 68,241    $ 94,186    $ 80,885
Operating income (loss)(1)...............  $ (5,421)   $ 46,141    $  3,705    $  4,050    $  7,359
Net income (loss)........................  $ (3,372)   $ 31,788    $  6,404    $  2,139    $  4,981
Total assets.............................  $163,400    $165,412    $133,710    $116,166    $128,423
Total stockholders' equity...............  $ 72,975    $ 82,201    $ 48,012    $ 43,621    $ 39,921
Per Share Amounts
Net income (loss) from continuing
  operations.............................    $(0.44)      $4.14       $0.84       $0.28       $0.65
Dividends................................    $ 0.18       $0.18       $0.18       $0.18       $0.18
Combined ratio(2)........................     117.9%      112.9%      103.9%      103.6%       97.5%

-------------------------
(1) 1997 amounts reflect revenues from the Company's sale of its investment in Kingsway Financial Services, Inc. (See Note 1 of the Notes to Consolidated Financial Statements).

(2) Combined ratios have been computed for all years on a GAAP basis (see Item 7 -- Management's Discussion and Analysis).

ITEM 7. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

OVERVIEW

     The Company, through its subsidiaries, is engaged in the business of underwriting specialty insurance coverages for international trade. This includes U.S. Customs bonds, marine cargo insurance, professional liability insurance, and property and casualty insurance. The Company has a subsidiary in Hong Kong and a branch office in the United Kingdom. Until December 18, 1995, the Company was the sole parent company of Kingsway Financial Services, Inc. ("Kingsway"), an underwriter of automobile, and property and casualty insurance in Canada. On December 18, 1995 Kingsway sold 1.8 million shares of its common stock in an initial public offering. The Company participated in that transaction as a selling shareholder, reducing its equity interest in Kingsway from 100% to 50%. In January, 1996, as a result of the exercise of the underwriters' over allotment option, the Company's equity in Kingsway was reduced to 47.0%. In October, 1996, Kingsway conducted a secondary offering in which the Company participated. As a result of this, the Company's equity in Kingsway was further reduced to 31.5%. In August, 1997 Kingsway conducted another secondary offering in which the Company participated. As a result of this, the Company's equity in Kingsway was reduced to less then 1%. During all of 1996 and 1997 until August 25, 1997 this investment had been accounted for by the equity method.

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     1998 resulted in a net loss of $3.4 million or $0.44 per share as compared to net income of $31.8 million or $4.14 per share in 1997 and $6.4 million or $0.84 per share in 1996. During 1998 the Company faced many challenges. The insurance market in the U.S. remains highly capitalized which continues to foster soft market conditions for product pricing and intense competition for premiums. In January of 1998 the president of IAS resigned and with several other employees formed an operation whose announced purpose is to compete with IAS in the marketing and distribution of transportation related insurance and surety products. Litigation costs related to this added to the overall operating costs. The departure of these employees presented the Company with the opportunity to re-evaluate its focus. To this end the Company determined that it should concentrate its focus on underwriting and that its primary distribution method should be the use of independent brokers and agents. This led to the decision to sell all of the domestic insurance brokerage agency business of IAS in consideration for cash, convertible preferred stock and a secured installment note, totaling approximately $7.9 million. The transaction was effected through the sale of the capital stock of seven subsidiaries of IAS. The purchase price, which is equivalent to approximately one times the commission revenue of the transferred agencies, is subject to adjustment based on the commission revenue of the transferred agencies for the twelve month period ending June 30, 1999.

     In order to provide the necessary level of service to independent agents and brokers and to enhance the ability to expand the number of independent producers, the Company opened four regional offices. The immediate impact of these openings was an increase to underwriting costs. The Company believes, however, that the regional offices are a necessary factor to increase premium writings and to provide enhanced customer service.

     During the course of 1998 the Company was involved in an extensive review of strategic alternatives. This review included among other things potential acquisitions by the Company, as well as strategic alliances and mergers with other entities. These efforts culminated with the Company entering into an Agreement and Plan of Merger with XL noted in Item 1 of this Statement. Additional information is contained in the Registrant's definitive Proxy Statement for the Special Meeting of Shareholders relating to the Merger. As part of this review the Company incurred costs for financial consulting and legal services which impacted underwriting expenses.

REVENUES

     Insurance Premium Income

     Net premiums written by segment are as follows:

                                                          YEAR ENDED DECEMBER 31,
                                                       -----------------------------
                                                        1998       1997       1996
                                                        ----       ----       ----
                                                          (DOLLARS IN THOUSANDS)
Surety.............................................    $18,768    $16,688    $23,177
Marine.............................................     27,594     28,247     27,470
Professional liability.............................      2,834      3,196      2,212
Other Property and Casualty........................      6,325      9,061      5,594
                                                       -------    -------    -------
     Total.........................................    $55,521    $57,192    $58,453
                                                       =======    =======    =======

     Surety (U.S. Customs bonds, contract and miscellaneous surety bonds) net premium written increased 12.5% in 1998. Contract and miscellaneous surety net premium written increased $3.2 million or 116.1% due to an increase of $845 thousand or 13.3% in gross premium written and to the discontinuance of a 50% quota share reinsurance treaty under which the Company had ceded business prior to 1998. U.S. Customs bonds net premium written declined $1.2 million or 8.4% due to competitive pressures. Such pressures are expected to continue for both U.S. Customs bonds and contract surety bonds. In 1997, surety net premium written declined 28.0%. Gross premiums written for U.S. Customs bonds were $3.1 million or 17.4% lower in 1997 than 1996. This was due to the move to rates which are net of brokers' commissions, and to competitive pressures on overall price structures. Gross premiums written for contract and miscellaneous surety bonds were $2.4 million or 27.7% lower in 1997 than 1996. During the first half of 1997 the Company was reviewing the strategic position of the contract and miscellaneous surety line. During that period of evaluation marketing and sales efforts remained static, and some sales momentum was lost. The Company subsequently determined that these products can be viable and should remain a part of the overall product portfolio. Sales and marketing efforts were then reinvigorated, resulting in the increased premium volume shown in 1998. Marine net written premium declined 2.4% in 1998, while it had increased only 2.8% in 1997. These results reflect the market pressures on price levels. It is expected that the marine cargo insurance line will continue to experience such pressures in the foreseeable future. Professional liability net written premium decreased 11.3% in 1998 after having increased 44.5% in 1997. The decline in 1998 is due primarily to the continuing efforts to re-underwrite this line of business. At the time of renewal unprofitable accounts are being given appropriate rate increases or are being cancelled. The increase in 1997 was attributable to significant rate actions taken late in 1996 and extending into 1997 as well as the circumstance that 1996 net written premiums were negatively impacted by $1.4 million in retrospective reinsurance premiums applicable to the development of prior period coverages. Other property and casualty net premium written decreased 30.2% in 1998 as compared to an increase of 62.8% in 1997. The decrease in 1998 is due to a decrease of $4.5 million in net premium written related to a program providing liability coverage on cranes. This same program was the primary factor affecting the increase in net premiums written in 1997. Absent the effects of this crane liability program, other property and casualty net premiums written would have increased $1.8 million or 42.8% in 1998 due primarily to increased volume in truck liability and physical damage coverages.

     Insurance premium income, or earned premium, decreased $4.9 million or 8.6% in 1998 to $52.5 million. In 1997, earned premium declined $3.6 million or 6.0% to $57.4 million from $61.0 million in 1996. Premiums are earned over the effective period of policy coverages and reflect the recognition of income from the changing levels of net premium written.

INVESTMENT INCOME AND REALIZED GAINS

     Net investment income was $6.1 million in 1998 as compared to $4.9 million in 1997 and $4.0 million in 1996. The increase in 1998 was attributable to earnings on the cash equivalents portion of the investment portfolio. In August of 1997 the Company sold 4,018,000 of its shares in Kingsway Financial Services. The 1998 results benefited from a full year of investment of the resultant proceeds, as compared to approximately four months in 1997. Yields in 1998 on the long-term portion of the portfolio were down slightly versus 1997. Net investment income was $4.9 million in 1997 as compared to $4.0 million in 1996, an increase of $900 thousand. The increase is attributable to the increase in the fixed income portion of the investment portfolio and to investment income on the proceeds from the Kingsway sale, offset somewhat by a decline in average yield due to the general decline in interest rates. Realized investment gains in 1998 were $2.1 million as compared to $48.9 million in 1997 and $2.4 million in 1996. In 1997, the Company sold 4,018,000 of its shares in Kingsway giving rise to a gain net of related expenses of $49.4 million. The 1998 and 1996 realized gains include $900 thousand and $2.4 million, respectively, in gains related to sales of Kingsway shares. Also included in the 1998 amount is $1.1 million in gain from the sale of certain IAS subsidiaries.

EXPENSES AND OTHER

     Loss and Loss Adjustment Expenses

     The following chart depicts loss and loss adjustment expenses ("LAE") by segment.

(DOLLARS IN THOUSANDS)

                                                                     OTHER
                                               PROFESSIONAL        PROPERTY &
            SURETY             MARINE           LIABILITY           CASUALTY            TOTAL
       ----------------   ----------------   ----------------   ----------------   ----------------
                  LOSS               LOSS               LOSS               LOSS               LOSS
        LOSSES    RATIO    LOSSES    RATIO    LOSSES    RATIO    LOSSES    RATIO    LOSSES    RATIO
YEAR   INCURRED    (%)    INCURRED    (%)    INCURRED    (%)    INCURRED    (%)    INCURRED    (%)
----   --------   -----   --------   -----   --------   -----   --------   -----   --------   -----
1998    $4,124    23.7    $19,832    76.9     $3,490    130.5    $5,222    79.1    $32,668    62.3
1997    $5,087    28.3    $19,482    69.8     $3,752    117.0    $6,524    78.1    $34,845    60.7
1996    $7,455    28.8    $17,759    65.9     $2,714    102.7    $4,379    77.8    $32,307    52.9

     In 1998 loss and LAE decreased 6.3% following an increase of 7.9% in 1997. While the dollar level of loss and LAE declined in 1998, the overall loss ratio increased to 62.3% from 60.7% in 1997. During 1998 overall loss and LAE reserves were increased by $4.2 million. Reserves for certain lines were adjusted to reflect developing experience. Reserves were also increased to provide for additional margin. Loss and LAE reserves are estimated using a range of values and include a select point which represents the level of reserves deemed most likely to ultimately develop. The Company has consistently carried the overall level of reserves within such ranges. The actions taken in 1998 served to move the overall level of reserves to approximately the select point. Reserves in the surety segment were reduced $1.8 million reflecting ongoing development of U.S. Customs bonds claims. Marine loss reserves were increased $3.4 million to reflect emerging poor development primarily on current year business. Professional liability loss and LAE reserves were increased approximately $1.6 million to reflect emerging prior years' losses as well as to move the reserve level to a higher point in the range. Other property and casualty reserves were increased approximately $1.0 million. Workers' compensation reserves were decreased $631 thousand to reflect continuing favorable development. Reserves for the discontinued crane liability program were increased approximately $1.7 million to reflect adverse development. In 1997, loss and LAE increased $2.5 million or 7.9% as compared to 1996. During 1997, $3.0 million was added to loss and LAE reserves across several lines. This was done in response to the development of losses as well as to provide additional margins for adverse development. The loss ratio for the surety segment has shown improvement reflecting positive development for U.S. Customs bonds as well as the enhanced underwriting plus premium growth in contract and miscellaneous surety. The marine segment loss ratio deterioration is a reflection of the intense competitive pressures on pricing. The loss ratio in the professional liability segment in 1998 was negatively impacted by the increase in loss and LAE reserves noted previously. The Company continues to seek more appropriate pricing for covered risks under the professional liability program as it continues the efforts to improve the performance of this segment. The loss ratio for the other property and casualty segment of 79.1% for 1998 includes the previously mentioned reserve increase related to the crane liability program. Had this not been necessary the loss ratio for 1998 would have been 53.9%. This improvement reflects the continued positive development in the loss and LAE reserves in the workers' compensation line.

POLICY ACQUISITION COSTS

     Policy acquisition and other issue costs were $16.1 million, $14.3 million and $17.4 million for 1998, 1997 and 1996 respectively. These costs as a percentage of earned premiums were 30.8%, 24.8% and 28.5% in 1998, 1997 and 1996, respectively. The rise in the percentage for 1998 is the result of two major factors. Prior to their April 30, 1998 sale, the Trade Insurance Services ("TIS") subsidiaries had produced a significant portion of the Company's premiums, accounting for 69% of the 1997 volume. Intercompany commission income of TIS was eliminated in consolidation against the commission expense of IIC. After the sale of TIS, such commissions are now paid to unrelated entities and, therefore, are no longer eliminated in consolidation. The other major factor changing in 1998 was the discontinuance of a quota share reinsurance agreement on contract surety business. Under that agreement, the Company received ceding allowances which served to offset a portion of acquisition expenses. Excluding these two items, the 1998 acquisition expenses would have been approximately 23.5% of earned premiums. The reduction in the percentage relationship of acquisition costs to earned premiums in 1997 was attributable to the change in the commission structure as pricing for certain products moved to a rate structure net of brokers' commissions.

OTHER UNDERWRITING EXPENSES

     Other underwriting expenses increased approximately $1.5 million, or 9.0% in 1998 to $17.9 million from $16.4 million in 1997. During 1998 the company was in the process of reviewing strategic alternatives, as described previously herein. Costs associated with this endeavor were approximately $1.25 million. Litigation and investigation costs relating to the departure of certain IAS employees and the resultant litigation were approximately $800 thousand. Costs associated with the development of regional offices were approximately $689 thousand. In addition, as the Company refocused on underwriting, the decision was made to discontinue an agency operation, TRM Insurance Services("TRM"). TRM has been sold effective February 28, 1999. Included in the assets of TRM was the value of an agreement with the former owner to not engage in a similar business nor solicit TRM's customer base for a stated period should this person leave TRM. With the discontinuance of agency operations the contract no longer had a basis for the value. Accordingly, the remaining carrying value of $390 thousand was written off. This charge was included in other underwriting expenses. Offsetting these costs somewhat was a reduction in other underwriting expenses of $805 thousand as a result of the sale of certain IAS subsidiaries. In addition, expense initiatives undertaken during the course of the year have reduced headcount by 9.6% in addition to employee reduction resulting from the sale of IAS subsidiaries. The Company is continuing its expense initiative in the current year. Other underwriting expenses increased $2.3 million or 16.3% in 1997 to $16.4 million from $14.1 million in 1996. Insurance company operations in 1997 showed an increase of $3.2 million. This was due to an increase in insurance company bad debt expense in 1997 over 1996 of $2.0 million as the result of the financial failure of certain producers. The Company generally anticipates such failures when establishing allowances for bad debts. These particular failures were unusual in magnitude and such occurrences in the future are expected to be minimal. Also, salary and related benefits increased $972 thousand due in part to approximately $450 thousand associated with changes in management during 1997. Agency operations expenses decreased approximately $909 thousand. Bad debt expense in the agency operations for 1997 was $504 thousand less than 1996 as collection efforts were enhanced. Salary expense for the agency operations in 1997 was down $261 thousand from 1996 due to staffing changes.

RESULTS BY SEGMENT

     Operating income by segment is shown in the chart below. Additional information on business segments is included in Note 20 of the Notes to Consolidated Financial Statements which are included in this document.

     Operating Income (Loss)

                                                        YEAR ENDED DECEMBER 31,
                                                     -----------------------------
                                                      1998       1997       1996
                                                      ----       ----       ----
                                                        (DOLLARS IN THOUSANDS)
Surety.............................................  $ 2,265    $ 1,081    $ 4,214
Marine.............................................   (6,422)    (3,599)    (3,363)
Professional liability.............................   (3,005)    (2,379)    (1,315)
Other property and casualty........................   (2,240)    (2,518)    (1,903)
Investment and other...............................    3,981     53,556      6,072
                                                     -------    -------    -------
  Operating income (loss)..........................  $(5,421)   $46,141    $ 3,705
                                                     =======    =======    =======

     A significant factor in evaluating insurance company performance is the combined ratio. The combined ratio is a comparison of claims costs plus other expenses as a percentage of premiums earned.

SEGMENTS

                             SURETY                MARINE          PROFESSIONAL LIABILITY
                       -------------------   -------------------   -----------------------
                       PREMIUM   COMBINED    PREMIUM   COMBINED     PREMIUM     COMBINED
YEAR                   EARNED    RATIO (%)   EARNED    RATIO (%)    EARNED      RATIO (%)
----                   -------   ---------   -------   ---------    -------     ---------
                                             (DOLLARS IN THOUSANDS)
1998.................  $17,398     87.0      $25,791     124.9       $2,674       212.4
1997.................   17,947     94.0       27,906     112.9        3,206       174.2
1996.................   25,846     83.7       26,932     112.5        2,644       149.7

                        OTHER PROPERTY &
                            CASUALTY                TOTAL
                       -------------------   -------------------
                       PREMIUM   COMBINED    PREMIUM   COMBINED
YEAR                   EARNED    RATIO (%)   EARNED    RATIO (%)
----                   -------   ---------   -------   ---------
                                (DOLLARS IN THOUSANDS)
1998.................  $6,601      133.9     $52,464     117.9
1997.................   8,351      130.2      57,410     112.9
1996.................   5,631      133.8      61,053     103.9

     Combined ratios on a GAAP basis are presented here as the Company feels this provides a conservative and consistent representation of the operational performance as a whole. A combined ratio of less than 100% generally indicates an underwriting profit. It's not uncommon in the property and casualty industry to have combined ratios well in excess of 100%. No assurance is made that loss and loss adjustment expense accruals upon which the Company's combined ratios are based may not prove to vary significantly from the ultimate results.

IMPACT OF YEAR 2000

     The year 2000 issue is the result of computer programs being written using two digits rather than four to define the applicable year. Any of the Company's computer programs that have time sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. This could result in a system failure or miscalculations causing disruptions of operations including, among other things, a temporary inability to process transactions, send invoices, calculate earned premiums or engage in similar normal business activities.

STATE OF READINESS

     The Company began evaluating its readiness for the year 2000 in 1997 with a review of the operating and application software. The Company uses software that has been developed internally as well as software developed by third party vendors. During 1998 the Company received written certification from its primary third party vendors that their software is compliant with year 2000. The Company established a Year 2000 Steering Committee, chaired by the Vice President of Operations, which includes internal managers as well as external consultants. A project plan has been developed which consists of four phases. These phases include

(a) an inventory to identify software applications, technology platforms and interfaces, and business partners, and rating each on their potential business impact; (b) an initial assessment of the approach to be used in determining year 2000 compliance; (c) remediation where non-compliant items are reprogrammed or replaced; and (d) testing and certification of code modifications and new inventory with other associated systems, including date testing and quality assurance testing to ensure functioning in the post-1999 time frame. These phases are overlapping with one another and portions may be done simultaneously.

     The various hardware, software and embedded chip inventories will be completed by the end of the first quarter of 1999, along with an initial assessment of the approaches to be taken in determining compliance with year 2000. Remediation, testing and certification is targeted for completion by the end of the third quarter of 1999. The Company believes that its year 2000 project is generally on schedule.

EXTERNAL RELATIONSHIPS

     The Company also faces the risk that various customers or suppliers ("external relationships") will not be able to interact with the Company due to the third party's inability to resolve circumstances arising from year 2000 issues they may have failed to address. The Company has completed an inventory of business partners and risk rated the potential business impact. These include significant producers as well as suppliers of such services as telecommunications and banking. The Company is attempting to determine the overall year 2000 readiness of these external relationships.

     The Company has initiated a program to inform its customers of the potential impact that year 2000 issues may have on their operations. Should customer operations insured by the Company be unable to adequately perform their services due to circumstances arising from year 2000 issues they may have failed to address, the Company may be adversely impacted. This may include, but not be limited to, such items as inability or failure of customers to remit premiums, and additional incurred claims under various insurance policies issued by the Company. While the Company may seek to limit its exposure to such claims, there is uncertainty as to the acceptance of these limitations by regulators and the legal system. The economic impact of these uncertainties cannot be determined at this time.

     The Company does not have sufficient information at this time to predict whether its external relationships will be year 2000 compliant. There can be no guarantee that the systems of other companies on which the Company's systems rely will be timely converted and would not have an adverse affect on the Company's systems.

COSTS TO ADDRESS YEAR 2000 ISSUES

     The Company incurred expenses of approximately $155,000 (before tax) in 1998 related to year 2000 initiatives. Such costs for 1999 are currently estimated to range from $265,000 to $664,000 depending upon the extent of remediation or replacement necessary. The Company expects to fund these costs through operating cash flows.

CONTINGENCY PLANNING

     The Company is attempting to limit the potential impact of year 2000 issues by monitoring the progress of its own year 2000 project and those of its critical external relationships by developing contingency and recovery plans. The Company is addressing such areas as revenue collection, claims processing, financial reporting and outside service suppliers. In some instances manual processes can be used. The Company is expecting to have contingency plans in place by the end of the third quarter of 1999.

RISKS AND OTHER FACTORS REGARDING YEAR 2000

     The costs of the year 2000 project and the date on which the Company believes it will complete the year 2000 modifications are based on management's best estimates, which were derived using numerous assumptions of future events, including the continued availability of certain resources, third party modification plans, and other factors. However, there can be no guarantee that these estimates will be achieved and actual results could differ materially from those anticipated. Specific factors that might cause such material differences include, but are not limited to, the availability and cost of personnel trained in this area, the ability to locate and correct all relevant computer codes, and similar uncertainties.

     The Company cannot guarantee that it will be able to resolve all of its year 2000 issues. Any critical year 2000 issues at the Company or its external relationships could have material adverse effect on the Company's results of operations, liquidity or financial condition.

INFLATION AND OTHER FACTORS

     Periods of inflation have varying effects on the Company and other companies in the insurance industry. Because premium rates for the Company's U.S. Customs bond and marine cargo insurance products are usually tied to the value of cargo being imported or exported, an increase in price levels may result in revenue increases. In periods of inflation, the property and casualty industry generally experiences higher losses, loss adjustment expenses and operating costs. In contrast, the Company's U.S. Customs bond and marine cargo premiums and losses are tied to the value of goods as of the date of shipment and generally are not adversely affected by inflation.

     The value of the dollar relative to other world currencies also affects the Company's U.S. Customs bond and marine cargo business. When the dollar is strong relative to other world currencies, imports generally increase and U.S. Customs bond volume increases. When the dollar is weak relative to other world currencies, exports generally increase and marine cargo insurance volume increases. The company's foreign operations expose the Company to changes in the relative value of the U.S. dollar to the local currencies. (Refer to Foreign Operations in Notes to the Consolidated Financial Statements.)

FEDERAL INCOME TAXES

     The Company's effective tax rates for the years 1998, 1997 and 1996 were 37.8%, 38.4% and 20.4% respectively. The effective tax rate differs from the U.S. federal corporate tax rate due to the Company's investments in tax exempt securities, changes in the valuation allowance related to deferred tax assets, and the differential in book and tax bases of assets disposed (including the disposal of Kingsway) (see accompanying Notes to Consolidated Financial Statements).

LIQUIDITY AND CAPITAL RESOURCES

     The capacity of an insurance company to underwrite insurance is based upon maintaining liquidity and capital resources sufficient to pay claims and expenses as they become due. The Company has historically generated adequate capital resources to support its current operations. This position is further enhanced by its investment policy which emphasizes high quality, short to medium term investments. The primary sources of the Company's liquidity are funds generated from insurance premiums, investment income, and proceeds from investment maturities. The principal application of such funds are payments of losses and loss adjustment expenses, investments, reinsurance, and operating expenses.

     Operations in 1998, in a departure from recent years, used cash of approximately $7.9 million. In 1997 and 1996, cash flow from operations amounted to $575 thousand and $6.3 million, respectively. The use of cash in 1998 was due to factors including a net loss for the year as well as to increases in the level of premiums receivable, due to a temporary change in remittance terms, and in taxes recoverable. The decrease in the level of cash provided from operating activities in 1997 as compared to 1996 was due to higher levels of reinsurance balances recoverable and to decreases in various liabilities including accounts payable.

     In 1998 the Company repurchased 406,400 of its own shares for treasury at an average price of $9.95 per share, utilizing approximately $4.04 million of cash. Despite the net use of cash in 1998, the Company's level of cash and cash equivalents remains significantly higher than the historical norm. This high level of cash and cash equivalents is primarily the result of gross proceeds from the sale of Kingsway common stock amounting to $67.7 million in 1997. A portion of these proceeds were used to extinguish debt, increase the statutory capital and surplus of Intercargo Insurance Company, finance short term investment and general corporate purposes, including payment of related income taxes of $18.5 million on the gain from sale. Proceeds from the sale of Kingsway common stock in 1996 were used to increase the statutory capital and surplus of IIC and for general corporate purpose.

     The Company has discontinued its $15.0 million line of credit in light of its current high level of available funds.

     The Company does not have any material commitments for capital expenditures. However, under terms of its Agreement and Plan of Merger with XL Capital, the Company is required to have at least $24 million in cash and cash equivalents at the consummation of the subject merger.

FINANCIAL INSTRUMENTS AND MARKET RISK

     A financial instrument is cash or a contract that imposes or conveys a contractual obligation or right to deliver or receive cash or another financial instrument. Included at Note 17 of the Notes to Consolidated Financial Statements is information summarizing the Company's financial instruments and their estimated fair values. As indicated in the Note, the fair values of the Company's financial instruments approximate their carrying values.

     The Company is subject to market risk exposures of varying correlations and volatilities, including foreign exchange rate risk, interest rate risk and equity price risk. The following disclosure reflects estimates of future performance and economic conditions. Actual results may differ.

     The Company is subject to foreign exchange rate risk associated with translating financial statements of its foreign subsidiaries and branches into U.S. dollars. The Company's primary exposures are associated with the British Pound and the Hong Kong dollar. The Company does not use hedging transactions in managing these risks due to the relatively low level of exposure. Revenues from foreign operations of $5.8 million in 1998 and $4.9 million in 1997 represented 10.4% and 4.6% of total revenues, respectively, in those years. Identifiable foreign assets of $10.5 million at December 31, 1998 and $10.0 million at December 31, 1997 represented 6.9% and 6.4%, respectively, of total consolidated assets at those dates. A decrease of 10% in the foreign exchange rates would have increased net income by $14,000 in 1998 and $65,000 in 1997 due to net losses in foreign operations in those years. Such a decrease in foreign exchange rates would have reduced equity by $284,000 and $304,000 at year-end 1998 and 1997, respectively.

     The valuation of the Company's fixed maturity portfolio is subject to long-term interest rate risk. In order to reduce the impact of changes in long-term interest rates on the market value of its portfolio, the Company invests in medium term obligations and endeavors to spread the maturity dates over its investment horizon. A hypothetical increase of 100 basis points in interest rates over the yield curve spectrum would decrease the market value of the fixed maturity portfolio at December 31, 1998 by approximately $345,000.

     The valuation of the Company's equity portfolio is subject to market risk. At December 31, 1998 the equity portfolio had a fair value of $4.9 million, which was 3.0% of total assets. Of this amount, $2.5 million represented a private placement issue with limited market risk exposure. The Company has not entered into any transactions to hedge the price risk on the equity portfolio due to the relatively low level of exposure when compared to total assets.

               REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

The Board of Directors and Stockholders
Intercargo Corporation

     We have audited the accompanying consolidated balance sheets of Intercargo Corporation and subsidiaries as of December 31, 1998 and 1997, and the related consolidated statements of operations, stockholders' equity, and cash flows for the years then ended. Our audits also included the financial statement schedules listed in the index at Item 14(a). These financial statements and schedules are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and schedules based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Intercargo Corporation and subsidiaries at December 31, 1998 and 1997, and the consolidated results of their operations and their cash flows for the years then ended, in conformity with generally accepted accounting principles. Also, in our opinion, the related 1998 and 1997 financial statement schedules, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.
                                          /s/ ERNST & YOUNG LLP
Chicago, Illinois
March 19, 1999

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors and Stockholders of
Intercargo Corporation:

     We have audited the accompanying consolidated statements of operations, stockholders' equity, and cash flows of Intercargo Corporation and subsidiaries for the year ended December 31, 1996. In connection with our audits of the aforementioned consolidated financial statements, we also audited the related consolidated supplementary financial statement schedules as listed in the accompanying index for 1996. These consolidated financial statements and financial statement schedules are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements and financial statement schedules based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the results of operations and the cash flows of Intercargo Corporation and subsidiaries for the year ended December 31, 1996, in conformity with generally accepted accounting principles. Also, in our opinion, the aforementioned supplementary financial statement schedules, when considered in relation to the basic consolidated financial statements taken as a whole, present fairly, in all material respects, the information set forth therein.
                                          /s/ KPMG LLP
Chicago, Illinois
February 21, 1997

ITEM 8. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

                    INTERCARGO CORPORATION AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                                                DECEMBER 31,    DECEMBER 31,
                                                                    1998            1997
                                                                ------------    ------------
                           ASSETS
INVESTMENTS
  Fixed maturities at fair value (amortized cost $57,990 in
     1998 and $59,814 in 1997)..............................      $ 59,584        $ 60,676
  Equity securities at fair value (amortized cost $3,761 in
     1998 and $1,833 in 1997)...............................         4,856           4,234
                                                                  --------        --------
          Total investments.................................        64,440          64,910
Cash and cash equivalents...................................        39,087          49,400
Premiums receivable.........................................        19,306          15,677
Accrued investment income...................................         1,195           1,023
Deferred policy acquisition costs...........................         4,140           2,939
Reinsurance recoverable on losses and loss adjustment
  expenses:
  Paid claims...............................................         4,115           1,137
  Unpaid claims.............................................        11,980          11,970
Prepaid reinsurance premiums................................         4,344           5,119
Notes receivable............................................         3,587              99
Income tax recoverable......................................           895           1,365
Deferred income tax.........................................         4,530           2,226
Equipment, at cost, less accumulated depreciation...........         1,324           1,933
Goodwill....................................................           393           1,991
Other assets................................................         4,064           5,623
                                                                  --------        --------
          Total assets......................................      $163,400        $165,412
                                                                  ========        ========
                        LIABILITIES
Losses and loss adjustment expenses.........................      $ 56,514        $ 55,355
Unearned premiums...........................................        20,241          17,948
Funds held by Company.......................................           422             372
Supplemental duty deposits..................................         1,703           2,016
Accrued expenses and other liabilities......................        11,545           7,520
                                                                  --------        --------
          Total liabilities.................................        90,425          83,211
                                                                  --------        --------
Commitments and Contingencies...............................            --              --
STOCKHOLDERS' EQUITY
Common stock -- $1 par value; authorized 20,000,000 shares;
  issued 7,699,981 shares; outstanding 7,293,581 shares in
  1998 and 7,699,981 shares in 1997.........................         7,700           7,700
Additional paid-in capital..................................        24,400          24,400
Treasury stock, at cost; 406,400............................        (4,044)             --
Accumulated other comprehensive income......................         1,752           2,176
Retained earnings...........................................        43,167          47,925
                                                                  --------        --------
          Total stockholders' equity........................        72,975          82,201
                                                                  --------        --------
          Total liabilities and stockholders' equity........      $163,400        $165,412
                                                                  ========        ========

          See accompanying notes to consolidated financial statements.

                    INTERCARGO CORPORATION AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                   YEAR ENDED DECEMBER 31,
                                                                ------------------------------
                                                                 1998        1997       1996
                                                                 ----        ----       ----
REVENUES
Insurance premium income....................................    $52,464    $ 57,410    $61,053
Net investment income.......................................      6,122       4,911      3,985
Realized investment gains...................................      2,139      48,871      2,379
Commission income...........................................        435         675        686
Other income................................................        137         292        138
                                                                -------    --------    -------
     Total..................................................     61,297     112,159     68,241
                                                                -------    --------    -------
LOSSES AND EXPENSES
Losses and loss adjustment expenses.........................     32,668      34,845     32,307
Policy acquisition and other issue costs....................     16,149      14,258     17,410
Other underwriting expenses.................................     17,901      16,427     14,051
Interest expense............................................         --         488        768
                                                                -------    --------    -------
     Total..................................................     66,718      66,018     64,536
                                                                -------    --------    -------
Operating income (loss).....................................     (5,421)     46,141      3,705
Income tax expense (benefit)................................     (2,049)     17,710        755
                                                                -------    --------    -------
Net income (loss) before equity in net income of investee...     (3,372)     28,431      2,950
Equity in net income of investee............................         --       3,357      3,454
                                                                -------    --------    -------
Net income (loss)...........................................    $(3,372)   $ 31,788    $ 6,404
                                                                =======    ========    =======
Net income (loss) per share -- basic and diluted............    $ (0.44)   $   4.14    $  0.84
                                                                =======    ========    =======

          See accompanying notes to consolidated financial statements.

                    INTERCARGO CORPORATION AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                      ACCUMULATED
                                                             ADDITIONAL                  OTHER                      TOTAL
                                         NUMBER     COMMON    PAID-IN     TREASURY   COMPREHENSIVE   RETAINED   STOCKHOLDERS'
                                        OF SHARES   STOCK     CAPITAL      STOCK     INCOME (LOSS)   EARNINGS      EQUITY
                                        ---------   ------   ----------   --------   -------------   --------   -------------
BALANCE AT DECEMBER 31, 1995..........    7,641     $7,641    $24,104     $    --       $  (612)     $12,488       $43,621
Net income............................                                                                 6,404         6,404
Change in foreign currency
  translation.........................                                                      201                        201
Change in unrealized gain (loss) on
  investments.........................                                                     (933)        (933)
                                                                                                                   -------
Comprehensive income..................                                                                               5,672
                                                                                                                   -------
Dividends paid to stockholders ($0.18
  per share)..........................                                                                (1,376)       (1,376)
Employee stock options exercised......       19        19          76                                                   95
                                          -----     ------    -------     -------       -------      -------       -------
BALANCE AT DECEMBER 31, 1996..........    7,660     7,660      24,180          --        (1,344)      17,516        48,012
Net income............................                                                                31,788        31,788
Change in foreign currency
  translation.........................                                                    1,001                      1,001
Change in unrealized gain (loss) on
  investments.........................                                                    2,519                      2,519
                                                                                                                   -------
Comprehensive income..................                                                                              35,308
                                                                                                                   -------
Dividends paid to stockholders ($0.18
  per share)..........................                                                                (1,379)       (1,379)
Employee stock options exercised......       40        40         220                                                  260
                                          -----     ------    -------     -------       -------      -------       -------
BALANCE AT DECEMBER 31, 1997..........    7,700     7,700      24,400          --         2,176       47,925        82,201
Net loss..............................                                                                (3,372)       (3,372)
Change in foreign currency
  translation.........................                                                      (45)                       (45)
Change in unrealized gain (loss) on
  investments.........................                                                     (379)        (379)
                                                                                                                   -------
Comprehensive loss....................                                                                              (3,796)
                                                                                                                   -------
Dividends paid to stockholders ($0.18
  per share)..........................                                                                (1,386)       (1,386)
Purchase of treasury stock............     (406)                           (4,044)                                  (4,044)
                                          -----     ------    -------     -------       -------      -------       -------
BALANCE AT DECEMBER 31, 1998..........    7,294     $7,700    $24,400     $(4,044)      $ 1,752      $43,167       $72,975
                                          =====     ======    =======     =======       =======      =======       =======

          See accompanying notes to consolidated financial statements.

                    INTERCARGO CORPORATION AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                    YEAR ENDED DECEMBER 31,
                                                                -------------------------------
                                                                 1998        1997        1996
                                                                 ----        ----        ----
                                                                        (IN THOUSANDS)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)...........................................    $(3,372)   $ 31,788    $  6,404
Adjustments to reconcile net income (loss) to net cash
  provided from (used in) operating activities:
  Realized gains............................................     (2,139)    (48,871)     (2,379)
  Depreciation and amortization.............................      1,474       1,521       1,546
  Amortization of premiums on investments...................        122          48         102
  Write-off of intangible asset.............................        390          --          --
  Undistributed income of affiliate.........................         --      (3,357)     (3,454)
  Increase in premiums receivable...........................     (3,629)        (52)     (1,311)
  Decrease (increase) in deferred policy acquisition
    costs...................................................     (1,201)        946       1,014
  Increase in reinsurance balances..........................     (2,213)     (3,602)     (8,380)
  Decrease (increase) in notes receivable...................         10         116        (323)
  Change in income tax accounts.............................     (1,639)     15,390          20
  Decrease (increase) in other assets.......................        306        (793)        (56)
  Increase in liability for losses and loss adjustment
    expenses................................................      1,159       8,318      10,744
  Increase (decrease) in unearned premiums..................      2,293         332         (74)
  Increase (decrease) in funds held.........................         50        (120)       (257)
  Decrease in supplemental duty deposits....................       (313)       (342)       (311)
  Increase (decrease) in accrued expenses and other
    liabilities.............................................      1,062        (519)      3,051
  Other, net................................................       (236)       (228)        (16)
                                                                -------    --------    --------
       Net cash provided from (used in) operating
         activities.........................................     (7,876)        575       6,320
                                                                -------    --------    --------
CASH FLOWS FROM INVESTING ACTIVITIES:
Fixed maturities:
  Purchases.................................................    (23,139)    (30,380)    (27,314)
  Sales.....................................................      8,192      18,908      13,332
  Maturities and calls......................................     16,755       3,478       5,370
Equity securities:
  Purchases.................................................       (460)       (498)       (502)
  Sales.....................................................      1,875         822       2,140
  Calls.....................................................        152         188         185
Net sales (purchases) of short-term investments.............         --          (1)        510
Sale of subsidiaries........................................       (165)         --          --
Purchase of subsidiary, net of cash acquired................         --        (237)         --
Sale of Kingsway common stock (net of taxes of $18,500 in
  1997).....................................................         --      49,140       4,573
Purchase of property and equipment, net.....................       (217)       (233)     (1,319)
                                                                -------    --------    --------
       Net cash provided from (used in) investing
         activities.........................................      2,993      41,187      (3,025)
                                                                -------    --------    --------
CASH FLOWS FROM FINANCING ACTIVITIES:
Payment of notes payable....................................         --      (9,735)         --
Proceeds from the exercise of stock options.................         --         260          95
Purchase of treasury stock..................................     (4,044)         --          --
Dividends paid to stockholders..............................     (1,386)     (1,379)     (1,376)
                                                                -------    --------    --------
       Net cash used in financing activities................     (5,430)    (10,854)     (1,281)
                                                                -------    --------    --------
Net increase (decrease) in cash and cash equivalents........    (10,313)     30,908       2,014
Cash and cash equivalents:
  Beginning of the year.....................................     49,400      18,492      16,478
                                                                -------    --------    --------
  End of the year...........................................    $39,087    $ 49,400    $ 18,492
                                                                =======    ========    ========

          See accompanying notes to consolidated financial statements.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(1) ORGANIZATION

     Intercargo Corporation ("the Company") is an insurance holding company incorporated in the State of Delaware whose wholly owned subsidiaries at December 31, 1998 consist of Intercargo Insurance Company ("IIC"), International Advisory Services, Inc. ("IAS"), and Intercargo International Limited ("IIL").

     IIC is a property and casualty insurer based in the United States, which primarily writes U.S. Customs bonds, commercial surety, marine cargo, professional liability and other property and casualty insurance. IIC conducts business in the United Kingdom through a branch office operation. Its products are sold to importers and exporters through customs brokers, freight forwarders, and other service firms engaged in the international and domestic movement of cargo. IIC also conducts business in Hong Kong through its wholly-owned subsidiary, Intercargo Insurance Company H.K. Limited ("IIC -- H.K.").
IIC -- H.K. is a Hong Kong licensed insurer that underwrites marine cargo and professional liability insurance.

     In January 1996, the Company sold 60 thousand shares of its fifty percent investment in Kingsway Financial Services, Inc. ("Kingsway") stock. This reduced the Company's ownership percentage to approximately 47%. In October 1996, the Company participated in a secondary offering of Kingsway stock by selling 250 thousand shares, which along with the new shares issued by Kingsway, reduced its equity interest in Kingsway to approximately 31%.

     In August 1997 a two-for-one stock split increased the Company's shares of Kingsway to 4.2 million. The Company then sold 4.0 million shares reducing its ownership interest to less than 1%. Prior to August 1997, the Company recorded its share of Kingsway's operating results as equity in net income of investee.

     On April 30, 1998, IAS transferred to the Roanoke Companies, Inc. ("Roanoke") all of the insurance brokerage agency business of IAS in consideration for cash, convertible preferred stock and a secured installment note totaling approximately $7.9 million. The transaction was effected through the sale of the capital stock of seven subsidiaries of IAS. The purchase price, which is equivalent to approximately one times the commission revenue of the transferred agencies, is subject to adjustment based on commission revenue of the transferred agencies for the 12 month period ending June 30, 1999. The subject commission revenue since the date of sale has been less than anticipated. Market factors may continue to impact this commission revenue. Based on these factors the Company estimates that the initial purchase price may be ultimately reduced by 35% to 40%. Accordingly, $3.0 million of the estimated gain on the sale has been deferred until determination of the final purchase price.

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     (a) Basis of Presentation

     The consolidated financial statements of the Company have been prepared in accordance with generally accepted accounting principles. All significant intercompany balances and transactions have been eliminated.

     The preparation of financial statements in conformity with generally accepted accounting principles requires the use of estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     (b) Investment Valuations

     All fixed maturities and equity securities are classified as available-for-sale and reported at fair value. Unrealized gains and losses are excluded from earnings and reported directly in stockholders' equity net of deferred income taxes.

     Gains and losses on sales of investments are computed on the specific identification method and are reflected in net income. Fair values are based upon quoted market prices or values obtained from independent pricing sources.

     (c) Investment in Investee

     The Company does not recognize into income its equity share of changes in an investee's reported net assets resulting from an investee's issuance of stock. Unconsolidated investees between 20% and 50% owned are accounted for under the equity method of accounting.

     (d) Cash and Cash Equivalents

     Cash equivalents consist of investments with an original or remaining maturity of three months or less at purchase.

     (e) Premium Trust Funds

     Premiums collected from insureds but not yet remitted to insurance carriers are restricted as to use by laws in certain states in which IAS operates. The amount of cash and cash equivalents so restricted was $1.2 million and $5.4 million at December 31, 1998, and 1997, respectively.

     (f) Premiums Receivable

     Premiums receivable are stated net of allowances for uncollectible accounts of approximately $1.4 million and $1.0 million at December 31, 1998 and 1997, respectively.

     (g) Policy Acquisition Costs

     Policy acquisition costs are costs such as commissions and certain other underwriting and agency expenses which vary with and are directly related to the production of business. Such costs are deferred to the extent recoverable from future earned premiums and are amortized ratably over the terms of the related policies. Costs deferred and amortized over the past three years are summarized as follows (in thousands):

                                                                    YEAR ENDED DECEMBER 31,
                                                                --------------------------------
                                                                  1998        1997        1996
                                                                  ----        ----        ----
Deferred policy acquisition costs, beginning of year........    $  2,939    $  3,884    $  4,898
Deferred:
  Direct commissions........................................      12,668       8,007      11,415
  Premium taxes.............................................       1,115         887         883
  Other direct underwriting expenses........................       1,328       5,229       5,604
  Ceding commissions........................................        (807)     (1,709)     (1,617)
                                                                --------    --------    --------
Net deferred................................................      14,304      12,414      16,285
Amortized...................................................     (13,103)    (13,359)    (17,299)
                                                                --------    --------    --------
Deferred policy acquisition costs, end of year..............    $  4,140    $  2,939    $  3,884
                                                                ========    ========    ========

     (h) Federal Income Tax

     Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement bases of assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period in which the change is enacted.

     (i) Goodwill and Other Intangible Assets

     Goodwill is the excess of the fair value of consideration paid for companies acquired over the fair value of the related net assets acquired. Goodwill is amortized using the straight-line method over periods not exceeding 20 years.

     Intangible assets relate to the acquisition of licenses, customer lists, non-compete agreements, and employment agreements and are amortized using the straight-line method over periods not exceeding 20 years.

     (j) Liability for Losses and Loss Adjustment Expenses

     The liability for losses and loss adjustment expenses represents estimates of the ultimate unpaid cost of all claims incurred through December 31, including claims incurred but not yet reported. These estimates are based upon historical experience of the business written by the Company and other direct writers reinsured by the Company, adjusted for current trends. Management believes that the provision for losses and loss adjustment expenses is adequate to cover the ultimate liability; however, such estimates may be more or less than the amount ultimately paid when the claims are settled. Reinsurance recoverables on unpaid losses and ceded unearned premiums are reported as assets instead of netting these against related reserves (see note 4).

     (k) Premium Recognition

     Insurance premiums are recognized as revenue ratably over the terms of the policies. Unearned premiums are computed on the daily pro rata basis. Prospective reinsurance premiums, losses and loss adjustment expenses are accounted for on bases consistent with those used in accounting for the original policies issued and the terms of the reinsurance contracts.

     (l) Foreign Exchange

     Assets and liabilities relating to foreign operations are translated to U.S. dollars using current exchange rates. Revenues and expenses are translated to U.S. dollars using the average exchange rate as determined on a yearly basis. Translation adjustments for financial reporting in U.S. dollars are reported directly in stockholders' equity.

     (m) Commission Income

     The Company recognizes commission income when the premiums are billed to the customer, or the effective date of the policy, whichever is later.

     (n) Stock-Based Compensation

     The Company applies the intrinsic value method prescribed by Accounting Principles Board Opinion No. 25 ("APB No. 25") and related Interpretations in accounting for its stock-based compensation plans. Accordingly, no compensation cost has been recognized as the exercise prices of the options equaled the market prices at the grant dates. The effect of recording compensation cost for the Company's stock-based compensation plans based on the fair value method in Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock-Based Compensation" ("SFAS No. 123") results in net income and earnings per share that are not materially different from amounts reported.

     (o) Earnings Per Share

     Basic earnings per share are computed based upon the weighted average number of shares of common stock outstanding each year. Diluted earnings per share are computed based upon the weighted average number of shares of common stock and common stock equivalents (to the extent dilutive) outstanding each year. Common stock equivalents consist of shares issuable under the Company's stock option plan.

     In 1998, as a result of the net loss, the incremental shares from assumed conversions at average market price are antidilutive and are therefore excluded from diluted earnings per share.

     The computations of basic and diluted earnings per share are presented below (in thousands for net income):

                                                                      YEAR ENDED DECEMBER 31,
                                                                -----------------------------------
                                                                  1998         1997         1996
                                                                  ----         ----         ----
Basic earnings per share:
  Net income (loss).........................................    $  (3,372)   $  31,788    $   6,404
  Average common shares outstanding.........................    7,609,773    7,670,759    7,645,578
                                                                ---------    ---------    ---------
  Per common share amount...................................    $   (0.44)   $    4.14    $    0.84
                                                                =========    =========    =========
Diluted earnings per share:
  Net income (loss).........................................    $  (3,372)   $  31,788    $   6,404
  Average common shares outstanding.........................    7,609,773    7,670,759    7,645,578
  Incremental shares from assumed conversions at average
     market price...........................................           --        6,702       11,011
                                                                ---------    ---------    ---------
                                                                7,609,773    7,677,461    7,656,589
                                                                ---------    ---------    ---------
  Per common share amount...................................    $   (0.44)   $    4.14    $    0.84
                                                                =========    =========    =========

     (p) Comprehensive Income

     The Company adopted SFAS No. 130 "Reporting Comprehensive Income" ("SFAS No. 130") in 1998. SFAS No. 130 requires net unrealized gains or losses on investments and net foreign exchange translation adjustments, which previously were reported directly in stockholders' equity, to be included in accumulated other comprehensive income in the consolidated balance sheets and in the disclosure of comprehensive income. The totals of other comprehensive income items and comprehensive income (which includes net income), are displayed separately in the consolidated statements of stockholders' equity. The adoption of SFAS No. 130 had no effect on net income (loss) or stockholders' equity. The components of other comprehensive income (loss), and the related tax effects are as follows (in thousands):

                                                       AMOUNT    INCOME TAX    AMOUNT
                                                       BEFORE    (EXPENSE)     NET OF
           YEAR ENDED DECEMBER 31, 1998                TAXES      BENEFIT      TAXES
           ----------------------------                ------    ----------    ------
Unrealized holdings gains arising during the
  year.............................................    $  467      $(159)      $ 308
Less: Reclassification adjustment..................     1,041       (354)        687
                                                       ------      -----       -----
Net unrealized investment loss.....................      (574)       195        (379)
Foreign currency translation adjustment............       (68)        23         (45)
                                                       ------      -----       -----
Total other comprehensive loss.....................    $ (642)     $ 218       $(424)
                                                       ======      =====       =====

                                                       AMOUNT    INCOME TAX    AMOUNT
                                                       BEFORE    (EXPENSE)     NET OF
           YEAR ENDED DECEMBER 31, 1997                TAXES      BENEFIT      TAXES
           ----------------------------                ------    ----------    ------
Unrealized holdings gains arising during the
  year.............................................    $3,700     $(1,258)     $2,442
Less: Reclassification adjustment..................      (116)         39         (77)
                                                       ------     -------      ------
Net unrealized investment gain.....................     3,816      (1,297)      2,519
Foreign currency translation adjustment............     1,517        (516)      1,001
                                                       ------     -------      ------
Total other comprehensive income...................    $5,333     $(1,813)     $3,520
                                                       ======     =======      ======

                                                      AMOUNT     INCOME TAX    AMOUNT
                                                      BEFORE     (EXPENSE)     NET OF
           YEAR ENDED DECEMBER 31, 1996                TAXES      BENEFIT      TAXES
           ----------------------------               ------     ----------    ------
Unrealized holdings losses arising during the
  year............................................    $(1,297)     $ 441       $(856)
Less: Reclassification adjustment.................        117        (40)         77
                                                      -------      -----       -----
Net unrealized investment loss....................     (1,414)       481        (933)
Foreign currency translation adjustment...........        305       (104)        201
                                                      -------      -----       -----
Total other comprehensive loss....................    $(1,109)     $ 377       $(732)
                                                      =======      =====       =====

     Components of accumulated other comprehensive income at December 31, 1998, 1997 and 1996 are as follows (in thousands):

                                                                DECEMBER 31,
                                                         ---------------------------
                                                          1998      1997      1996
                                                          ----      ----      ----
Net unrealized gain (loss) on foreign currency
  translation........................................    $  (22)   $   23    $  (978)
Net unrealized gain (loss) on securities.............     1,774     2,153       (366)
                                                         ------    ------    -------
Accumulated other comprehensive income (loss)........    $1,752    $2,176    $(1,344)
                                                         ======    ======    =======

     (q) Segment Reporting

     The Company adopted SFAS No. 131 "Disclosures about Segments of an Enterprise and Related Information" ("SFAS No. 131") in 1998. SFAS No. 131 supersedes SFAS No. 14 "Financial Reporting for Segments of a Business Enterprise". SFAS No. 131 establishes standards for the way that public business enterprises report information about operating segments in annual financial statements and requires that those enterprises report selected information about operating segments in interim financial reports. SFAS No. 131 also establishes standards for related disclosures about products and services, geographic areas, and major customers. The adoption of SFAS No. 131 did not affect results of operations or financial position, but did affect the disclosure of segment information (see note 20).

     (r) Impact of New Accounting Standards

     In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS No. 133"), which is required to be adopted in years beginning after June 15, 1999. SFAS No. 133 permits early adoption as of the beginning of any fiscal quarter after its issuance. The Company expects to adopt the new statement effective January 1, 2000. The Company does not anticipate that the adoption of SFAS No. 133 will have a significant effect on its results of operations or financial position, as it currently does not use derivative instruments.

     (s) Reclassifications

     Certain reclassifications have been made to the prior years' financial statements to conform with the current presentation.

(3) INVESTMENTS

     Amortized cost, unrealized gains and losses, and estimated fair value of investments as of December 31, 1998 and 1997, are summarized as follows (in thousands):

                                                                         DECEMBER 31, 1998
                                                         --------------------------------------------------
                                                                        GROSS         GROSS       ESTIMATED
                                                         AMORTIZED    UNREALIZED    UNREALIZED      FAIR
                                                           COST         GAINS         LOSSES        VALUE
                                                         ---------    ----------    ----------    ---------
Fixed maturities:
  U.S. Government and Agency obligations.............     $19,668       $  342         $(27)       $19,983
  State, municipal, and other tax advantaged
     securities......................................      19,262          698           (2)        19,958
  Corporate securities...............................      18,762          597          (24)        19,335
  Other..............................................         298           10           --            308
                                                          -------       ------         ----        -------
Total fixed maturities...............................      57,990        1,647          (53)        59,584
Equity securities....................................       3,761        1,098           (3)         4,856
                                                          -------       ------         ----        -------
Total................................................     $61,751       $2,745         $(56)       $64,440
                                                          =======       ======         ====        =======

                                                                         DECEMBER 31, 1997
                                                         --------------------------------------------------
                                                                        GROSS         GROSS       ESTIMATED
                                                         AMORTIZED    UNREALIZED    UNREALIZED      FAIR
                                                           COST         GAINS         LOSSES        VALUE
                                                         ---------    ----------    ----------    ---------
Fixed maturities:
  U.S. Government and Agency obligations.............     $23,139       $  137        $ (81)       $23,195
  State, municipal, and other tax advantaged
     securities......................................      20,774          538          (15)        21,297
  Corporate securities...............................      14,649          257          (22)        14,884
  Other..............................................       1,252           48                       1,300
                                                          -------       ------        -----        -------
Total fixed maturities...............................      59,814          980         (118)        60,676
Equity securities....................................       1,833        2,428          (27)         4,234
                                                          -------       ------        -----        -------
Total................................................     $61,647       $3,408        $(145)       $64,910
                                                          =======       ======        =====        =======

     Amortized cost and estimated fair value for fixed maturities held as of December 31, 1998, summarized by maturity, are as follows (in thousands):

                                                                            ESTIMATED
                                                               AMORTIZED      FAIR
                                                                 COST         VALUE
                                                               ---------    ---------
Due in one year or less....................................     $ 1,835      $ 1,855
Due after one year through five years......................      24,104       24,477
Due after five years through ten years.....................      29,516       30,531
Due after ten years........................................       2,535        2,721
                                                                -------      -------
                                                                $57,990      $59,584
                                                                =======      =======

     Actual maturities may differ from contractual maturities because certain borrowers may have the right to call or to prepay obligations with or without call or prepayment penalties. Investment securities carried at $9.9 million and $9.4 million at December 31, 1998 and 1997, respectively, were on deposit or pledged to governmental authorities as required by law.

     The sources of net investment income are as follows (in thousands):

                                                           YEAR ENDED DECEMBER 31,
                                                          --------------------------
                                                           1998      1997      1996
                                                           ----      ----      ----
Fixed maturities in excess of one year................    $3,646    $3,470    $3,001
Short-term investments and cash equivalents...........     2,493     1,611       976
Equity securities.....................................       182       141       169
Investment expenses...................................      (199)     (311)     (161)
                                                          ------    ------    ------
Net investment income.................................    $6,122    $4,911    $3,985
                                                          ======    ======    ======

     The sources of net realized gains are as follows (in thousands):

                                                           YEAR ENDED DECEMBER 31,
                                                         ---------------------------
                                                          1998      1997       1996
                                                          ----      ----       ----
Gain on sale of Kingsway common stock................    $  892    $49,443    $2,394
Gain on sale of subsidiaries.........................     1,102         --        --
Fixed maturities:
  Gross gains........................................       117         94       228
  Gross losses.......................................        (8)      (178)      (46)
Equity securities:
  Gross gains........................................        41         --        10
  Gross losses.......................................        (1)       (32)      (75)
Other................................................        (4)      (456)     (132)
                                                         ------    -------    ------
Realized investment gains............................    $2,139    $48,871    $2,379
                                                         ======    =======    ======

     At December 31, 1998 and 1997, the net unrealized gains on available-for-sale securities were net of deferred tax liabilities of $915 thousand and $1.1 million, respectively. At December 31, 1996, the net unrealized loss on available-for-sale securities was net of a deferred tax benefit of $189 thousand.

(4) REINSURANCE

     In the normal course of business, the Company assumes and cedes reinsurance with other insurers. Reinsurance is ceded primarily to limit losses from large exposures and to permit recovery of a portion of direct losses; however, such a transfer does not relieve the originating insurance company of contingent liability.

     The majority of the Company's ceded reinsurance is placed with a limited number of reinsurers; however, the Company evaluates the financial condition of its reinsurers and monitors concentrations of credit risk to minimize its exposure to significant losses from insolvencies. A contingent liability exists to the extent that the Company's reinsurers are unable to meet their contractual obligations. Management makes provision for uncollectible reinsurance when warranted and is of the opinion that no additional liability will accrue to the Company with respect to this contingency. The effects of reinsurance on premiums written, premiums earned, and loss and loss adjustment expenses incurred for the three years ended December 31, 1998, 1997, and 1996, are as follows (in thousands):

              YEAR ENDED DECEMBER 31, 1998                   DIRECT      CEDED     ASSUMED      NET
              ----------------------------                   ------      -----     -------      ---
Year ended December 31, 1998
Premiums written.........................................    $66,778    $12,894    $1,637     $55,521
Premiums earned..........................................     62,868     12,902     2,498      52,464
Loss and loss adjustment expenses incurred...............     42,369     11,330     1,629      32,668

              YEAR ENDED DECEMBER 31, 1997
              ----------------------------
Premiums written.........................................     67,602     14,909     4,499      57,192
Premiums earned..........................................     67,802     14,548     4,156      57,410
Loss and loss adjustment expenses incurred...............     42,641      8,730       934      34,845

              YEAR ENDED DECEMBER 31, 1996
              ----------------------------
Premiums written.........................................     67,933     12,514     3,034      58,453
Premiums earned..........................................     68,206     10,163     3,010      61,053
Loss and loss adjustment expenses incurred...............     45,500     14,910     1,717      32,307

(5) INCOME TAX

     The components of income tax expense (benefit) are as follows (in thousands):

                                                          YEAR ENDED DECEMBER 31,
                                                       -----------------------------
                                                        1998       1997       1996
                                                        ----       ----       ----
Current............................................    $    --    $18,859    $ 1,827
Deferred...........................................     (2,049)    (1,149)    (1,072)
                                                       -------    -------    -------
                                                       $(2,049)   $17,710    $   755
                                                       =======    =======    =======

     The tax effects of temporary differences that give rise to significant portions of the Company's net deferred tax asset at December 31, 1998 and 1997, are as follows (in thousands):

                                                                  DECEMBER 31,
                                                                -----------------
                                                                 1998      1997
                                                                 ----      ----
Deferred tax assets:
  Loss reserves.............................................    $1,736    $ 1,701
  Unearned premium reserves.................................     1,064        865
  Future benefit of net operating losses....................     2,173        968
  Deferred gain on sale of subsidiaries.....................     1,007         --
  Foreign tax credit........................................     1,235      1,235
  Other.....................................................       326        233
  Less: valuation allowance.................................      (617)      (617)
                                                                ------    -------
     Deferred tax assets....................................     6,924      4,385
                                                                ------    -------
Deferred tax liabilities:
  Deferred policy acquisition costs.........................    (1,351)      (919)
  Unrealized investment gain................................      (915)    (1,109)
  Depreciation..............................................      (128)      (128)
  Other.....................................................        --         (3)
                                                                ------    -------
     Deferred tax liabilities...............................    (2,394)    (2,159)
                                                                ------    -------
     Net deferred tax asset.................................    $4,530    $ 2,226
                                                                ======    =======

     The valuation allowance of approximately $617 thousand at December 31, 1998 and 1997 pertains to foreign tax credits. The valuation allowance has been established to reduce the deferred tax asset related to foreign tax credits to the amount that, based upon available evidence, is, in management's judgment, more likely than not to be realized. The foreign tax credit carryforwards begin expiring in the year 2001.

     Net operating losses of IAS ($2.4 million and $2.9 million at December 31, 1998 and 1997, respectively) are considered to have arisen in separate return limitation years (SRLY) and under Federal tax law can only be utilized against future taxable income generated by IAS. The Company also has net operating losses of $4.0 million for the year ended December 31, 1998 that will be carried forward and utilized against future taxable income of the Company. The net operating losses of IAS begin expiring in 2004 and the net operating loss of the Company will expire in 2020.

     Income taxes paid (net of taxes recovered) were $201 thousand, $20.6 million, and ($88) thousand in 1998, 1997, and 1996, respectively. The actual income tax expense for 1998, 1997, and 1996 differed from the "expected" tax expense for those years as described below (in thousands). "Expected" tax expense is computed by applying the U.S. Federal corporate tax rate of 35% in 1997 and 34% in 1998 and 1996 to operating income.

                                                          YEAR ENDED DECEMBER 31,
                                                        ----------------------------
                                                         1998       1997       1996
                                                         ----       ----       ----
Computed expected tax (benefit).....................    $(1,843)   $16,149    $1,260
State taxes.........................................         --        662        57
Difference between book and tax bases of Kingsway
  investment........................................         --      6,313        --
Foreign tax rate differential.......................         --        176       131
Tax exempt interest and dividend received
  deduction.........................................       (340)      (329)     (323)
Foreign source income...............................        111        288       207
Deferred tax valuation allowance....................         --       (121)     (738)
Tax credits.........................................         --     (5,618)       --
Other...............................................         23        190       161
                                                        -------    -------    ------
                                                        $(2,049)   $17,710    $  755
                                                        =======    =======    ======

     The Company and its U.S. subsidiaries file a consolidated tax return. Federal income tax expenses are calculated on an entity basis and are allocated accordingly.

(6) RELATED PARTY TRANSACTIONS

     Certain of the Company's reinsurers are affiliated insurance companies. The Company ceded to these affiliates premiums written of $15 thousand, $414 thousand, and $649 thousand in 1998, 1997, and 1996, respectively.

(7) COMMITMENTS AND CONTINGENCIES

     During the month of January 1998, the president of IAS resigned and with several other employees formed Avalon Risk Management, Inc. Avalon's announced purpose is to compete with IAS in the marketing and distribution of transportation related insurance and surety products. The Company has filed suit in the Chancery Division of the Circuit Court of Cook County, Illinois against the ex-president, Avalon and certain of the defecting employees alleging breach of fiduciary duty, theft of confidential information and other unlawful activities, and seeking injunctive relief and damages. The action is pending, and its outcome at this point is not certain.

     In February 1999, certain purported shareholders of the Company filed a lawsuit against the Company and its directors, seeking class action status and claiming, among other things, the directors breached their fiduciary duties to the Company's shareholders in approving the definitive agreement to merge between the Company and a subsidiary of XL Capital and that they failed to adequately explore alternative transactions and maximize shareholder value. The lawsuit requests, among other things, injunctive relief and payment of damages to the class members. The Company believes that the lawsuit is without merit and intends to contest it vigorously.

     There are no other significant pending material legal proceedings to which the Company or its subsidiaries is a party or of which any of the properties of the Company or its subsidiaries is subject, except for claims arising in the ordinary course of business. In the opinion of management, the ultimate resolution of such litigation will not have a material effect on the financial condition of the Company.

(8) RECONCILIATIONS TO STATUTORY ACCOUNTING

     The Company's insurance subsidiaries are required to file statutory financial statements with insurance regulatory authorities. Accounting principles used to prepare these statutory financial statements differ from financial statements prepared on the basis of generally accepted accounting principles.

     Reconciliations of combined net income (loss) and statutory capital and surplus as determined using statutory accounting principles to the amounts included in the accompanying financial statements are as follows (in thousands):

                                                          YEAR ENDED DECEMBER 31,
                                                       -----------------------------
                                                        1998       1997       1996
                                                        ----       ----       ----
Statutory net income (loss) of insurance
  subsidiaries.....................................    $(2,979)   $(1,312)   $ 2,645
Increases (decreases):
  Net income (loss) from non-insurance
     operations....................................     (4,012)    32,512      3,323
  Deferred policy acquisition costs................      1,212       (933)    (1,034)
  Deferred income taxes............................      2,109      1,149      1,072
  Provision for uncollectible balances.............        400          4        139
  Consolidating eliminations and other adjustments,
     net...........................................       (102)       368        259
                                                       -------    -------    -------
Consolidated net income (loss) as reported
  herein...........................................    $(3,372)   $31,788    $ 6,404
                                                       =======    =======    =======

                                                                  DECEMBER 31,
                                                               ------------------
                                                                1998       1997
                                                                ----       ----
Statutory capital and surplus of insurance subsidiaries....    $32,615    $34,357
Increases (decreases):
  Non-insurance net assets.................................     27,723     35,578
  Non-admitted assets and other statutory adjustments,
     net...................................................      1,335      1,888
  Deferred policy acquisition costs........................      4,140      2,939
  Costs in excess of net assets of purchased businesses....        393      1,991
  Deferred income taxes....................................      4,530      2,226
  Unrealized gain (loss) on foreign currency translation...        (22)        23
  Adjustment to GAAP fair values of investments............      2,665      3,249
  Consolidating eliminations and other adjustments.........       (404)       (50)
                                                               -------    -------
Stockholders' equity as reported herein....................    $72,975    $82,201
                                                               =======    =======

     The statutory capital and surplus of the Company's U.S. insurance subsidiary is sufficient to satisfy current regulatory requirements. Dividend payments to the Company from its insurance subsidiary are restricted by insurance laws as to the amount that may be paid without prior approval of insurance regulatory authorities. Under the insurance regulations of Illinois, IIC's state of domicile, ordinary dividends are limited to the greater of (i) 10% of statutory surplus or (ii) statutory net income, as defined, for the prior twelve month period. The estimated dividend distribution which can be made to the Company by its subsidiary in 1999 based on these regulatory guidelines is approximately $3.3 million.

     The Company's U.S. insurance subsidiary, IIC, is required to file annual statements with insurance regulatory authorities which are prepared on an accounting basis prescribed or permitted by such authorities. Prescribed statutory accounting practices include state laws, regulations, and general administrative rules, as well as a variety of publications of the National Association of Insurance Commissioners ("NAIC"). Permitted statutory accounting practices encompass all accounting practices that are not prescribed; such practices differ from state to state, may differ from company to company within a state, and may change in the future. IIC does not currently use permitted statutory accounting practices in its statutory financial statements. Furthermore, the NAIC has completed a project to codify statutory accounting practices ("Codification"), the result of which will constitute the only source of "prescribed" statutory accounting practices after December 31, 2000. Upon adoption by the State of Illinois, Codification will change the definition of what comprises prescribed versus permitted statutory accounting practices, and will result in changes to the accounting policies that insurance enterprises use to prepare their statutory financial statements.

(9) UNAUDITED INTERIM FINANCIAL INFORMATION
(IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                       THREE MONTHS ENDED
                                                       --------------------------------------------------
                                                       MARCH 31    JUNE 30    SEPTEMBER 30    DECEMBER 31
                                                       --------    -------    ------------    -----------
1998
Revenues...........................................    $13,496     $16,065      $15,397         $16,338
                                                       -------     -------      -------         -------
Net income (loss)..................................        369       1,331         (771)         (4,301)
                                                       =======     =======      =======         =======
Net income (loss) per share, basic and diluted.....    $  0.05     $  0.17      $ (0.10)        $ (0.59)
                                                       =======     =======      =======         =======
1997
Revenues...........................................    $14,981     $15,140      $63,220         $18,817
                                                       -------     -------      -------         -------
Net income from operations.........................    $   828     $   608      $26,978         $    17
Net income from investee...........................        967       1,436          954              --
                                                       -------     -------      -------         -------
Net income.........................................    $ 1,795     $ 2,044      $27,932         $    17
                                                       =======     =======      =======         =======
Net income per share, basic and diluted............    $  0.23     $  0.27      $  3.64         $  0.00
                                                       =======     =======      =======         =======

     During the fourth quarter of 1998 the Company increased its loss reserves by $4.2 million on a pre-tax basis for emerging development on marine, other property and casualty, and professional liability lines of business. The Company incurred $1.0 million of pre-tax expenses related to the merger agreement with a subsidiary of XL Capital Ltd. The Company also increased its bad debt reserves by $761 thousand and wrote off certain intangible assets of $390 thousand related to its agency business. The Company realized a pre-tax gain of $504 thousand on sales of Kingsway shares.

(10) STOCK OPTIONS

     On July 28, 1987, the Company's stockholders approved the Company's 1987 Non-Qualified and Incentive Stock Option Plan ("Option Plan"). The Option Plan has been extended through May 15, 2007. A total of 600 thousand shares of common stock have been authorized for issuance under the Option Plan.

     The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumption used for grants in 1998, 1997 and 1996, respectively: dividend yields of 1.9 percent, 1.9 percent and 2.1 percent; risk free interest rates of 5.5 percent,

5.5 percent and 6.2 percent; expected volatility of 40 percent, 43 percent and 38 percent; and expected lives of 2.5 years, 4.5 years and 4.5 years.

     For the purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting periods. The Company's pro forma information is as follows (in thousands, except per share data):

                                                                    YEAR ENDED DECEMBER 31,
                                                                --------------------------------
                                                                 1998         1997         1996
                                                                 ----         ----         ----
Pro forma net income (loss).................................    $(3,464)     $31,762      $6,379
Pro forma net income (loss) per share, basic and diluted....    $ (0.46)     $  4.14      $ 0.83

     Activity related to stock options is as follows:

                                                1998                   1997                   1996
                                         -------------------    -------------------    -------------------
                                                    WEIGHTED               WEIGHTED               WEIGHTED
                                                    AVERAGE                AVERAGE                AVERAGE
                                                    EXERCISE               EXERCISE               EXERCISE
                                         SHARES      PRICE      SHARES      PRICE      SHARES      PRICE
                                         ------     --------    ------     --------    ------     --------
Options outstanding at the beginning of
  the year.............................   99,650     $11.62     155,000     $11.51     183,000     $10.93
Options granted........................  116,500      12.08      44,650      10.74       6,000       8.33
Options exercised......................       --         --     (40,000)      6.50     (19,000)      5.00
Options forfeited......................   20,250      12.34     (60,000)     14.08     (15,000)     11.50
                                         -------     ------     -------     ------     -------     ------
Options outstanding at the end of the
  year.................................  195,900     $11.82      99,650     $11.62     155,000     $11.51
                                         =======     ======     =======     ======     =======     ======
Options exercisable at the end of the
  year.................................   42,913                 27,000                 94,000
                                         =======                =======                =======
Weighted average fair value of options
  granted during the year..............              $ 3.32                 $ 3.93                 $ 2.87
                                                     ======                 ======                 ======

     Options outstanding and options exercisable at December 31, 1998 are as follows:

                                                   OPTIONS OUTSTANDING                        OPTIONS EXERCISABLE
                                    -------------------------------------------------    -----------------------------
                                                       WEIGHTED
                                                       AVERAGE            WEIGHTED                         WEIGHTED
            RANGE OF                  NUMBER          REMAINING           AVERAGE          NUMBER          AVERAGE
         EXERCISE PRICE             OUTSTANDING    CONTRACTUAL LIFE    EXERCISE PRICE    EXERCISABLE    EXERCISE PRICE
         --------------             -----------    ----------------    --------------    -----------    --------------
$8.00 -- 14.50..................     195,900          8.1 years            $11.82          42,913           $12.54

(11) COMMITMENTS

     The Company has obligations under long-term operating leases for its office premises in the United States, Hong Kong, and the United Kingdom. The future minimum lease payments are as follows (in thousands):

1999........................................................    $1,221
2000........................................................     1,192
2001........................................................     1,006
2002........................................................       144
2003........................................................        74
Thereafter..................................................        --
                                                                ------
                                                                $3,637
                                                                ======

     Included in other underwriting expenses is rental expense of $1.4 million, $1.7 million, and $1.5 million for 1998, 1997, and 1996, respectively.

(12) CAPITALIZATION

     At December 31, 1996, the Company had a $15.0 million revolving bank line of credit. The outstanding balance on the line of credit amounted to approximately $9.7 million. In August 1997, this balance was extinguished using a portion of the proceeds from the Company's sale of a significant part of its holdings in Kingsway. The revolving line of credit has been discontinued.

     The Company paid interest of $0, $489 thousand and $768 thousand in 1998, 1997 and 1996, respectively.

(13) SUPPLEMENTAL DUTY DEPOSITS

     Supplemental duty deposits are security deposits held by IAS until the insured bond principal (Depositor) has settled duty charges imposed by U.S. Customs. Under the terms of the agreement with the Depositor, the Depositor is not entitled to a refund of its deposit until it has provided competent written legal evidence that the conditions of each and every bond connected with the deposit have been fully satisfied.

(14) DOMESTIC AND FOREIGN OPERATIONS

     Revenues, operating income, and identifiable assets included in the accompanying consolidated financial statements related to U.S. and foreign operations as of and for the years ended December 31, 1998, 1997, and 1996, were as follows (in thousands):

                                                1998                   1997                   1996
                                         -------------------    -------------------    -------------------
                                           U.S.      FOREIGN      U.S.      FOREIGN      U.S.      FOREIGN
                                           ----      -------      ----      -------      ----      -------
Revenues.............................    $ 55,501    $ 5,796    $107,227    $4,932     $ 64,365    $3,876
Operating income (loss)..............      (5,095)      (326)     46,827      (686)       3,782       (77)
Identifiable assets..................     152,896     10,504     155,443     9,969      124,199     9,511

(15) LOSS AND LOSS ADJUSTMENT EXPENSE RESERVES

     Loss and loss adjustment expense reserves are based on long-range projections which are subject to uncertainty. Uncertainty regarding reserves of a given accident year is gradually reduced as new information emerges each succeeding year, allowing more reliable reevaluations of such reserves. While management believes that reserves as of December 31, 1998 are adequate, uncertainties in the reserving process could cause such reserves to develop favorably or unfavorably as new or additional information emerges. Any adjustments to reserves are reflected in the operating results of the periods in which they are made. Movements in reserves which are small relative to the amount of such reserves could significantly impact future reported earnings of the Company.

     Activity related to unpaid loss and loss adjustment expenses (LAE) follows (in thousands):

                                                                    YEAR ENDED DECEMBER 31,
                                                                --------------------------------
                                                                  1998        1997        1996
                                                                  ----        ----        ----
Unpaid losses and LAE at beginning
  of year, net of reinsurance recoverables of $11,970,
  $9,980, and $3,138........................................    $ 43,385    $ 37,057    $ 33,155
Provision for losses and LAE for claims occurring during:
  Current year..............................................      31,680      34,260      31,876
  Prior years...............................................         988         585         431
                                                                --------    --------    --------
     Total..................................................      32,668      34,845      32,307
                                                                --------    --------    --------
Less loss and LAE payments for claims occurring during:
  Current year..............................................     (10,646)    (10,896)    (10,798)
  Prior years...............................................     (20,873)    (17,621)    (17,607)
                                                                --------    --------    --------
     Total..................................................     (31,519)    (28,517)    (28,405)
                                                                --------    --------    --------
Unpaid losses and LAE at end of year, net of reinsurance
  recoverables of $11,980, $11,970 and $9,980...............    $ 44,534    $ 43,385    $ 37,057
                                                                ========    ========    ========

(16) EMPLOYEE BENEFIT PLAN

     The Company sponsors a defined contribution plan covering substantially all employees. The plan provides for Company contributions at the discretion of the board of directors. For 1998, the Company contributed $1.00 for each $1.00 contributed by the participants up to 2.5% of employee base compensation. For 1997 and 1996, the Company contributed $0.50 for each $1.00 contributed by the participants up to 5% of employee base compensation. The Company's cost of this plan was $201 thousand, $139 thousand, and $116 thousand in 1998, 1997 and 1996, respectively.

(17) FINANCIAL INSTRUMENTS

     In the normal course of business, the Company invests in various financial assets and incurs various financial liabilities. The fair value estimates of financial instruments presented below are not necessarily indicative of the amounts the Company might pay or receive in actual market transactions. Potential taxes and other transaction costs have not been considered in estimating fair value. As a number of the Company's significant assets and liabilities are not considered financial instruments, the disclosures that follow do not reflect the fair value of the Company as a whole.

     The estimated fair values of the Company's financial instruments at December 31, 1998 are as follows (in thousands):

                                                               CARRYING     FAIR
                                                                VALUE       VALUE
                                                               --------     -----
Assets:
  Fixed maturities.........................................    $59,584     $59,584
  Equity securities........................................      4,856       4,856
  Cash and cash equivalents................................     39,087      39,087
  Premiums receivable......................................     19,306      19,306
  Reinsurance recoverable on paid claims...................      4,115       4,115
  Notes receivable.........................................      3,587       3,587
  Income tax recoverable...................................        895         895
Liabilities:
  Funds held by Company....................................        422         422
  Supplemental duty deposits...............................      1,703       1,703

     The estimated fair values of the Company's financial instruments at December 31, 1997 are as follows (in thousands):

                                                               CARRYING     FAIR
                                                                VALUE       VALUE
                                                               --------     -----
Assets:
  Fixed maturities.........................................    $60,676     $60,676
  Equity securities........................................      4,234       4,234
  Cash and cash equivalents................................     49,400      49,400
  Premiums receivable......................................     15,677      15,677
  Reinsurance recoverable on paid claims...................      1,137       1,137
  Notes receivable.........................................         99          99
  Income tax recoverable...................................      1,365       1,365
Liabilities:
  Funds held by Company....................................        372         372
  Supplemental duty deposits...............................      2,016       2,016

     Fixed maturities and equity securities are valued at quoted market prices, where available, or from independent pricing sources. Cash and cash equivalents, premiums receivable, reinsurance recoverable on paid claims, funds held, income tax recoverable and supplemental duty deposits are valued at their carrying value due to their short-term nature. The carrying value of notes receivable approximates fair value as the notes bear floating rates of interest or are at current market rates.

(18) FOREIGN CURRENCY TRANSLATION

     The net assets of the Company's foreign operations are translated into U.S. dollars using exchange rates in effect at each year end. An analysis of the foreign currency translation adjustment included in other comprehensive income is as follows (amounts in thousands):

                                                           YEAR ENDED DECEMBER 31,
                                                          -------------------------
                                                          1998     1997      1996
                                                          ----     ----      ----
Beginning amount of cumulative translation
  adjustments.........................................    $ 23    $ (978)   $(1,179)
Included in Kingsway's basis at sale..................      18     1,045        189
Aggregate adjustment for the year resulting from
  translation adjustments.............................     (63)      (44)        12
                                                          ----    ------    -------
Net aggregate translation adjustment included in
  stockholders' equity................................     (45)    1,001        201
                                                          ----    ------    -------
Ending amount of cumulative translation adjustments...    $(22)   $   23    $  (978)
                                                          ====    ======    =======

(19) INVESTMENT IN KINGSWAY

     Kingsway is a property and casualty insurance holding company based in Canada which primarily writes and assumes commercial and other automobile insurance considered to be non-standard, and other specialty insurance for commercial properties through its 100% owned subsidiaries, Kingsway General Insurance Company and York Fire & Casualty Insurance Company.

     The following presents summary financial data for Kingsway for the year ended December 31, 1996 (in thousands).

Revenues:
  Net premiums earned.......................................    $78,972
  Other revenues............................................      8,103
                                                                -------
          Total revenues....................................     87,075
                                                                -------
Expenses:
  Claims incurred...........................................     51,257
  Other expenses............................................     24,263
                                                                -------
          Total expenses....................................     75,520
                                                                -------
Income before income taxes..................................     11,555
Income taxes................................................      3,369
                                                                -------
Net income..................................................    $ 8,186
                                                                =======

(20) BUSINESS SEGMENTS

DESCRIPTION OF THE TYPES OF PRODUCTS FROM WHICH EACH REPORTABLE SEGMENT DERIVES ITS REVENUES

     The Company has four operating segments based on the type of product and a fifth nonoperating segment. The operating segments are: surety, marine, professional liability and other property and casualty. The surety segment provides various surety coverages, primarily U.S. Customs bonds, contract surety and miscellaneous surety. The marine segment provides ocean and inland marine cargo coverage and bill of lading liability coverage. The professional liability segment provides professional liability coverage for customs brokers and freight forwarders. The other property and casualty segment provides commercial property and casualty products to customs brokers, freight forwarders and other service firms engaged in the international movement of cargo. It also provides such products to meet the needs of the trucking industry.

MEASUREMENT OF SEGMENT PROFIT OR LOSS AND SEGMENT ASSETS

     The accounting policies of the segments are the same as those described in the summary of significant accounting policies. The Company evaluates performance based on profit or loss from operations before income taxes. Revenues are all from external customers. Indirect costs of support units are allocated to segments. Investment income and realized investment gains are not allocated to segments and such income is not a component used to evaluate segments. Invested assets and cash are not allocated to segments.

FACTORS USED TO IDENTIFY THE ENTERPRISES REPORTABLE SEGMENTS

     The Company's reportable segments are business units that each offer different types of insurance coverage with different types of risk exposures.

                                                                             OTHER
                                                            PROFESSIONAL   PROPERTY &
                                        SURETY    MARINE     LIABILITY      CASUALTY    ALL OTHER    TOTAL
                                        ------    ------    ------------   ----------   ---------    -----
1998
REVENUES:
Insurance Premium Income..............  $17,398   $25,791     $ 2,674       $ 6,601                 $ 52,464
Investment Income & Realized Gains....                                                  $  8,261    $  8,261
Other Revenues........................                                                       572         572
                                        -------   -------     -------       -------     --------    --------
Total Revenues........................   17,398    25,791       2,674         6,601        8,833      61,297
Losses and LAE........................    4,124    19,832       3,490         5,222                   32,668
Amortization & Depreciation...........      458       487         118           171          630       1,864
Other Expenses........................   10,551    11,894       2,071         3,448        4,222      32,186
                                        -------   -------     -------       -------     --------    --------
Operating Income (Loss)...............    2,265    (6,422)     (3,005)       (2,240)       3,981      (5,421)
Identifiable Assets...................  $13,279   $16,295     $10,864       $ 8,168     $114,794    $163,400
                                        -------   -------     -------       -------     --------    --------
1997
REVENUES:
Insurance Premium Income..............  $17,947   $27,906     $ 3,206       $ 8,351                 $ 57,410
Investment Income & Realized Gains....                                                  $ 53,782      53,782
Other Revenues........................                                                       967         967
                                        -------   -------     -------       -------     --------    --------
Total Revenues........................   17,947    27,906       3,206         8,351       54,749     112,159
Losses and LAE........................    5,087    19,482       3,752         6,524                   34,845
Amortization & Depreciation...........      568       522         259           172                    1,521
Interest Expense......................                                                       488         488
Other Expenses........................   11,211    11,501       1,574         4,173          705      29,164
                                        -------   -------     -------       -------     --------    --------
Operating Income (Loss)...............    1,081    (3,599)     (2,379)       (2,518)      53,556      46,141
Identifiable Assets...................  $13,926   $14,719     $ 5,656       $ 9,124     $121,987    $165,412
                                        -------   -------     -------       -------     --------    --------
1996
REVENUES:
Insurance Premium Income..............  $25,846   $26,932     $ 2,644       $ 5,631                 $ 61,053
Investment Income & Realized Gains....                                                  $  6,364       6,364
Other Revenues........................                                                       824         824
                                        -------   -------     -------       -------     --------    --------
Total Revenues........................   25,846    26,932       2,644         5,631        7,188      68,241
Losses and LAE........................    7,455    17,759       2,714         4,379                   32,307
Amortization & Depreciation...........      616       706          58           166                    1,546
Interest Expense......................                                                       768         768
Other Expenses........................   13,561    11,830       1,187         2,989          348      29,915
                                        -------   -------     -------       -------     --------    --------
Operating Income (Loss)...............    4,214    (3,363)     (1,315)       (1,903)       6,072       3,705
Identifiable Assets...................  $17,755   $12,876     $ 3,302       $ 7,525     $ 92,252    $133,710
                                        -------   -------     -------       -------     --------    --------

ITEM 9. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

     On February 26, 1997, the Board, upon the advice of its Audit Committee, elected to not retain KPMG LLP as its independent public accountant for fiscal year 1997. The decision to change accountants was based upon a cost analysis of services provided. There were no disagreements between management of the Company and the former accountants on any matters of accounting principles or practices, financial statement disclosures, or auditing scopes or procedures during fiscal years 1996 and 1995 or any subsequent interim period preceding the dismissal. The accountant's reports on the financial statements of the Company in the 1996 and 1995 fiscal years were unqualified, not modified as to uncertainty, audit scope or accounting principles, and did not express any adverse opinion or disclaimer of opinion. KPMG LLP issued a letter dated February 21, 1997 to the Board of Directors of the Company describing a material weakness in internal control as detail accounts receivable and intercompany receivables and payables were not properly reconciled on a regular basis.

     In addition, on February 26, 1997, the Audit Committee recommended, and the Board of Directors approved, the appointment of Ernst & Young LLP as the Company's new independent accountants, effective for fiscal 1997. This appointment was ratified by stockholders on May 15, 1997. The selection of Ernst & Young LLP was through a request for proposal process with no consideration requested or made on the application of accounting principles, the type of audit opinion that might be rendered on the financial statements, or any other factor for reaching a decision as to accounting, auditing or financial reporting issues.

                                    PART III

ITEM 10. DIRECTORS AND EXECUTIVE OFFICERS OF THE REGISTRANT

     The following table lists the directors of the Company.

                                                         POSITION WITH COMPANY, BUSINESS
                NAME                   AGE             EXPERIENCE AND OTHER DIRECTORSHIPS
                ----                   ---             ----------------------------------
George J. Weise......................  50    Director of the Company since October 1997. Mr. Weise
                                             has been a partner in the firm of Washington Counsel,
                                             P.C. since August 1997. From 1993 through August 2,
                                             1997, Mr. Weise was a U.S. Customs Commissioner.
Michael L. Sklar.....................  60    Director of the Company since May 1995. Mr. Sklar has
                                             practiced law in Chicago, Illinois for more than 25
                                             years. Mr. Sklar is currently, and since 1996 has been,
                                             a partner of the law firm of Rudnick & Wolfe. From 1989
                                             through March 1996, Mr. Sklar was a partner in the law
                                             firm of Keck, Mahin & Cate. In 1998, Rudnick & Wolfe
                                             served as principal outside legal counsel to the
                                             Company.
Robert B. Sanborn....................  70    Director of the Company since February 1994. Mr.
                                             Sanborn is, and since 1994 has been, Senior Executive
                                             Consultant to Orion Capital Corporation ("Orion"), a
                                             property and casualty insurance company. From 1987
                                             through 1994, Mr. Sanborn served as the President and
                                             Chief Operating Officer of Orion. Mr. Sanborn is also a
                                             director of Orion, Guaranty National Corporation, Nobel
                                             Insurance Limited, and HOG Lloyd's Investment Trust,
                                             and is a member of many professional associations
                                             within the insurance industry.
Arthur J. Fritz, Jr..................  58    Director of the Company since December 1985. Mr. Fritz
                                             is a former President of the National Customs Brokers &
                                             Forwarders Association of America. Mr. Fritz is
                                             currently the Chairman of Logicorp Inc., and is a
                                             director of Arkansas Best Corporation and Landstar,
                                             Inc.
Arthur L. Litman.....................  55    Director of the Company since December 1985. Mr. Litman
                                             is currently Vice President for Regulatory Affairs and
                                             Compliance Services for Tower Group International, Inc.
                                             ("Tower Group"), a position he has held since March
                                             1996. From 1991 to March 1996 Mr. Litman was Vice
                                             President for the Western Region for Tower Group. Mr.
                                             Litman is a past President and senior counsel for the
                                             board of the National Customs Brokers & Forwarders
                                             Association of America.
Albert J. Gallegos...................  57    Director of the Company since January 1988. Since 1986,
                                             Mr. Gallegos has been an independent consultant to the
                                             insurance industry.
Kenneth A. Bodenstein................  62    Director of the Company since September 1987. Mr.
                                             Bodenstein has served as Senior Vice President and
                                             Managing Director of Duff & Phelps Financial Consulting
                                             Co., a financial services company, for more than the
                                             past five years.

                                                         POSITION WITH COMPANY, BUSINESS
                NAME                   AGE             EXPERIENCE AND OTHER DIRECTORSHIPS
                ----                   ---             ----------------------------------
Stanley A. Galanski..................  40    Mr. Galanski was elected President and Chief Executive
                                             Officer and appointed a director of the Company on July
                                             7, 1997. From February 1995 to June 1997, Mr. Galanski
                                             was President of New Hampshire Insurance Company, a
                                             property and casualty insurer. From July 1980 to
                                             January 1995 Mr. Galanski served in various capacities
                                             with the Chubb Group of Insurance Companies.

THE BOARD OF DIRECTORS AND ITS STANDING COMMITTEES

     The Company's Board of Directors has the responsibility to review the overall operations and proposed plans and business objectives of the Company. The Board meets regularly four times each year, once each quarter. During 1998, the Board met 4 times, and on 8 occasions there were telephonic special meetings. All directors attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and meetings held by each committee of the Board on which such directors served, except for Mr. Fritz, who participated by telephone.

     The Board has a standing Executive Committee, Audit Committee, Compensation and Stock Option Committee and Investment Committee.

     The Executive Committee was formed in December 1996, to review and monitor ongoing activity as deemed appropriate between quarterly meetings of the Board of Directors. The Executive Committee reports directly to the Board and is comprised of Mr. Galanski and three non-employee directors, Messrs. Sanborn, Bodenstein and Sklar. There were three meetings of the Executive Committee in 1998.

     The Audit Committee recommends to the Board the appointment of the independent certified public accountants for the following year. The Audit Committee reviews with the auditors: (i) the scope of the Company's annual audit, (ii) the annual financial statements of the Company and the auditors' report with respect thereto, (iii) corporate and accounting practices and policies, and (iv) overall accounting and financial controls. In addition, the Audit Committee is available to the independent auditors during the year for consultation purposes. The Committee, which reports directly to the Board, is comprised of four non-employee directors, Messrs. Bodenstein, Gallegos, Weise and Fritz. The Audit Committee met two times during 1998.

     The Compensation and Stock Option Committee reviews recommendations regarding overall salaries and compensation of Company officers and certain key employees and is responsible for awarding stock options to those officers and key employees under, and administering, the Company's 1987 Non-Qualified and Incentive Stock Option Plan. This Committee also reviews the President's performance pursuant to the Executive Incentive Compensation Plan. The Compensation and Stock Option Committee reports directly to the Board and is comprised of four non-employee directors, Messrs. Litman, Weise, Sanborn and Fritz. The Compensation and Stock Option Committee met two times during 1998.

     The Investment Committee develops investment policies for the Company and reviews performance of the investment portfolio and management thereof. The Investment Committee reports directly to the Board and is comprised of Mr. Galanski and four non-employee directors, Messrs. Gallegos, Sklar, Bodenstein and Litman. The Investment Committee met once during 1998.

     All directors whose terms are not expiring serve as the ad hoc Nominating Committee of the Board for the purpose of considering nominees to the Board of Directors. The Company's by-laws set forth the required procedure for considering nominees recommended by stockholders. Director nominations by stockholders for the annual meeting must be delivered to the Company's Secretary either by personal delivery or certified mail, postage prepaid, return receipt requested, 90 days in advance of the annual meeting. Each such notice must set forth: (a) the name and address of the stockholder who intends to make the nomination; (b) the person or persons to be nominated; (c) a representation that the stockholder is a holder of record of stock of the

Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;
(d) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (e) such other information regarding each nominee proposed by such stockholder which would be required to be included in a proxy or information statement filed with the Securities and Exchange Commission pursuant to the proxy rules promulgated under the Securities Exchange Act of 1934, as amended, or any successor statutes thereto, had the nominee been nominated or intended to be nominated by the Board; and (f) the manually signed consent of each nominee to serve as a Director of the Company if elected. The presiding officer of the meeting of the Stockholders may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedures.

DIRECTORS' COMPENSATION

     The Company pays directors fees in the amount of $2,000 per meeting of the Board and $750 for any committee meeting other than the Executive committee, for which fees are $1,250 per meeting. During 1998, all committee meetings were held in conjunction with Board meetings, except those of the Executive Committee.

     Each director who is not an employee of the Company is entitled to receive annually non-qualified options to purchase 1,000 shares of Common Stock on the date of the Board meeting first following the date of the Annual Meeting of Stockholders. The exercise price of such options is the fair market value of a share of Common Stock on the date of grant of the option. Options granted under this program vest in four equal annual installments beginning the third anniversary of the date of grant. On August 10, 1998 each of Messrs. Sanborn, Fritz, Litman, Gallegos, Bodenstein, Weise and Sklar were granted options under this program.

EXECUTIVE OFFICERS

     The following table lists all current non-director executive officers of the Company. Executive Officers are elected to serve until their successors are duly elected and qualified.

                                                         POSITION WITH COMPANY, BUSINESS
                NAME                   AGE              EXPERIENCE AND OTHER DIRECTORSHIPS
                ----                   ---              ----------------------------------
Robert S. Kielbas....................  48    Mr. Kielbas is currently Senior Vice President
                                             International Business Development. From April 1, 1996
                                             to September 1, 1997 Mr. Kielbas was the Chief Executive
                                             Officer of the Company's Hong King subsidiary. Since
                                             1994, Mr. Kielbas has also served as Director of
                                             International Operations for Intercargo Insurance
                                             Company, the Company's primary U.S. subsidiary ("IIC"),
                                             and until April 1, 1996 was the Managing Director for
                                             the U.K. branch office. From 1987 to 1994 Mr. Kielbas
                                             served as the Vice President-Marine of IIC with
                                             responsibility for developing marine business with
                                             direct shippers and alternative agency arrangements.
Robert M. Lynyak.....................  56    Mr. Lynyak was appointed Senior Vice President of the
                                             Company on February 9, 1998. For over thirty three years
                                             prior to joining the Company, he served in various
                                             capacities at the Chubb Group of Insurance Companies,
                                             most recently as Deputy Chief Underwriting Officer and
                                             Managing Director of Chubb & Son, Inc.
Michael L. Rybak.....................  46    Mr. Rybak has served as Chief Financial Officer,
                                             Secretary and Treasurer of the Company since August,
                                             1996. From 1987 to 1996 Mr. Rybak was the Vice
                                             President, Chief Financial Officer of United Chambers
                                             Administrators.

ITEM 11. EXECUTIVE COMPENSATION

     The Summary Compensation Table below includes, for each of the fiscal years ended December 31, 1998, 1997 and 1996, individual compensation for services to the Company and its subsidiaries paid to: (i) the Chief Executive Officer; and
(ii) the other former and continuing executive officers of the Company (the "1998 Named Executives"). No other executive officer of the Company received annual compensation in excess of $100,000 in fiscal 1998.

                           SUMMARY COMPENSATION TABLE

                                                                                  LONG TERM
                                                                                 COMPENSATION
                                                                                    AWARDS
                                                                                 ------------
                                          ANNUAL COMPENSATION                     SECURITIES
                                     -----------------------------                UNDERLYING     ALL OTHER
     NAME & PRINCIPAL POSITION       YEAR   SALARY(1)     BONUS(1)     OTHER     OPTIONS/SARS   COMPENSATION
     -------------------------       ----   ---------     --------     -----     ------------   ------------
Stanley A. Galanski(4).............  1998   $265,000(4)   $ 25,000         (2)      20,000       $ 6,423(10)
Chief Executive Officer and          1997   $147,340                       (2)      20,000
President
James R. Zuhlke....................  1998   $ 79,891(12)        --         (2)          --              --
Former Chief Executive Officer       1997   $303,797      $ 31,500         (2)          --       $69,384(3)
                                     1996   $300,000      $ 31,500         (2)                   $21,680(3)
Robert S. Kielbas..................  1998   $210,000        15,250         (2)      15,000       $ 1,788(6)
Senior Vice President                1997   $233,173            --    $70,968(5)        --       $ 3,787(6)
                                     1996   $202,000            --    $64,620(5)        --       $ 1,394(6)
Gary J. Bhojwani...................  1998   $  4,615(13)        --         (2)          --       $   192(7)
Former President of IAS              1997   $200,000      $156,250         (2)          --       $ 1,673(7)
                                     1997   $200,000      $ 50,071(8)      (2)          --       $ 1,538(7)
Michael L. Rybak...................  1998   $132,000      $ 11,250         (2)       5,000       $ 3,137(9)
Vice President, Chief Financial      1997   $120,000      $  3,000         (2)       4,000       $10,961(9)
Officer, Treasurer & Secretary       1996   $ 47,630                       (2)          --              --
Robert M. Lynyak...................  1998   $172,308            --         (2)      20,000       $ 3,077(11)
Senior Vice President

-------------------------
 (1) See "Board Compensation Committee Report on Executive Compensation" for more detailed information regarding the determination of compensation for the Named Executives.

 (2) The total amount of perquisites and other non-cash personal benefits did not exceed the lesser of $50,000 or 10% of total annual salary and bonus for any of the Named Executives for any year shown.

 (3) Includes: Directors fees paid to Mr. Zuhlke of: $ 8,000 in 1997, and $10,000 in 1996; director's fees paid to Mr. Zuhlke by Kingsway Financial Services, Inc. of: $9,807 in 1997, and $11,680 in 1996; insurance premiums of $3,410 and $48,167 of airline passes in 1997.

 (4) Mr. Galanski was elected President and Chief Executive Officer of the Company in July, 1997. The 1997 salary listed above is the amount of a $260,000 annual salary payable to Mr. Galanski under his Employment Agreement actually paid in 1997.

 (5) Amounts shown for 1997 and 1996 include $61,968 and $55,620, respectively, paid to Mr. Kielbas for cost of living and tax equalization adjustment in connection with his overseas posting to the Company's Hong Kong operations and a cash car allowance of $9,000 and $9,000, respectively.

 (6) Amounts shown represent the Company's matching contribution for Mr. Kielbas to the Company's 401(K) Savings Plan in the amount of $1,788 in 1998, $1,669 in 1997, $1,394 in 1996 and officers life insurance premium of $2,118 in 1997.

 (7) Amount shown represents the Company's matching contribution for Mr. Bhojwani to the Company's 401(k) Savings Plan in the amount of $192 in 1998, $1,673 in 1997 and $1,538 in 1996.

 (8) Amount shown represents bonus related to 1995 performance and paid in 1996.

 (9) Amount shown represents Company's matching contribution for Mr. Rybak to the Company's 401(k) Savings Plan of $3,137 and $1,154 for 1998 and 1997, respectively, and Kingsway directors fees paid of $9,807 in 1997.

(10) Amount shown represents the Company's matching contribution for Mr. Galanski to the Company's 401(k) Savings Plan.

(11) Amount shown represents the Company's matching contribution for Mr. Lynyak to the Company's 401(k) Savings Plan.

(12) Amount shown represents payments made until discontinuance of Mr. Zuhlke's severance payments.

(13) Amount represents salary through Mr. Bhojwani's date of resignation from the Company.

STOCK OPTIONS

                       OPTION GRANTS IN FISCAL YEAR 1998

     The following table sets forth information with respect to stock options granted during the fiscal year ended December 31, 1998 held by the 1998 Named Executives.

                                                                    INDIVIDUAL GRANTS
                                      -----------------------------------------------------------------------------
                                                                                               POTENTIAL REALIZABLE
                                                                                                 $ VALUE ASSUMING
                                                                                                 ANNUAL RATES OF
                                                                                                   STOCK PRICE
                                        NO. OF                                                   APPRECIATION FOR
                                      SECURITIES    % OF TOTAL                                     OPTION TERM
                                      UNDERLYING     OPTIONS       EXERCISE     EXPIRATION     --------------------
               NAME                     GRANT        GRANTED      PRICE $/SH       DATE           5%         10%
               ----                   ----------    ----------    ----------    ----------        --         ---
Mr. Galanski......................      20,000        17.1%         11.375       07/06/08      143,074     362,576
Mr. Kielbas.......................       5,000        12.8%          12.25       02/05/08       42,895     101,992
                                        10,000                       11.50       11/05/08       73,573     184,530
Mr. Rybak.........................       5,000         4.3%          12.25       02/05/08       42,895     101,992
Mr. Lynyak........................      20,000        17.1%         12.375       02/08/08      175,651     414,451
Mr. Zuhlke........................           0
Mr. Bhojwani......................           0

     Shown below is information for the 1998 Named Executives with respect to options and SARs exercised during fiscal year 1998 and unexercised options to purchase the Company's Common Stock and SARs held at December 31, 1998.

              AGGREGATED OPTION/SAR EXERCISES IN FISCAL YEAR 1998
                     AND FISCAL YEAR END OPTION/SAR VALUES

                                                              NUMBER OF SECURITIES            VALUE OF UNEXERCISED
                              SHARES                         UNDERLYING UNEXERCISED        IN-THE-MONEY OPTIONS/SARS
                            ACQUIRED ON       VALUE         OPTIONS/SARS AT 12/31/98             AT 12/31/98(1)
          NAME              EXERCISE(#)    REALIZED($)    EXERCISABLE/UNEXERCISABLE(#)    EXERCISABLE/UNEXERCISABLE($)
          ----              -----------    -----------    ----------------------------    ----------------------------
Mr. Galanski............        --             --                 4,000/36,000                   --/--
Mr. Rybak...............        --             --                 1,000/8,000                 2,250/6,750
Mr. Lynyak..............        --             --                   0/20,000                     --/--
Mr. Zuhlke..............        --             --                     0/0                        --/--
Mr. Kielbas.............        --             --                13,250/16,250                   --/--
Mr. Bhojwani............        --             --                     0/0                        --/--

-------------------------
(1) Based on the closing sale price of $11.375 as quoted on the NASDAQ National Market on December 31, 1998.

EMPLOYMENT CONTRACTS

     On July 7, 1997 the Company entered into an employment agreement with its President and Chief Executive Officer, Stanley A. Galanski. This employment agreement was for a one year period and continues on a bi-weekly basis thereafter unless otherwise terminated due to Mr. Galanski's death or disability or by the Company for "cause", as defined in the employment agreement. If the employment agreement is terminated other than for cause (including a change in control) or due to death or disability, Mr. Galanski shall be entitled to his annual salary for a period of 12 months after such termination. The employment provides for a base salary of $260,000, subject to increase in the sole discretion of the Board of Directors, a bonus for 1997 of $25,000, eligibility for bonuses under the Executive Incentive Compensation Plan, an option to acquire 20,000 shares of Intercargo common stock, certain benefits, vacation of four weeks annually and "carry over" of up to two weeks of unused vacation days to the following year. It also contains restrictive covenants and non-competition provisions for the period of twelve months after termination.

     Effective January 1, 1998 the Company entered into an agreement with Mr. Kielbas to serve as President of Trade Insurance Services, Inc. and be responsible for all aspects of the Company's agency and marketing operations as well as other duties as may be assigned by the President of Intercargo. This employment agreement was for a one year period and continues on a month-to-month basis thereafter unless otherwise terminated with thirty days written notice. If terminated by the Company without cause Mr. Kielbas shall be entitled to his annual salary for a period of one year. The employment agreement provides for a base salary of $215,000 annually subject to increase at the sole discretion of the President of Intercargo, certain benefits, eligibility for bonuses under any Executive Incentive Compensation Plan and an option to acquire 10,000 shares of Intercargo common stock. It also contains restrictive covenants and non-competition provisions for a period of twelve months after termination.

     On August 12, 1996 the Company entered into an employment agreement (the "Employment Agreement") with its Chief Financial Officer, Michael L. Rybak. The Employment Agreement was for a one year period and continues on a month-to-month basis thereafter unless otherwise terminated due to Mr. Rybak's death or disability or by the Company for "cause", as defined in the Employment Agreement. The Employment Agreement provides for a base salary of $120,000, subject to increases during subsequent renewal terms, certain benefits, eligibility for bonuses under the Executive Incentive Compensation Plan, and entrance into the vacation entitlement schedule as if he were a five year employee. It also contains restrictive covenants and non-competition provisions for the period of two years after termination. On November 18, 1998 the Company executed a letter agreement with Mr. Rybak entitling him to a payment of $50,000 upon the earlier of (i) 180 days following a change in control of the Company or (ii) the involuntary termination of Mr. Rybak, other than for cause. This letter agreement can be terminated by the Company if a change in control has not occurred prior to June 30, 1999.

     On February 9, 1998 the Company entered into an employment agreement with Mr. Lynyak to serve as Senior Vice President. This employment agreement was for a one year period and continues in effect thereafter unless terminated with thirty days written notice. If terminated by the Company without cause Mr. Lynyak shall be entitled to his annual salary for a period of one year. The employment agreement provides for a base salary of $200,000 annually subject to increase at the sole discretion of the President of Intercargo, certain benefits, eligibility for bonuses under any Executive Incentive Compensation Plan and an option to acquire 20,000 shares of Intercargo common stock. It also contains restrictive covenants and non-competition provisions for a period of twelve months after termination.

OFFICER LOANS

     IAS has provided loans to certain of its officers which loans are evidenced by promissory notes dated August 25, 1993 bearing interest at a rate equal to the prime lending rate plus 1%, as determined from time to time. The only notes issued by a 1997 Named Executive was made by James Zuhlke in the original principal amount of $96,110. This note was paid in full in 1997.

TOTAL RETURN COMPARISON

     The following graph sets forth a five-year comparison of cumulative total returns for: (i) the Company; (ii) the Standard & Poor's Total Return Index for the Nasdaq Stock Market (U.S. Companies); and (iii) a Peer Group selected by the Company (the "Peer Group").
Performance Graph

                                                 INTERCARGO CORPORATION        SELECTED STOCK LIST         NASDAQ MARKET INDEX
                                                 ----------------------        -------------------         -------------------
12/31/93                                                 100.00                      100.00                      100.00
12/30/94                                                  71.75                       73.41                      104.99
12/29/95                                                  88.60                       95.61                      136.18
12/31/96                                                  77.46                      126.99                      169.23
12/31/97                                                 121.90                      137.83                      207.00
12/31/98                                                 106.41                      112.65                      291.96

     All returns were calculated assuming dividend reinvestment. The returns of each company in the Peer Group have been weighted according to market capitalization.

     The Peer Group consists of the following companies: AmWest Insurance Group, Inc.; NYMAGIC, Inc.; HCC Insurance Holdings, Inc.; and Navigators Group, Inc.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee is comprised of four non-employee directors:
Messrs. Litman, Fritz, Sanborn and Weise. The 1998 compensation for the executive officers is comprised of the following components:

     - Base Salary;

     - Annual incentive compensation (i.e. bonus) based on individual performance and Company performance; and

     - Long term incentive compensation in the form of stock options granted pursuant to the 1987 Non-Qualified Incentive Stock Option Plan (the "Option Plan").

     Based on recommendations of Stanley Galanski, President, the Compensation Committee set the 1998 base salaries of all officers (other than Mr. Galanski). The Compensation Committee set the 1998 base salary of the President. Factors considered in the setting of salaries include historical salary levels and salary levels at comparable companies. After approval by the Compensation Committee, salaries are approved by the Board of Directors.

     With respect to Mr. Galanski, the Compensation Committee established a base salary for 1998 at $265,000.

     Bonuses for all officers are determined pursuant to the Incentive Plan, which directly links executive compensation with Company performance. The Incentive Plan creates a bonus fund based on a percentage of the aggregate base salaries of all eligible employees. The percentage is determined pursuant to a sliding scale based on the return on equity ("ROE") of the Company and is measured against the equity at the beginning of the bonus year.

     The Incentive Plan provides a formula for the determination of bonus amounts which in all cases includes ROE as one measurement. Other measurements include departmental goals (for underwriters and salespeople) and intangible or qualitative objectives. The weight given to each measurement varies with the position of the individual.

     ROE is assigned a 70% weight factor for the President, a 30% weight factor for insurance underwriters and salespeople, and a 50% weight factor for the Chief Financial Officer. Intangibles are assigned a 30% weight factor for the President, a 20% factor for insurance underwriters and salespeople, and a 50% weight factor for the Chief Financial Officer. Departmental goals are assigned a 50% weight factor and only apply to insurance underwriters and salespeople. The weight factors which apply to intangibles and departmental goals are further multiplied by a performance factor which reflects the level of achievement of pre-set goals. Intangible goals, as well as what constitutes their fulfillment, are set each year by the President and the individual officer. Departmental goals are set by the President. The goals of the President are set by the Compensation Committee, and the Committee determines the degree to which the President has fulfilled those goals.

     The available bonus fund is allocated among the eligible employees according to the attainment of specific performance goals and application of the ROE factor. Each individual's bonus is subject to a limit equal to the percentage of base salary established by the ROE factor. Accordingly, the total bonus of each 1998 Named Executive, other than Mr. Galanski, is limited to his base salary multiplied by the maximum bonus percentage established by the ROE.

     Based on the parameters of the Incentive Plan and at the discretion of the Committee, bonuses were awarded for 1998 performance pursuant to the Incentive Plan to Mr. Kielbas $15,000 and Mr. Lynyak $15,000. A 1998 bonus for Mr. Galanski of $125,000 was approved which includes recognition for his efforts in pursuing the strategic alternatives available to the Company.

     The 1987 Non-Qualified Incentive Stock Option Plan (the "Option Plan") also links individual compensation to Company performance. Because the exercise price of the options granted under the Option Plan may not be less than fair market value at the date of the grant, the executives have incentive to enhance

Company performance as measured by the price of the Company's Common Stock. In granting options to executives, the Compensation Committee considers the recommendations of the President as well as the number of options already held by each person. Taking into consideration various factors including the number of shares subject to option and/or SAR's previously granted, the Compensation Committee determined to grant options to purchase 49,750 shares of Common Stock to a total of 9 officers and 37 other employees of the Company during fiscal year 1998 in addition to options granted pursuant to the employment agreements of Messrs. Galanski, Kielbas and Lynyak.

     Effective January 1, 1994, the allowable deduction for federal income tax purposes of compensation paid by the Company to the 1998 Named Executives is $1,000,000 per executive per year. This limitation does not apply to compensation that is based upon the attainment of performance goals or paid pursuant to a written contract that was in effect on February 17, 1993. These limitations have not affected the Company's ability to deduct all taxable compensation paid to its 1998 Named Executives and is not expected to affect these deductions in the foreseeable future.

                                          Respectfully submitted,

                                          INTERCARGO CORPORATION
                                          Compensation Committee

                                          Arthur J. Fritz, Jr.
                                          Arthur L. Litman
                                          Robert Sanborn
                                          George Weise

ITEM 12. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
         AND MANAGEMENT

     The following table shows with respect to (i) each person who is known to be the beneficial owner of more than 5% of the Common Stock; (ii) each director of the Company; (iii) the Chief Executive Officer and the four most highly compensated executive officers of the Company during fiscal year 1998 and (iv) all present executive officers and directors as a group: (a) the amount of shares of Common Stock beneficially owned as of March 8, 1999; and (b) the percent of the class so owned as of the same date:

                                                                 AMOUNT OF SHARES
            NAME AND ADDRESS OF BENEFICIAL OWNER                BENEFICIALLY OWNED    PERCENTAGE(1)
            ------------------------------------                ------------------    -------------
Orion Capital Corporation(2)................................        1,899,223             26.04%
600 Fifth Avenue New York, NY 10020
Fenimore Asset Management(3)................................          522,850              7.17%
118 North Grand Street P.O. Box 310 Cobleskill, NY 12043
Dimensional Fund Advisors, Inc.(4)..........................          366,200              5.02%
1299 Ocean Avenue, 11th Floor Santa Monica, CA 90401
AIC Limited(5)..............................................          370,549              5.08%
1375 Kerns Road Burlington, Ontario Canada
Stanley A. Galanski(6)......................................            4,500                 *
Arthur J. Fritz, Jr.(6)(7)..................................          250,250              3.43%
Kenneth A. Bodenstein(6)(8).................................           20,250                 *
Arthur L. Litman(6).........................................           42,916                 *
Albert J. Gallegos(6)(9)....................................            3,150                 *
Robert S. Kielbas(6)(10)....................................           63,181                 *
Robert B. Sanborn(6)........................................              250                 *
Michael L. Sklar(6).........................................            3,250                 *
George Weise(6).............................................               --                 *
Michael L. Rybak(6).........................................            3,250                 *
Robert M. Lynyak(6).........................................            4,000                 *
All Directors and Executive Officers as a group (11
  persons)(11)..............................................          394,997              5.40%

-------------------------
 *   Less than 1% of common stock outstanding

(1) Calculated pursuant to Rule 13d-3 of the Securities Exchange Act of 1934. Unless otherwise stated herein, each such person has sole voting and investment power with respect to all such shares. Under Rule 13d-3(d), shares not outstanding which are subject to options, warrants, rights or conversion privileges exercisable within 60 days are deemed outstanding for the purpose of calculating the number and percentage owned by such person, but are not deemed outstanding for the purpose of calculating the percentage owned by each other person listed. As of December 31, 1998, the total number of the Company's outstanding shares was 7,293,581.

(2) As reported in Orion Capital Corporation's Schedule 13D, as amended through December 2, 1998. These shares are held by Security Insurance Company of Hartford, a Connecticut corporation, wholly-owned by Orion Capital Corporation. These shares are deemed to be beneficially owned by Robert B.

     Sanborn, a director of the Company, who as Senior Executive Consultant and a director of Orion Capital Corporation, may be deemed to have shared power to vote and dispose of these shares. Pursuant to the Stockholder Agreement, Orion has agreed to vote all of its shares of Common Stock in favor of the Merger. See "The Stockholder Agreement."

(3) As reported in Fenimore Asset Management Inc.'s Schedule 13G, dated February 5, 1999.

(4) As reported in Dimensional Fund Advisors Inc.'s Schedule 13G, dated February 11, 1999.

(5)  As reported in AIC Limited's Schedule 13G, dated March 23, 1999.

(6) Messrs. Galanski, Kielbas, Rybak, Gallegos, Litman, Bodenstein, Fritz, Sklar, Sanborn, Weise and Lynyak are directors and/or executive officers of the Company.

(7) Includes 12,000 shares held by a family limited partnership in which Mr. Fritz is one of the general partners.

(8) Includes 6,000 shares held by a charitable foundation as to which Mr. Bodenstein exercises voting power.

(9)  Held in the name of Mr. Gallegos' wife.

(10) Includes 74 shares of Common Stock held in the name of Mr. Kielbas' wife.

(11) See footnote (1) and Footnotes (6) -- (10) above.

ITEM 13. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Mr. Sklar, a director, is a partner of Rudnick & Wolfe, the principal law firm engaged by the Company in 1998. Legal fees paid to Rudnick & Wolfe during 1998 totaled $848,865.

                                INTERCARGO 10-K

                                    PART IV

ITEM 14. EXHIBITS, FINANCIAL STATEMENT SCHEDULES, AND REPORTS ON FORM 8-K

     (a)(1) Consolidated Balance Sheets as of December 31, 1998 and 1997.

            Consolidated Statements of Operations for the Years Ended December 31, 1998, 1997 and 1996.

            Consolidated Statements of Stockholders' Equity for the Years Ended December 31, 1998, 1997 and 1996.

            Consolidated Statements of Cash Flows for the Years Ended December 31, 1998, 1997 and 1996.

            Notes to Consolidated Financial Statements.

            Report of Ernst & Young LLP, Independent Auditors.

            Report of KPMG LLP, Independent Auditors

     (a)(2) The following consolidated financial statement schedules of the Company listed below are contained in the index to Financial Statement Schedules on page FS-1 herein:
            Schedule I Summary of investments -- other than investments in related parties

            Schedule II Condensed financial information of registrant

            Schedule III Supplementary insurance information

            Schedule IV Reinsurance

            Schedule VI Supplemental information concerning property/casualty operations

     (b)    Reports on Form 8-K

            The Company filed a Form 8-K on December 4, 1998. The report addressed the Company entering into an Agreement and Plan of Merger ("Merger") dated as of December 1, 1998 with X.L. America, Inc., a wholly owned subsidiary of XL Capital Ltd. Pursuant to the Merger, the shares of common stock of Intercargo issued and outstanding prior to the Merger will be converted to $12.00 in cash. The Merger is subject to standard approvals and conditions.

     (c) Exhibits. See Exhibit Index immediately following financial statement schedules.

                             INTERCARGO CORPORATION

              INDEX TO CONSOLIDATED FINANCIAL STATEMENT SCHEDULES

                                                                PAGE
                                                                ----
SCHEDULES
Summary of Investments -- Other than Investments in Related
  Parties (Schedule I)......................................    FS-2
Condensed Financial Information of Registrant (Schedule
  II).......................................................    FS-3
Supplementary Insurance Information (Schedule III)..........    FS-6
Reinsurance (Schedule IV)...................................    FS-7
Supplemental Information Concerning Property/Casualty
  Insurance Operations (Schedule VI)........................    FS-8

                                   SCHEDULE I

                    INTERCARGO CORPORATION AND SUBSIDIARIES
      SUMMARY OF INVESTMENTS -- OTHER THAN INVESTMENTS IN RELATED PARTIES
                               DECEMBER 31, 1998
                                 (IN THOUSANDS)

                                                                                     AMOUNT AT WHICH
                                                                           FAIR       SHOWN IN THE
                    TYPE OF INVESTMENT                         COST(1)     VALUE     BALANCE SHEETS
                    ------------------                         -------     -----     ---------------
Fixed Maturities:
  U.S. Government and Agency obligations...................    $19,668    $19,983        $19,983
  State, municipal, and other tax advantaged securities....     19,262     19,958         19,958
  Corporate securities.....................................     18,762     19,335         19,335
  Other fixed maturity investments.........................        298        308            308
                                                               -------    -------        -------
       Total fixed maturities..............................     57,990     59,584         59,584
Equity securities..........................................      5,231      4,856          4,856
                                                               -------    -------        -------
     Total investments.....................................    $63,221    $64,440        $64,440
                                                               =======    =======        =======

-------------------------
(1) Investments in fixed maturities are reflected at cost, adjusted for amortization of premium or accretion of discounts.

                See notes to consolidated financial statements.

                                  SCHEDULE II
                             INTERCARGO CORPORATION
                   CONDENSED BALANCE SHEETS (REGISTRANT ONLY)
                   (DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)

                                                                   DECEMBER 31,
                                                                ------------------
                                                                 1998       1997
                                                                 ----       ----
                           ASSETS
Investment in equity securities.............................    $ 1,445    $ 3,050
Cash and cash equivalents...................................     28,009     32,459
Equipment, at cost less accumulated depreciation............        405        513
Investments in subsidiaries.................................     35,216     36,502
Notes receivable
  Due from affiliates.......................................      8,260      8,260
  Due from non-affiliates...................................         83         83
Federal income tax recoverable..............................         --        275
Deferred income tax.........................................        998         --
Other assets................................................      2,778      1,311
                                                                -------    -------
     Total assets...........................................    $77,194    $82,453
                                                                =======    =======
                        LIABILITIES
Accrued expenses and other liabilities......................    $ 3,136    $   252
Federal income tax payable..................................      1,083         --
                                                                -------    -------
     Total liabilities......................................      4,219        252
                                                                -------    -------
                    STOCKHOLDERS' EQUITY
Common stock -- $1 par value; authorized 20,000,000 shares;
  issued 7,699,981 shares; outstanding 7,293,581 shares in
  1998 and 7,699,981 shares in 1997.........................      7,700      7,700
Additional paid-in capital..................................     24,400     24,400
Treasury stock, at cost; 406,400 shares.....................     (4,044)        --
Accumulated other comprehensive income......................      1,752      2,176
Retained earnings...........................................     43,167     47,925
                                                                -------    -------
     Total stockholders' equity.............................     72,975     82,201
                                                                -------    -------
     Total liabilities and stockholders' equity.............    $77,194    $82,453
                                                                =======    =======

                See notes to consolidated financial statements.

                             INTERCARGO CORPORATION

              CONDENSED STATEMENTS OF OPERATIONS (REGISTRANT ONLY)
                                 (IN THOUSANDS)

                                                                  YEARS ENDED DECEMBER 31,
                                                                -----------------------------
                                                                 1998        1997       1996
                                                                 ----        ----       ----
REVENUES
Net investment and other income.............................    $ 2,346    $  1,349    $  757
Realized investment gains...................................        892      48,987     2,394
Revenues from affiliates....................................         --          --        12
                                                                -------    --------    ------
     Total..................................................      3,238      50,336     3,163
                                                                -------    --------    ------
EXPENSES
Interest expense............................................         --         488       715
General and administrative expense..........................      4,513       2,576       676
                                                                -------    --------    ------
     Total..................................................      4,513       3,064     1,391
                                                                -------    --------    ------
Operating gain (loss).......................................     (1,275)     47,272     1,772
Income tax benefit (expense)................................        399     (18,972)     (606)
Equity in the operating earnings (losses) of subsidiaries
  and affiliate, net of income taxes........................     (2,496)      3,488     5,238
                                                                -------    --------    ------
Net income (loss)...........................................    $(3,372)   $ 31,788    $6,404
                                                                =======    ========    ======

                See notes to consolidated financial statements.

                             INTERCARGO CORPORATION

              CONDENSED STATEMENTS OF CASH FLOW (REGISTRANT ONLY)
                                 (IN THOUSANDS)

                                                                   YEAR ENDED DECEMBER 31,
                                                                ------------------------------
                                                                 1998        1997       1996
                                                                 ----        ----       ----
Cash flows from operating activities:
  Net income (loss).........................................    $(3,372)   $ 31,788    $ 6,404
  Adjustments to reconcile net income (loss) to net cash
     used in operating activities:
     Realized gains.........................................       (892)    (48,987)    (2,394)
     Equity in operating (earnings) losses of subsidiaries
       and affiliate, net of income tax.....................      2,496      (3,488)    (5,238)
     Depreciation and amortization..........................         93         175         --
     Change in income tax accounts..........................         (4)     18,826        682
     Decrease in notes receivable...........................         --          25        101
     Increase in accrued expenses and other liabilities.....      2,884          19         49
     Other, net.............................................     (1,451)     (1,289)       197
                                                                -------    --------    -------
       Net cash used in operating activities................       (246)     (2,931)      (199)
                                                                -------    --------    -------
Cash flows from investing activities:
  Contribution of capital to subsidiaries...................         --      (4,050)    (3,000)
  Sales of equity securities................................      1,207          --         --
  Sale of Kingsway common stock (net of taxes of $18,500 in
     1997)..................................................         --      49,140      4,573
  (Purchase) sale of equipment, net.........................         19         (81)       (38)
                                                                -------    --------    -------
       Net cash provided from investing activities..........      1,226      45,009      1,535
                                                                -------    --------    -------
Cash flows from financing activities:
  Proceeds from exercise of stock options...................         --         260         95
  Dividends paid to stockholders............................     (1,386)     (1,379)    (1,376)
  Purchase of treasury stock................................     (4,044)         --         --
  Payment of loans..........................................         --      (9,735)        --
                                                                -------    --------    -------
       Net cash used in financing activities................     (5,430)    (10,854)    (1,281)
                                                                -------    --------    -------
Net increase (decrease) in cash and cash equivalents........     (4,450)     31,224         55
Cash and cash equivalents:
  Beginning of the year.....................................     32,459       1,235      1,180
                                                                -------    --------    -------
  End of the year...........................................    $28,009    $ 32,459    $ 1,235
                                                                =======    ========    =======

                See notes to consolidated financial statements.

                                  SCHEDULE III

                    INTERCARGO CORPORATION AND SUBSIDIARIES
                      SUPPLEMENTARY INSURANCE INFORMATION
                                 (IN THOUSANDS)

        COLUMN A           COLUMN B     COLUMN C    COLUMN D     COLUMN E     COLUMN F    COLUMN G     COLUMN H      COLUMN I
        --------          -----------   ---------   --------   ------------   --------   ----------   ----------   ------------
                                         FUTURE
                                         POLICY                                                       BENEFITS,
                                        BENEFITS,                                                      CLAIMS,     AMORTIZATION
                           DEFERRED      LOSSES,                                                        LOSSES     OF DEFERRED
                            POLICY       CLAIMS                   OTHER                     NET          AND          POLICY
                          ACQUISITION   AND LOSS    UNEARNED   POLICYHOLDER    EARNED    INVESTMENT   SETTLEMENT   ACQUISITION
                             COST       EXPENSES    PREMIUMS      FUNDS       PREMIUMS     INCOME      EXPENSES       COSTS
                          -----------   ---------   --------   ------------   --------   ----------   ----------   ------------
December 31, 1998
  Surety................    $2,852       $17,132    $ 8,117        $--        $17,398      $   --      $ 4,124       $ 6,303
  Marine................     1,113        18,281      4,659         --         25,791          --       19,832         6,065
  Professional
    Liability...........        --         9,244      3,175         --          2,674          --        3,490            --
  Other Property &
    Casualty............       175        11,857      4,290         --          6,601          --        5,222           735
  All Other.............        --            --         --         --          6,122          --           --         4,852
                            ------       -------    -------        ---        -------      ------      -------       -------
                            $4,140       $56,514    $20,241        $--        $52,464      $6,122      $32,668       $13,103
                            ======       =======    =======        ===        =======      ======      =======       =======
December 31, 1997
  Surety................    $1,930       $17,086    $ 7,854        $--        $17,947      $   --      $ 5,087       $ 6,437
  Marine................       634        19,853      2,970         --         27,906          --       19,482         5,835
  Professional
    Liability...........        --         6,577      3,510         --          3,206          --        3,752            --
  Other Property &
    Casualty............       375        11,839      3,614         --          8,351          --        6,524         1,087
  All Other.............        --            --         --         --             --       4,911           --            --
                            ------       -------    -------        ---        -------      ------      -------       -------
                            $2,939       $55,355    $17,948        $--        $57,410      $4,911      $34,845       $13,359
                            ======       =======    =======        ===        =======      ======      =======       =======
December 31, 1996
  Surety................    $3,160       $18,523    $ 9,481        $--        $25,846      $   --      $ 7,455       $ 9,518
  Marine................       597        13,658      2,599         --         26,932          --       17,759         6,972
  Professional
    Liability...........        --         5,996      2,570         --          2,644          --        2,714            --
  Other Property &
    Casualty............       127         8,860      2,967         --          5,631          --        4,379           809
  All Other.............        --            --         --         --             --       3,985           --            --
                            ------       -------    -------        ---        -------      ------      -------       -------
                            $3,884       $47,037    $17,617        $--        $61,053      $3,985      $32,307       $17,299
                            ======       =======    =======        ===        =======      ======      =======       =======

        COLUMN A          COLUMN J    COLUMN K
        --------          ---------   --------

                            OTHER
                          OPERATING   PREMIUMS
                          EXPENSES    WRITTEN
                          ---------   --------
December 31, 1998
  Surety................   $ 4,706    $18,768
  Marine................     6,316     27,594
  Professional
    Liability...........     2,189      2,834
  Other Property &
    Casualty............     2,884      6,325
  All Other.............        --
                           -------    -------
                           $20,947    $55,521
                           =======    =======
December 31, 1997
  Surety................   $ 5,342    $16,688
  Marine................     6,188     28,247
  Professional
    Liability...........     1,833      3,196
  Other Property &
    Casualty............     3,258      9,061
  All Other.............     1,193         --
                           -------    -------
                           $17,814    $57,192
                           =======    =======
December 31, 1996
  Surety................   $ 4,659    $23,177
  Marine................     5,564     27,470
  Professional
    Liability...........     1,245      2,212
  Other Property &
    Casualty............     2,346      5,594
  All Other.............     1,116         --
                           -------    -------
                           $14,930    $58,453
                           =======    =======

                                  SCHEDULE IV

                    INTERCARGO CORPORATION AND SUBSIDIARIES
                                  REINSURANCE
                             (DOLLARS IN THOUSANDS)

                     COLUMN A                       COLUMN B   COLUMN C     COLUMN D    COLUMN E    COLUMN F
--------------------------------------------------  --------   ---------   ----------   --------   ----------
                                                                                                   PERCENTAGE
                                                               CEDED TO     ASSUMED                OF AMOUNT
                                                     GROSS       OTHER     FROM OTHER     NET       ASSUMED
                                                     AMOUNT    COMPANIES   COMPANIES     AMOUNT      TO NET
                                                     ------    ---------   ----------    ------    ----------
Year ended:
December 31, 1998.................................  $62,868     $12,902      $2,498     $52,464      4.76%
December 31, 1997.................................  $67,802      14,548       4,156      57,410      7.24%
December 31, 1996.................................  $68,206      10,163       3,010      61,053      4.93%

                                  SCHEDULE VI

                    INTERCARGO CORPORATION AND SUBSIDIARIES
                            SUPPLEMENTAL INFORMATION
                                 (IN THOUSANDS)

[CAPTION]

      COLUMN A          COLUMN B     COLUMN C   COLUMN D   COLUMN E   COLUMN F   COLUMN G      COLUMN H         COLUMN I
      --------         -----------   --------   --------   --------   --------   --------   ---------------   ------------
                                                                                              CLAIMS AND
                                                                                                 CLAIM
                                     RESERVES                                                 ADJUSTMENT
                                       FOR                                                     EXPENSES
                                      UNPAID                                                   INCURRED
                                      CLAIMS    DISCOUNT,                                     RELATED TO      AMORTIZATION
                        DEFERRED       AND      IF ANY,                                     ---------------   OF DEFERRED
                         POLICY       CLAIM     DEDUCTED                           NET        (1)      (2)       POLICY
  AFFILIATION WITH     ACQUISITION   ADJUSTMENT    IN      UNEARNED    EARNED    INVESTMENT CURRENT   PRIOR   ACQUISITION
     REGISTRANT           COSTS      EXPENSES   COLUMN C   PREMIUMS   PREMIUMS    INCOME     YEAR     YEAR       COSTS
---------------------  -----------   --------   --------   --------   --------   --------   -------   -----   ------------
Consolidated
  property-casualty
  entities
Year ended:
December 31, 1998....    $4,140      $56,514       $--     $20,241    $52,464     $6,122    $31,680   $988      $13,103
December 31, 1997....    $2,939       55,355       --       17,948     57,410      4,911     34,260    585      $13,359
December 31, 1996....    $3,884       47,037       --       17,617     61,053      3,985     31,876    431      $17,299

                          PAID
                       CLAIMS AND
                         CLAIM
  AFFILIATION WITH     ADJUSTMENT   PREMIUMS
     REGISTRANT         EXPENSES    WRITTEN
---------------------  ----------   --------
Consolidated
  property-casualty
  entities
Year ended:
December 31, 1998....   $31,519     $55,521
December 31, 1997....    28,517      57,192
December 31, 1996....    28,405      58,453

                                   SIGNATURES

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: March 30, 1999                     INTERCARGO CORPORATION

                                          By:    /s/ STANLEY A. GALANSKI

                                            ------------------------------------
                                             Stanley A. Galanski, President and
                                                  Chief Executive Officer

                      SIGNATURE                                              DATE
                      ---------                                              ----

               /s/ STANLEY A. GALANSKI                                  March 30, 1999
-----------------------------------------------------
                 Stanley A. Galanski
  President, Chief Executive Officer and a Director
            (Principal Executive Officer)

                /s/ MICHAEL L. SKLAR                                    March 30, 1999
-----------------------------------------------------
                  Michael L. Sklar
                      Director

              /s/ ARTHUR J. FRITZ, JR.                                  March 30, 1999
-----------------------------------------------------
                Arthur J. Fritz, Jr.
                      Director

                /s/ ARTHUR L. LITMAN                                    March 30, 1999
-----------------------------------------------------
                  Arthur L. Litman
                      Director

              /s/ KENNETH A. BODENSTEIN                                 March 30, 1999
-----------------------------------------------------
                Kenneth A. Bodenstein
                      Director

               /s/ ALBERT J. GALLEGOS                                   March 30, 1999
-----------------------------------------------------
                 Albert J. Gallegos
                      Director

                /s/ ROBERT B. SANBORN                                   March 30, 1999
-----------------------------------------------------
                  Robert B. Sanborn
                      Director

                 /s/ GEORGE J. WEISE                                    March 30, 1999
-----------------------------------------------------
                   George J. Weise
                      Director

                /s/ MICHAEL L. RYBAK                                    March 30, 1999
-----------------------------------------------------
                  Michael L. Rybak
       Chief Financial Officer, Vice President
    (Principal Financial and Accounting Officer)

                                 EXHIBIT INDEX

EXHIBIT
NUMBER                             DESCRIPTION
-------                            -----------
   3.1     Certificate of Incorporation of the Company, including
           amendments thereto.(1)
   3.2     Bylaws of the Company, including amendments thereto.(1)
     4     Specimen Certificate of Common Stock.(2)
  10.1     Form of Company's 1987 Non-Qualified and Incentive Stock
           Option Plan.(1)
 *10.2     Executive Incentive Compensation Plan.(3)
  10.3     [Intentionally Blank]
  10.4     [Intentionally Blank]
  10.5     [Intentionally Blank]
 *10.6     Indemnification Agreements between the Company and the
           following directors: Kenneth A. Bodenstein, Arthur L.
           Litman, Arthur J. Fritz, Jr., Albert J. Gallegos and James
           R. Zuhlke.(3)
  10.7     [Intentionally Blank]
  10.8     [Intentionally Blank]
 *10.9     Employment Agreement dated August 12, 1996 between the
           Company and Michael L. Rybak.(5)
*10.10     Supplemental Life Insurance Policy for Robert S. Kielbas.(4)
*10.11     Indemnification Agreement dated February 18, 1994 between
           the Company and Robert B. Sanborn.(4)
*10.12     Indemnification Agreement dated August 12, 1996 between the
           Company and Michael L. Rybak.(5)
*10.13     Employment Agreement as of January 1, 1998 between the
           Company and Robert S. Kielbas (filed herewith).
*10.14     Employment Agreement dated February 9, 1998 between the
           Company and Robert M. Lynyak (filed herewith).
*10.15     Employment agreement dated July 7, 1997 between Company and
           Stanley A. Galanski. (6)
*10.16     Letter agreement as of November 18, 1998 between Company and
           Michael L. Rybak (filed herewith)
    11     Statement regarding Computation of Per Share Earnings.
           (filed herewith)
    12     Statement regarding Computation of Ratios. (filed herewith)
    13     Key Financial Information. (filed herewith)
    21     Subsidiaries of the Company. (filed herewith)
  23.1     Consent of Ernst & Young LLP, Independent Auditors (filed
           herewith)
  23.2     Consent of KPMG LLP, Independent Auditors (filed herewith)
    27     Financial Data Schedule. (filed herewith)

-------------------------
(1) Filed with the Company's Registration Statement on Form S-18, Registration No. 33-21270C and incorporated herein by reference.
(2) Filed with Amendment No. 1 to the Company's Registration Statement on Form S-18, Registration No. 33-21270C and incorporated herein by reference.
(3) Filed with the Company's Registration Statement on Form S-2, Registration No. 33-45658 and incorporated herein by reference.
(4) Filed with the Company's Form 10-K for the year ended December 31, 1994, and incorporated herein by reference.
(5) Filed with the Company's Form 10-K for the year ended December 31, 1996 and incorporated herein by reference.
(6) Filed with the Company's Form 10-K for the year ended December 31, 1997 and incorporated herein by reference.
 * Management contract or compensatory plan required to be filed as an exhibit to this Annual Report on Form 10-K pursuant to Item 14(c) of Form 10-K.

                             INTERCARGO CORPORATION

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                   FOR THE SPECIAL MEETING OF STOCKHOLDERS ON
                                 APRIL 29, 1999


     The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Stockholders to be held on April 29, 1999 and hereby appoints Stanley
A. Galanski and Michael L. Rybak, or either of them (with power of substitution in each) the proxy or proxies of the undersigned to vote as designated below, all shares of Intercargo Corporation Common Stock held of record by the undersigned on March 30, 1999 at the special meeting to be held at Rudnick & Wolfe, 203 North LaSalle Street, Chicago, Illinois on April 29, 1999 at 9:00 a.m. Chicago, Illinois time, or at any adjournment thereof.

     This proxy shall be voted in accordance with the instructions given and in the absence of such instructions shall be voted for approval of the Merger Agreement described in Proposal 1.

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL

                      PLEASE MARK, SIGN, DATE AND MAIL THE
                PROXY CARE PROMPTLY USING THE ENCLOSED ENVELOPE

                 (Continued and to be signed on reverse side.)

This proxy, when properly executed, will be voted in the manner indicated below.
      If no direction is made, this proxy will be voted "FOR" Proposal 1.

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 1



1.   Adoption of an Agreement and Plan     For           Against        Abstain
     of Merger dated December 1, 1998,    -----          -------        -------
     as amended and restated March 26,
     1999, by and between Intercargo
     Corporation, a Delaware corporation
     ("Intercargo"), and X.L. America,
     Inc., a Delaware corporation
     ("X.L.") and a wholly-owned
     indirect subsidiary of XL Capital
     Ltd., a Cayman Islands corporation,
     providing for the merger of X.L. or a
     wholly-owned subsidiary of X.L.
     with and into Intercargo.

2.   Upon any other matter which may
     properly come before the meeting.



                                      Dated: _________________________  , 1999

                                      Signature(s)_____________________________


                                      _________________________________________
                                      IMPORTANT:  Please sign exactly as your
                                      name(s) appears hereon.  Joint owners
                                      should each sign personally.  If signing
                                      in fiduciary or representative capacity,
                                      give full title as such. If a corporation,
                                      please sign in full corporate name by
                                      president or other authorized officer. If
                                      a partnership, please sign in partnership
                                      name by authorized person.

                                       2